                                                                  Exhibit 4.8.1
                                                     Upon recording, return to:
                                                       Ms. Lizbeth F. Henderson
                                           Sutherland, Asbill & Brennan, L.L.P.
                                                     999 Peachtree Street, N.E.
                                                    Atlanta, Georgia 30309-3996

        PURSUANT TO ss.44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED,
         THIS INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO
                     AFTER-ACQUIRED PROPERTY OF THE GRANTOR


================================================================================
================================================================================


                          OGLETHORPE POWER CORPORATION
                       (AN ELECTRIC MEMBERSHIP GENERATION
                          & TRANSMISSION CORPORATION),
                                    GRANTOR,


                                       to


                             SUNTRUST BANK, ATLANTA,
                                     TRUSTEE



                                    INDENTURE





                            Dated as of March 1, 1997



                           FIRST MORTGAGE OBLIGATIONS


================================================================================
================================================================================

    THIS INSTRUMENT CONSTITUTES A DEED TO SECURE DEBT AND SECURITY AGREEMENT COVERING BOTH REAL AND PERSONAL PROPERTY OF A CORPORATION ENGAGED IN THE
       PRODUCTION OF ELECTRICITY AND IS TO BE RECORDED AS PROVIDED BY LAW
                AND CROSS-INDEXED PURSUANT TO ss.ss.44-14-36 AND
                   11-9-302(3)(c) OF OFFICIAL CODE OF GEORGIA
                      ANNOTATED IN ALL INDICES IN WHICH ARE
                          RECORDED LIENS, MORTGAGES OR
                              OTHER ENCUMBRANCES ON
                                PERSONAL PROPERTY

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

RECITALS OF THE COMPANY........................................................1
GRANTING CLAUSES...............................................................1
GRANTING CLAUSE FIRST..........................................................2
GRANTING CLAUSE SECOND.........................................................2
GRANTING CLAUSE THIRD..........................................................3
GRANTING CLAUSE FOURTH.........................................................3
EXCEPTED PROPERTY..............................................................3
EXCLUDABLE PROPERTY............................................................6

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 1.1   Definitions......................................................7
Section 1.2   Acts of Holders.................................................28
Section 1.3   Notices, etc., to Trustee and Company...........................28
Section 1.4   Notices to Holders; Waiver......................................29
Section 1.5   Form and Contents of Documents Delivered to Trustee.............29
Section 1.6   Compliance Certificates and Opinions............................31
Section 1.7   Conflict with Trust Indenture Act...............................31
Section 1.8   Effect of Headings and Table of Contents........................31
Section 1.9   Successors and Assigns..........................................32
Section 1.10  Severability Clause.............................................32
Section 1.11  Benefits of Indenture...........................................32
Section 1.12  Governing Law...................................................32
Section 1.13  Action by Credit Enhancer When Action by Holders Required.......32
Section 1.14  Bank Holidays...................................................32
Section 1.15  Security Agreement and Deed to Secure Debt......................33
Section 1.16  Maturity of Secured Indebtedness................................33
Section 1.17  Acceptance of Trust by Trustee..................................33
Section 1.18  Investment of Cash Held by Trustee..............................34
Section 1.19  Principal Amount of Obligations Other than Bonds................34
Section 1.20  RUS as Holder...................................................34


                                      (ii)

                                   ARTICLE II

                                OBLIGATION FORMS

Section 2.1   Forms of Additional Obligations Generally.......................35
Section 2.2   Form of Trustee's Certificate of Authentication for
              Existing Obligations............................................35
Section 2.3   Form of Trustee's Certificate of Authentication for
              Additional Obligations..........................................36

                                   ARTICLE III

                                 THE OBLIGATIONS

Section 3.1   Terms and Forms of Existing Obligations.........................36
Section 3.2   General Title; General Limitations; Issuable in Series..........37
Section 3.3   Terms of Particular Series......................................37
Section 3.4   Denominations...................................................38
Section 3.5   Execution, Authentication, Delivery and Dating..................39
Section 3.6   Temporary Obligations...........................................39
Section 3.7   Registration; Registration of Transfer and Exchange.............40
Section 3.8   Mutilated, Destroyed, Lost and Stolen Obligations...............41
Section 3.9   Payment of Interest; Interest Rights Preserved..................41
Section 3.10  Persons Deemed Owners...........................................43
Section 3.11  Cancellation....................................................43

                                  ARTICLE IV

             AUTHENTICATION AND DELIVERY OF ADDITIONAL OBLIGATIONS

Section 4.1   General Provisions..............................................43
Section 4.2   Authentication and Delivery of Additional Obligations Upon
               Basis of Bondable Additions....................................45
Section 4.3   Authentication and Delivery of Additional Obligations Upon
              Basis of Retirement or Defeasance of Obligations or Payments
              on Obligations..................................................53
Section 4.4   Authentication and Delivery of Additional Obligations Upon
              Basis of Designated Qualifying Securities.......................55
Section 4.5   Authentication and Delivery of Additional Obligations Upon
              Deposit of Cash with Trustee....................................57
Section 4.6   Withdrawal of Deposited Cash....................................58
Section 4.7   Credit Obligations..............................................59
Section 4.8   Conditional Obligations.........................................60
Section 4.9   RUS Reimbursement Obligations...................................60
Section 4.10   Certain Additional Obligations.................................61


                                      (iii)

                                    ARTICLE V

                                    RELEASES

Section 5.1   Right of Company to Possess and Operate Trust Estate;
              Dispositions without Release....................................62
Section 5.2   Releases........................................................64
Section 5.3   Eminent Domain..................................................69
Section 5.4   Written Disclaimer of Trustee...................................70
Section 5.5   Powers Exercisable Notwithstanding Event of Default.............70
Section 5.6   Powers Exercisable by Trustee or Receiver.......................70
Section 5.7   Purchaser Protected.............................................71
Section 5.8   Disposition of Collateral on Discharge of Prior Liens...........71
Section 5.9   Disposition of Obligations Received.............................71

                                  ARTICLE VI

                          APPLICATION OF TRUST MONEYS

Section 6.1   "Trust Moneys" Defined..........................................72
Section 6.2   Withdrawal on Basis of Bondable Additions.......................72
Section 6.3   Withdrawal on Basis of Retirement or Defeasance of
              Obligations or Payments on Obligations..........................73
Section 6.4   Withdrawal on Basis of Designated Qualifying Securities.........73
Section 6.5   Retirement of Obligations or Payments on Obligations............74
Section 6.6   Withdrawal of Insurance Proceeds................................75
Section 6.7   Amounts under $25,000...........................................78
Section 6.8   Powers Exercisable Notwithstanding Default......................78
Section 6.9   Powers Exercisable by Trustee or Receiver.......................79
Section 6.10  Disposition of Obligations Retired..............................79

                                   ARTICLE VII

                                   DEFEASANCE

Section 7.1   Termination of Company's Obligations............................79
Section 7.2   Application of Deposited Money and Money From
              Defeasance Securities...........................................82
Section 7.3   Repayment to Company............................................82
Section 7.4   Reinstatement...................................................83


                                      (iv)

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

Section 8.1   Events of Default...............................................83
Section 8.2   Acceleration of Maturity; Rescission and Annulment..............85
Section 8.3   Entry...........................................................86
Section 8.4   Power of Sale; Suits for Enforcement............................86
Section 8.5   Incidents of Sale...............................................87
Section 8.6   Covenant to Pay Trustee Amounts Due on Obligations and Right
              of Trustee to Judgment..........................................88
Section 8.7   Application of Money Collected..................................88
Section 8.8   Receiver........................................................90
Section 8.9   Trustee May File Proofs of Claim................................90
Section 8.10  Trustee May Enforce Claims Without Possession of Obligations....91
Section 8.11  Limitation on Suits.............................................91
Section 8.12  Unconditional Right of Holders to Receive Principal, Premium
              and Interest....................................................92
Section 8.13  Restoration of Positions........................................92
Section 8.14  Rights and Remedies Cumulative..................................92
Section 8.15  Delay or Omission Not Waiver....................................92
Section 8.16  Control by Holders..............................................93
Section 8.17  Waiver of Past Defaults.........................................93
Section 8.18  Undertaking for Costs...........................................94
Section 8.19  Waiver of Appraisement and Other Laws...........................94
Section 8.20  Suits to Protect the Trust Estate...............................94
Section 8.21  Remedies Subject to Applicable Law..............................95
Section 8.22  Principal Amount of Original Issue Discount Obligation..........95
Section 8.23  Default Not Affecting All Series of Obligations.................95
Section 8.24  Defaults Under Qualifying Securities Indentures.................95

                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.1   Certain Duties and Responsibilities.............................96
Section 9.2   Notice of Defaults..............................................97
Section 9.3   Certain Rights of Trustee.......................................97
Section 9.4   Not Responsible for Recitals or Issuance of Obligations
              or Application of Proceeds......................................98
Section 9.5   May Hold Obligations............................................99
Section 9.6   Money Held in Trust.............................................99
Section 9.7   Compensation and Reimbursement..................................99


                                       (v)

Section 9.8   Disqualification; Conflicting Interests........................100
Section 9.9   Corporate Trustee Required; Eligibility........................105
Section 9.10  Resignation and Removal; Appointment of Successor..............105
Section 9.11  Acceptance of Appointment by Successor.........................106
Section 9.12  Merger, Conversion, Consolidation or Succession to Business....107
Section 9.13  Preferential Collection of Claims against Company..............107
Section 9.14  Co-trustees and Separate Trustees..............................111
Section 9.15  Authenticating Agent...........................................112

                                    ARTICLE X

                           HOLDERS' LISTS AND REPORTS
                             BY TRUSTEE AND COMPANY

Section 10.1  Company to Furnish Trustee Semi-Annual Lists of Holders........113
Section 10.2  Preservation of Information; Communications to Holders.........114
Section 10.3  Reports by Trustee.............................................115
Section 10.4  Reports by Company.............................................117

                                   ARTICLE XI

                  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 11.1  Consolidation, Merger, Conveyance or Transfer
              only on Certain Terms..........................................118
Section 11.2  Successor Person Substituted...................................118

                                   ARTICLE XII

                             SUPPLEMENTAL INDENTURES

Section 12.1  Supplemental Indentures Without Consent of Holders.............120
Section 12.2  Supplemental Indentures With Consent of Holders................122
Section 12.3  Execution of Supplemental Indentures...........................123
Section 12.4  Effect of Supplemental Indentures..............................123
Section 12.5  Conformity with Trust Indenture Act............................124
Section 12.6  Reference in Obligations to Supplemental Indentures............124


                                      (vi)

                                  ARTICLE XIII

                                    COVENANTS

Section 13.1  Payment of Principal, Premium and Interest.....................124
Section 13.2  Maintenance of Office or Agency................................124
Section 13.3  Money for Obligation Payments to be Held in Trust;
              Repayment of Unclaimed Money...................................124
Section 13.4  Ownership of Property..........................................126
Section 13.5  After-Acquired Property; Further Assurances; Recording.........126
Section 13.6  Limitations on Liens; Payment of Taxes.........................127
Section 13.7  Maintenance of Properties......................................129
Section 13.8  To Insure......................................................129
Section 13.9  Corporate Existence............................................130
Section 13.10 To Keep Books; Inspection by Trustee...........................130
Section 13.11 Use of Trust Moneys and Advances by Trustee....................130
Section 13.12 Statement as to Compliance.....................................130
Section 13.13 Waiver of Certain Covenants....................................131
Section 13.14 Rate Covenant..................................................131
Section 13.15 Distributions to Members.......................................131
Section 13.16 Restriction on Short-Term Indebtedness.........................132
Section 13.17 Limitation on Certain Cash Investments.........................132

                                   ARTICLE XIV

                    REDEMPTION OF OBLIGATIONS; SINKING FUNDS

Section 14.1  Applicability of Sections 14.1 Through 14.7....................133
Section 14.2  Election to Redeem; Notice to Trustee..........................133
Section 14.3  Selection by Trustee of Obligations to be Redeemed.............133
Section 14.4  Notice of Redemption...........................................134
Section 14.5  Deposit of Redemption Price....................................135
Section 14.6  Obligations Payable on Redemption Date.........................135
Section 14.7  Obligations Redeemed in Part...................................135
Section 14.8  Applicability of Sections 14.8 Through 14.10...................136
Section 14.9  Satisfaction of Sinking Fund Payments with Obligations.........136
Section 14.10 Redemption of Obligations for Sinking Fund.....................136


                                      (vii)

                                   ARTICLE XV

                          CONTROL OF PLEDGED SECURITIES

Section 15.1  Pledged Securities Deposited with Trustee......................137
Section 15.2  Form of Holding................................................137
Section 15.3  Right of Trustee to Preserve Issuers; Directors'
              Qualifying Shares..............................................138
Section 15.4  Income Before Event of Default.................................138
Section 15.5  Income After Event of Default..................................138
Section 15.6  Principal and Other Payments...................................139
Section 15.7  Voting.........................................................139
Section 15.8  Limitations on Issue of Voting Stock or Grant of
              Membership Interests of Pledged Subsidiaries...................140
Section 15.9  Increase, Reduction or Reclassification of Stock;
              Dissolution; Consolidation, etc................................140
Section 15.10 Enforcement....................................................141
Section 15.11 Acquisition of Property of Issuers of Pledged Securities. .....142
Section 15.12 Reorganization.................................................142
Section 15.13 Renewal and Refunding..........................................143
Section 15.14 Expenses.......................................................143
Section 15.15 Opinion of Counsel.............................................143

                                   ARTICLE XVI

             QUALIFYING SECURITIES; QUALIFYING SECURITIES INDENTURES

Section 16.1  Registration and Ownership of Designated Qualifying
              Securities.....................................................144
Section 16.2  Payments on Qualifying Securities..............................144
Section 16.3  Surrender or Redesignation of Designated Qualifying
              Securities.....................................................145
Section 16.4  No Transfer of Qualifying Securities...........................146
Section 16.5  Voting of Qualifying Securities................................146
Section 16.6. Reorganization.................................................146

Exhibit A     Schedule of Conveyed Property

Exhibit B     Schedule of Certain Excepted Properties

Exhibit C     Schedule of Existing Obligations

Exhibit D     Schedule of Certain Pledged Contracts


                                     (viii)

        THIS INDENTURE, dated as of March 1, 1997, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the "Company"), and SUNTRUST BANK, ATLANTA, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

        The Company has duly authorized and issued the Existing Obligations (as hereinafter defined) and has duly authorized the creation, execution and delivery from time to time after the date hereof of its notes, bonds and other obligations of substantially the tenor hereinafter provided, issuable in one or more series (hereinafter called the "Additional Obligations"; the Existing Obligations and the Additional Obligations hereinafter called, collectively, the "Obligations"); and to secure the Obligations and provide for the authentication of the Existing Obligations by the Trustee on the date hereof and the authentication and delivery of the Additional Obligations by the Trustee from time to time, the Company has duly authorized the execution and delivery of this Indenture.

        All things have been done which are necessary to make the Existing Obligations and, when duly executed and issued by the Company and authenticated and delivered by the Trustee hereunder, the Additional Obligations the valid obligations of the Company, and to constitute this Indenture a valid deed to secure debt and a security agreement and contract for the security of the Obligations, in accordance with the terms of the Obligations and this Indenture.

                                GRANTING CLAUSES

        NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations (as hereinafter defined) and the performance of the covenants therein and herein contained and to declare the terms and conditions on which the Outstanding Secured Obligations are secured, and in consideration of the premises and of the purchase of, or loans and other obligations evidenced by, the Obligations, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created hereby, in trust, all property, rights, privileges and franchises of the Company (except any Excepted Property (as hereinafter defined) and any Excludable Property (as hereinafter defined)) of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and including all and singular the following described property, and does grant a security interest therein for the purposes herein expressed, subject in all cases to Sections 5.2 and 11.2B and to the rights of the Company under this Indenture, including the rights set forth in Article V:

                              GRANTING CLAUSE FIRST

        A. All fee, leasehold and other interests in real property described in Exhibit A attached hereto, subject in each case to the restrictions, exceptions, reservations, terms, conditions, agreements, covenants, limitations, interests and other matters of record on the date hereof;

        B. All fixtures, easements, permits, licenses and rights-of-way comprising real property and all other interests in real property comprising any portion of the System (as hereinafter defined), but excluding any such property relating solely to Excludable Property; and

        C. All contracts of the Company (i) that relate to the ownership, operation or maintenance of any electric generation, transmission or distribution facility owned, whether solely or jointly, by the Company, (ii) for the management or operation of all or substantially all of the System; (iii) for the purchase or sale of electric power and energy by the Company and having an original term in excess of one (1) year, including, without limitation, all rights of the Company in and to the contracts listed on Exhibit D attached hereto, (iv) for the transmission of electric power and energy by or on behalf of the Company and having an original term in excess of one (1) year, and (v) for pooling or other power supply arrangements and having an original term in excess of one (1) year, including in respect of any of the foregoing, any amendments, supplements, restatements, consolidations and replacements thereto, but excluding any of such contracts (a) that relate substantially to a facility or other property that constitutes Excludable Property or the output of such Excludable Property, or (b) for the purchase of electric power and energy by the Company for which the seller has no recourse, directly or indirectly, to the general credit of the Company, or (c) for the resale of the electric power and energy purchased pursuant to a contract described in the immediately preceding clause (b).

                             GRANTING CLAUSE SECOND

        All other property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, including, without limitation, goods (including equipment, fuel, materials and supplies, but excluding electricity), accounts, contracts of the type and duration set forth in Subdivision C of Granting Clause First, Trust Moneys (as hereinafter defined), Designated Qualifying Securities (as hereinafter defined), general intangibles, and real property and interests in real property located in any of the counties in which any property described in Subdivision A or B of Granting Clause First is located, but excluding Excepted Property and Excludable Property, it being the intention hereof that all of such property, rights, privileges and franchises now owned by the Company or acquired by the Company after the date hereof (other than Excepted Property and Excludable Property) shall be as fully embraced within and subjected to the lien hereof as if such property were specifically described herein.

                              GRANTING CLAUSE THIRD

        Also any Excepted Property or Excludable Property that may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien hereof by the Company or by anyone in its behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder. Such subjection to the lien hereof of any Excepted Property or Excludable Property as additional security may be made subject to any reservation, limitation or condition which shall be set forth in a written instrument executed by the Company or the person so acting in its behalf or by the Trustee respecting the ownership, use and disposition of such property or the proceeds thereof.

                             GRANTING CLAUSE FOURTH

        Together with (other than Excepted Property and Excludable Property) all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and all the rents, issues, profits, revenues and other income, products and proceeds of the property subjected or required to be subjected to the lien of this Indenture, all buildings, improvements, plants, systems, works, structures, electric power plants, stations and substations, powerhouses, electric transmission and distribution lines and systems, conduits, towers, poles, wires, cables, meters, office buildings, warehouses, garages, sheds, shops, and all other structures and buildings, machinery, engines, boilers, dynamos, generators, turbines, fuel handling and transportation facilities and devices, air and water pollution control and sewage and solid waste disposal facilities, transformers, electric and mechanical appliances, tools and other equipment, apparatus, appurtenances, and all other property of any nature appertaining to any of the electric utility plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or the System, or otherwise, which are now owned or hereafter acquired by the Company, and all the estate, right, title and interest of every nature whatsoever, at law as well as in equity, of the Company in and to the same and every part thereof.

                                EXCEPTED PROPERTY

        There is, however, expressly excepted and excluded from the lien and operation of this Indenture the following described property of the Company, now owned or hereafter acquired (herein sometimes referred to as "Excepted Property"):

        A. all cash on hand or in banks or other financial institutions (excluding proceeds of the Trust Estate in which the security interest created by the Indenture continues to be perfected pursuant to the Uniform Commercial Code, for so long as such perfection continues, and also excluding amounts deposited or required to be deposited with the Trustee pursuant to the Indenture) claims, choses in action and judgments, contracts and contract rights (except to the extent set forth in Granting Clause First), shares, stocks, interests, participations or other equivalents (including, without limitation, any interest of the Company in the National Rural Utilities Cooperative Finance

Corporation or in CoBank, ACB, but excluding shares of stock or other ownership interests of the Company in any Subsidiary then issuing Designated Qualifying Securities), Undesignated Qualifying Securities (as hereinafter defined), allowances for emissions or similar rights granted by any governmental authority, bonds, notes, repurchase agreements, evidences of indebtedness and other securities and instruments, bills, patents, patent licenses and other patent rights, patent applications, service marks, trade names and trademarks, other than (i) Pledged Securities (as hereinafter defined), (ii) Designated Qualifying Securities and (iii) any other property referred to in this paragraph which is specifically described in Granting Clause First or is by the express provisions of this Indenture subjected or required to be subjected to the lien hereof;

        B. all automobiles, buses, trucks, truck cranes, tractors, trailers, rolling stock, railcars and similar vehicles and movable equipment, and all parts, tools, accessories and supplies used in connection with any of the foregoing;

        C. all vessels, boats, barges and other marine equipment, all airplanes, airplane engines and other flight equipment, and all parts, tools, accessories and supplies used in connection with any of the foregoing;

        D. all goods, inventory, wares and merchandise acquired or produced for the purpose of resale in the ordinary course of business, all materials and supplies and other personal property, other than fuel, which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the business of the Company, and all hand and other portable tools and equipment;

        E. all office furniture, equipment and supplies and all data processing, accounting and other computer equipment, software and supplies;

        F. all leasehold interests of the Company (for other than office purposes) under leases for an original term (including any period for which the Company shall have a right of renewal) of less than five (5) years;

        G. all leasehold interests for office purposes;

        H. all timber separated from the land included in the Trust Estate (as hereinafter defined) and all coal, ore, gas (natural or otherwise), oil and other minerals, mined, extracted or otherwise separated from the land included in the Trust Estate and all electric energy, gas, steam, water and other products generated, produced or purchased;

        I. the last day of the term of each leasehold estate (oral or written) and any agreement therefor, now or hereafter enjoyed by the Company and whether falling within a general or specific description of property herein; PROVIDED, HOWEVER, that the Company covenants and agrees that it will hold each such last day in trust for the use and benefit of the Holders;

        J. all permits, licenses, franchises, leases, contracts, agreements, contract rights and other rights not specifically subjected or required to be subjected to the lien hereof by the express provisions of this Indenture, whether now owned or hereafter acquired by the Company, which by their terms or by reason of applicable law would become void or voidable if granted, conveyed, mortgaged, transferred, assigned or pledged hereunder by the Company or which cannot be granted, conveyed, mortgaged, transferred, assigned or pledged by this Indenture without the consent of other parties whose consent is not secured, or without subjecting the Trustee to a liability not otherwise contemplated by the provisions of this Indenture, or the granting, conveying, mortgaging, transferring or assigning of which would result in a breach or a default thereof or would permit the termination or cancellation thereof, or which otherwise may not be hereby lawfully and effectively granted, conveyed, mortgaged, transferred and assigned by the Company;

        K. all property, real, personal and mixed, which is:

                (i) located outside the State of Georgia;

                (ii) not specifically described in the Granting Clauses;

                (iii) not specifically subjected or required to be subjected to the lien of this Indenture by any provision hereof; and

                (iv) not part of or used or for use in connection with any property specifically subjected or required to be subjected to the lien hereof by the express provisions of this Indenture;

        L. all personal property located outside the State of Georgia in which a security interest cannot be perfected solely by the filing of a financing statement under the Uniform Commercial Code;

        M. any personal property in which a security interest cannot be lawfully perfected under the laws of the United States or of any state or in which the grant of a security interest would in the Opinion of Counsel be prohibited by applicable law;

        N. all property released pursuant to the last paragraph of Section 5.2;

        O. all nuclear fuel located outside the State of Georgia; and

        P. the property described on Exhibit B;

        PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default (as hereinafter defined), the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in the foregoing paragraphs A through H, inclusive, then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in paragraphs I, J, L, N and O, upon demand of the Trustee or such other trustee or receiver, become subject to the lien hereof to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien hereof to the extent and otherwise as hereinabove set forth.

                               EXCLUDABLE PROPERTY

        There is also, however, expressly excepted and excluded from the lien and operation of this Indenture all Excludable Property, now owned or hereafter acquired.

        The Company may, however, pursuant to Granting Clause Third, subject to the lien of this Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

        TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by Supplemental Indenture (as hereinafter defined) or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated herein not to be deemed part of the Trust Estate) being herein collectively called the "Trust Estate"), unto the Trustee, and its successors and assigns in the trust herein created, forever.

        SUBJECT, HOWEVER, to (i) Permitted Exceptions (as hereinafter defined) and (ii) to the extent permitted by Section 13.6 as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

        BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders (as hereinafter defined) from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

        UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V, and not in limitation of the rights elsewhere provided in this Indenture, including the rights set forth in Article V, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

        THIS INDENTURE is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the

Outstanding Secured Obligations. Should the indebtedness secured by this Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then this Indenture shall be canceled and surrendered.

        AND IT IS HEREBY COVENANTED AND DECLARED that all the Existing Obligations are to be authenticated, the Additional Obligations are to be authenticated and delivered, the Outstanding Secured Obligations are to be secured and the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 1.1 Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                A. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

                B. At any time at which this Indenture is qualified or required to be qualified under the TIA (as hereinafter defined), all other terms used herein which are defined in the TIA either directly or by reference therein, have the meanings assigned to them therein.

                C. All accounting terms not otherwise defined herein have the meanings assigned to them, and all determinations and computations herein provided for shall be made, in accordance with Accounting Requirements (as hereinafter defined), and the express reference to "Accounting Requirements" with respect to certain terms, determinations or computations shall not imply that other terms, determinations and computations shall not be defined or made in accordance with "Accounting Requirements."

                D. All references herein to "Accounting Requirements" refer to such requirements as of the date of such determination or computation or, at the election of the Company from time to time, as of the date of the execution and delivery of this Indenture.

                E. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                F. The words "include" and "including" shall not be terms of limitation, and shall in all cases, whether or not expressly provided, be read to be "include, without limitation," and "including, without limitation," respectively.

        Certain terms used principally in Article IX are defined in that Article.

        "Accountant" means a Person engaged in the practice of accounting who (except as otherwise expressly provided in this Indenture) may be employed by or affiliated with the Company and who need not be independent, certified, licensed or public.

        "Accounting Requirements" means the requirements of the system of accounts prescribed by RUS so long as RUS is the Holder of any Obligation; PROVIDED, HOWEVER, that if the Company is specifically required by FERC to employ the system of accounts prescribed by FERC, then "Accounting Requirements" means the system of accounts prescribed by FERC; PROVIDED, FURTHER, HOWEVER, that if RUS is not a Holder of any Obligation or, if a Holder, RUS does not prescribe a system of accounts applicable to the Company, and the Company is not specifically required by FERC to employ the system of accounts prescribed by FERC, or FERC does not prescribe a system of accounts applicable to the Company, then "Accounting Requirements" means the requirements of generally accepted accounting principles applicable to similar entities conducting business similar to that of the Company. Generally accepted accounting principles refers to a common set of accounting standards and procedures that are either promulgated by an authoritative accounting rulemaking body or accepted as appropriate due to wide-spread application in the United States.

        "acquired" means to acquire by purchase, exchange, construction, consolidation, conveyance, transfer or otherwise. The terms "acquired," "acquiring" and "acquisition" have meanings correlative to the foregoing.

        "Acquired Facility" means any property which, within six (6) months prior to the date of its acquisition by the Company, has been used or operated by a Person or Persons other than the Company for a purpose similar to that in which such property has been or is to be used or operated by the Company.

        "Act" when used with respect to any Holder or Holders has the meaning stated in Section 1.2.

        "Additional Obligations" has the meaning stated in the first recital of this Indenture and includes any Obligation authenticated and delivered hereunder after the date hereof.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" of any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities or membership interests, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Amount of Property Additions" or "Amount" as applied to any Property Additions means the Cost to the Company of such Property Additions or the Fair Value to the Company of such Property Additions, whichever is less.

        "Application" means an application for the authentication and delivery of Additional Obligations, the advance or issuance of any unadvanced or unissued portion of any Conditional Obligation or series of Obligations, the release of property, the withdrawal of cash or the surrender or redesignation of Designated Qualifying Securities under any provision of this Indenture and shall consist of, and shall not be deemed complete until there shall have been delivered to the Trustee, such cash, Obligations, Designated Qualifying Securities, securities and documents as are required by such provision to establish the right of the Company to the action applied for. The date of a particular Application shall be deemed to be the date of completion of all such deliveries to the Trustee and not the date on any particular document so delivered.

        "Appraiser" means a Person regularly engaged in the business of appraising property who (except as otherwise expressly provided in this Indenture) may be employed by or affiliated with the Company.

        "Authenticating Agent" when used with respect to any particular series of Obligations means any Person named as Authenticating Agent for said series in the provisions of this Indenture creating said series until a successor Authenticating Agent therefor becomes such pursuant thereto, and thereafter "Authenticating Agent" shall mean such successor.

        "Available Margins Certificate" means an Officers' Certificate, dated not more than thirty (30) days prior to the date of the related Application, and signed by, in addition to the two Officers signing the same, a Person, who may be one of such Officers, signing as an Accountant, stating that:

               A. the Margins for Interest for either (i) the most recent fiscal year of the Company for which the Company is required (or would be required if this Indenture were required to be qualified under the TIA) to have provided to the Trustee, on or before the date of the related Application, financial statements pursuant to Section 10.4, or (ii) any twelve (12) consecutive calendar months during the period of eighteen
        (18) calendar months immediately preceding the first day of the calendar month in which the relevant Application is made, are not less than 1.10 times the Interest Charges during such fiscal year or other twelve (12) month period; PROVIDED, HOWEVER, that if such fiscal year is either the fiscal year ending December 31, 1995 or December 31, 1996, then, in lieu of Margins for Interest, stating that the Times Interest Earned Ratio (as defined in the Existing Mortgage) is not less than 1.05 for such fiscal year; and

               B. the Margins for Interest have been calculated in accordance with the definitions contained in this Section; PROVIDED, HOWEVER, that if the applicable certification in paragraph A above is of the Times Interest Earned Ratio and not Margins for

        Interest, stating that the Times Interest Earned Ratio has been calculated in accordance with the definitions contained in the Existing Mortgage.

If any period of twelve (12) months referred to in such Available Margins Certificate has been a period with respect to which an annual report is required (or would be required if this Indenture were required to be qualified under the TIA) to be provided by the Company pursuant to Section 10.4, such Certificate shall be accompanied by an Independent Accountant's Certificate stating in substance that nothing came to the attention of such Accountant in connection with the audit of such period which would lead such Accountant to believe that there was any incorrect or inaccurate statement in such Certificate.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Bondable Additions" means the excess of (i) the Amount of Property Additions over (ii) the amount of Retirements (less credits thereto), computed in accordance with Section 4.2 and certified as Bondable Additions in the Summary of Certificate as to Bondable Additions then being filed in accordance with Section 4.2.

        "Bondable Property" means all Property Additions, and all property owned by the Company on the Cut-Off Date which would constitute Property Additions if acquired after that date (except for the requirement to deliver Title Evidence with respect to such property).

        "Book-Entry System" means that system whereby the clearance and settlement of transactions in Obligations held in such system is made through electronic book-entry changes, thereby eliminating the need for physical movement of Obligations certificates or other instruments.

        "Capital Assets Lease" has the meaning stated in Section 6.6.

        "Cede & Co." means Cede & Co., as nominee for DTC, and any successor nominee of DTC.

        "Certificate as to Bondable Additions" means an Officers' Certificate, dated not more than thirty (30) days prior to the date of the related Application, complying with the requirements of Section 4.2 and signed, in addition to the two Officers signing the same as officers, by a Person, who may be one of such Officers, signing as an Engineer or an Appraiser and a Person, who may be one of such Officers, signing as an Accountant.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties theretofore assigned to it under the TIA, then the body performing such duties at such time.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, except to the extent otherwise contemplated by Section 11.2B, "Company" shall mean such successor Person.

        "Company Consent," "Company Order" and "Company Request" mean, respectively, a written consent, order or request signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.

        "Conditional Obligations" has the meaning stated in Section 4.8.

        "Cost to the Company" of Property Additions means the actual cost of acquisition thereof by the Company determined in accordance with Accounting Requirements. Such cost of acquisition shall include capitalized interest and other expenses (including, without limitation, taxes, engineering costs and expenses, legal costs and expenses, allocated administrative charges, insurance, casualties and supervisory fees and expenses) relating to such acquisition and properly chargeable to the Company's property accounts in accordance with Accounting Requirements. When the consideration for Property Additions consists (in whole or in part) of property or securities, the fair market value of such consideration (as of the date of the transfer and delivery thereof) shall be deemed the equivalent of cash in the determination of cost. The Cost to the Company of any Property Additions acquired as an Acquired Facility shall include the cost to the Company of any franchises, contracts, operating agreements and other rights and Non-Bondable Property simultaneously acquired with, and related to, such Property Additions, for which no separate or distinct consideration shall have been paid or apportioned; and, except in such case, the Cost to the Company of any property, only part of which constitutes Property Additions and all of which is acquired for a single consideration, shall be properly allocated in the Certificate as to Bondable Additions in which such Property Additions are certified to the Trustee. In the case of Property Additions consisting of property owned by a successor corporation at the time it shall have become such by consolidation, merger, conveyance or transfer as provided in Article XI, or acquired by it by such consolidation, merger, conveyance or transfer, the Cost to the Company shall be the gross amount at which such property is recorded in the plant or property accounts (exclusive of any amounts carried in plant or property adjustment accounts) on the books of such successor corporation, or the constituent or predecessor corporation from which such property was acquired, immediately prior to such consolidation, merger, conveyance or transfer, less related reserves for depreciation, depletion, obsolescence, refinements and amortization as of that date.

        "Credit Enhancement" means, with respect to any Obligation, the provision of an insurance policy, letter of credit, surety bond or any other undertaking, whereby the provider thereof becomes unconditionally obligated to pay when due, to the extent not paid by the Company or otherwise, the principal of and interest on such Obligation or on another obligation the payment on which is (i) secured by such Obligation or (ii) credited against the principal and interest due on such Obligation.

        "Credit Enhancer" means any Person that, pursuant to this Indenture or a Supplemental Indenture, is designated as a Credit Enhancer and which provides Credit Enhancement.

        "Credit Obligations" has the meaning stated in Section 4.7.

        "Cut-Off Date" means March 1, 1997.

        "Defaulted Interest" has the meaning stated in Section 3.9.

        "Defeasance Securities" means and includes any of the following securities, if and to the extent the same are not subject to redemption or call prior to maturity by anyone other than the holder thereof and are at the time legal for investment of the Company's funds:

                A. any bonds or other obligations which as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by, the United States of America; and

                B. any certificates or any other evidences of an ownership interest in obligations or in specified portions thereof (which may consist of specified portions of the interest thereon) of the character described in paragraph A above.

        "Deposited Cash" has the meaning stated in Section 4.5.

        "Designated Qualifying Securities" means, as of the date of determination, such Qualifying Securities held by the Trustee which have been designated by the Company (i) pursuant to Section 4.4 as the basis for the issuance and delivery of Additional Obligations, (ii) pursuant to Section 4.6 as the basis for the withdrawal of Deposited Cash, (iii) pursuant to Section 4.8 as the basis for the advance or issuance of any unadvanced or unissued portion of any Conditional Obligation or series of Conditional Obligations, (iv) pursuant to Section 5.2 as the basis for the release of property, (v) pursuant to Section
6.4 as the basis for the withdrawal of Trust Moneys or (vi) pursuant to Section 16.3B as the basis for surrender or redesignation of other Designated Qualifying Securities; subject in all such cases to redesignation or surrender thereof pursuant to Section 16.3.

        "Distribution" has the meaning stated in Section 13.15.

        "DTC" means The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and its successors and assigns.

        "DTC Participant" means a broker-dealer, bank or other financial institution for which DTC holds Obligations.

        "Engineer" means a Person regularly engaged in the engineering profession who (except as otherwise expressly provided in this Indenture) may be employed by or affiliated with the Company and who need not be independent, certified or licensed.

        "Event of Default" has the meaning stated in Section 8.1 or in any Supplemental Indenture. An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.

        "Excepted Property" has the meaning stated in the Granting Clauses hereof.

        "Excludable Property" means property with respect to which an Officers' Certificate has been delivered to the Trustee pursuant to paragraph (5) of the definition of "Property Additions" below, the output of such property, and all property rights, privileges and franchises of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, including, without limitation, goods (including equipment, fuel, materials and supplies), accounts and general intangibles, relating solely to such certified property or the output of such property.

        "Existing Mortgage" means that certain Consolidated Mortgage and Security Agreement, dated as of September 1, 1994, between the Company, as mortgagor, and United States of America, acting through the Administrator of RUS, as successor to the Rural Electrification Administration, CoBank, ACB, as successor to the National Bank for Cooperatives, Credit Suisse, acting by and through its New York Branch, and SunTrust Bank, Atlanta, as successor to Trust Company Bank, in its capacity as trustee under certain indentures identified therein, as mortgagees.

        "Existing Obligations" means the promissory notes and other obligations identified on Exhibit C attached hereto and authenticated by the Trustee, pursuant to Section 2.1, and any amendments, supplements, extensions, replacements or restatements thereof consistent with Section 3.2(a).

        "Fair Value to the Company" means, when used with respect to any particular Property Additions, the fair value thereof to the Company, determined as of the date of the Company's acquisition of such Property Additions and in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that the "Fair Value to the Company" of Property Additions that would not constitute Property Additions but for satisfaction of the conditions set forth in clauses
(i) and (ii) of paragraph (4) of the definition of "Property Additions" set forth below shall not exceed the product obtained by multiplying the Fair Value to the Company of such Property Additions (determined as if the remaining term of the leasehold interest to which such property relates were equal to the useful economic life of such property) by a fraction, the numerator of which shall be the remaining term of the leasehold interest to which such property relates (including any periods for which the Company has the option to extend or renew such leasehold interest) as of the date of the Application and the denominator of which is the useful economic life of such Property Additions; and PROVIDED, FURTHER, that the "Fair Value to the Company" of Property Additions that would not constitute Property Additions but for satisfaction of the conditions set forth in clause (ii) of paragraph C of the definition of "Property Additions" shall take into account any irrevocable deposit by the Company of cash or securities (which securities must be rated by any nationally recognized statistical rating organization the higher of (1) "A" or (2) as high as any series of Obligations are rated) in a fund or funds for the exclusive purposes of discharging or securing the Company's obligations to make rental payments and payments of a fixed price purchase option under any such lease. The Fair Value to the Company of any particular Property Additions subject to a lien constituting a Permitted Encumbrance or permitted by the proviso to Section 5.2D(2), shall be determined as if such property were free of such lien.

        "FERC" means the Federal Energy Regulatory Commission, or any agency or other governmental body succeeding to the functions thereof.

        "Holder" when used with respect to any Obligation means the Person in whose name such Obligation is registered in the Obligation Register.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more indentures or other instruments supplemental hereto (including Supplemental Indentures) entered into pursuant to the applicable provisions hereof.

        "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Obligations or in any Affiliate of the Company or of such other obligor and (iii) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

        "Interest Charges" for any period means the total interest charges (whether capitalized or expensed) of the Company for such period (determined in accordance with Accounting Requirements) with respect to interest accruing on
(i) Outstanding Obligations the obligation for the payment of which is secured under this Indenture, or (ii) outstanding Prior Lien Obligations, in all cases including amortization of debt discount and premium on issuance, but excluding all interest charges with respect to interest accruing on (a) Obligations authenticated and delivered on the basis of Qualifying Securities issued by a wholly-owned Subsidiary of the Company if such Subsidiary is required under such Qualifying Securities Indenture to earn Margins for Interest of not less than
1.10 times Interest Charges under a rate covenant substantially identical in substance to Section 13.14, and (b) Obligations the payment of which has been assumed by, and which have been paid by, Georgia Transmission Corporation (An Electric Membership Transmission Corporation) or its successors and assigns; PROVIDED, HOWEVER, that with respect to any calculation of Interest Charges for any period prior to the date hereof, "Interest Charges" means the total interest charges (whether capitalized or expensed) of the Company for such period (determined as provided in the Existing Mortgage) with respect to interest accruing on indebtedness the obligation for the payment of which is secured under the Existing Mortgage or by a lien against property subject to the Existing Mortgage prior to or on a parity with the lien of the Existing Mortgage, other than "Permitted Encumbrances" (as defined in the Existing Mortgage), in all cases including amortization of debt discount and premium on issuance.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Obligations.

        "Leased Assets" has the meaning stated in Section 6.6.

        "Margins for Interest" means, for any period, the sum of (i) net margins of the Company for such period (which, except as otherwise provided in this definition, shall be determined in accordance with Accounting Requirements), which shall include revenues of the Company, if any, subject to possible refund at a future date, but which shall exclude provisions for any (a) non-recurring charge to income, whether or not recorded as such on the Company's books, of whatever kind or nature (including, without limitation, the non-recoverability of assets or expenses), except to the extent the Board of Directors determines to recover such non-recurring charge in Rates (as hereinafter defined), and (b) refund of revenues collected or accrued by the Company in any prior year subject to possible refund; plus (ii) Interest Charges; plus (iii) the amount, if any, included in net margins for accruals for Federal and state income and other taxes imposed on income after deduction of interest expense for such period; plus (iv) the amount, if any, included in net margins for any losses incurred by any Subsidiary or Affiliate of the Company; plus (v) the amount, if any, the Company actually receives in such period as a dividend or other distribution of earnings of any Subsidiary or Affiliate (whether or not such earnings were for such period or any earlier period or periods); minus (vi) the amount, if any, included in net margins for any earnings or profits of any Subsidiary or Affiliate of the Company; and minus (vii) the amount, if any, the Company actually contributes to the capital of, or actually pays under a guarantee by the Company of an obligation of, any Subsidiary or Affiliate in such period to the extent of any accumulated losses incurred by such Subsidiary or Affiliate (whether or not such losses were for such period or any earlier periods), but only to the extent (x) such losses have not otherwise caused other contributions or payments to be included in net margins for purposes of computing Margins for Interest for a prior period and (y) such amount has not otherwise been included in net margins.

        "Maturity" means, when used with respect to any Obligation, the date on which the principal of such Obligation, or any installment thereof, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or call for redemption, purchase or prepayment or otherwise; PROVIDED, HOWEVER, any obligation to purchase or otherwise acquire any Additional Obligation from its Holder shall not constitute an undertaking to pay the principal of such Obligation if so provided in the Supplemental Indenture creating such Additional Obligation.

        "Non-Bondable Property" means any property owned by the Company other than Bondable Property.

        "Obligation Register" and "Obligation Registrar" have the respective meanings stated in Section 3.7.

        "Obligations" has the meaning stated in the first recital of this Indenture.

        "Officer" for purposes of any consent, order, certificate, opinion, request or other action hereunder means the Chairman, Vice Chairman, Secretary, Treasurer, Chief Executive Officer, President, any Senior Vice President or any Vice President of the Company or any other officer or employee of the Company authorized by a Board Resolution to give such consent, order, certificate or opinion, or make such request or perform such action.

        "Officers' Certificate" means a certificate signed by any two Officers of the Company. Wherever this Indenture requires that an Officers' Certificate be signed also by an Engineer or an Accountant or other expert, such Engineer, Accountant or other expert may (except as otherwise expressly provided in this Indenture) be employed by the Company.

        "Opinion of Counsel" means a written opinion (or, in the case of matters relating to title or the existence or priority of liens, a written certificate) of counsel who may (except as otherwise expressly provided in this Indenture) be employed by, or be outside counsel to, the Company and who shall be reasonably acceptable to the Trustee. The acceptance by the Trustee of such opinion shall be sufficient evidence that such counsel is reasonably acceptable to the Trustee.

        "Original Issue Discount Obligation" means any Obligation declared to be an "Original Issue Discount Obligation" in the Supplemental Indenture establishing the series to which such Obligation belongs.

        "Outstanding" when used with respect to Obligations means, as of the date of determination, all Existing Obligations authenticated under this Indenture and all Additional Obligations authenticated and delivered under this Indenture, except:

                A. Obligations, or any portion thereof, theretofore canceled by the Trustee or delivered to the Trustee for cancellation or delivered to the Trustee marked canceled, satisfied or otherwise evidenced to the Trustee's satisfaction as paid (and which amount may not be readvanced);

                B. Obligations for whose payment or redemption money or Defeasance Securities in the necessary amount (such amount to be established by the opinion of a nationally recognized firm of Independent public accountants expressed in a certificate signed by such firm and delivered to the Trustee) has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust, for the Holders of such Obligations, PROVIDED that, if such Obligations are to be redeemed or prepaid, irrevocable notice of such redemption or prepayment has been duly given or other provision therefor satisfactory to the Trustee has been made;

                C. Obligations which have been paid pursuant to Section 3.8 or in exchange for or in lieu of which other Obligations have been authenticated and delivered pursuant to this Indenture, other than any such Obligations in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Obligations are held by a bona fide purchaser in whose hands such Obligations are valid obligations of the Company; and

                D. Additional Obligations which have not been sold, pledged or subjected to a security interest and have been surrendered to the Trustee, or which a portion thereof has not been advanced and with respect to such portion any commitment to advance thereunder has terminated, as provided in the last paragraph of Section 4.1;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Obligations Outstanding or the Obligations Outstanding of a series, as the case may be, have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Obligations owned by the Company or any other obligor upon the Obligations or any Affiliate of the Company or of such other obligor (unless the Company, such obligor and such Affiliate or Affiliates own all Obligations Outstanding under this Indenture, or as to matters relating solely to a particular series all Obligations Outstanding of such series, as the case may be, determined without regard to this proviso) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Obligations which are registered in the name of the Company or an Affiliate of the Company of which the Trustee has been given written notice shall be so disregarded. Obligations so owned which have been pledged in good faith may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Obligations and that the pledgee is not the Company or any other obligor upon the Obligations or any Affiliate of the Company or of such other obligor. For purposes of the definition of "Outstanding," neither any Credit Enhancer nor RUS shall be an obligor upon the Obligations.

        "Outstanding" when used with respect to Qualifying Securities, has the meaning contained in the related Qualifying Securities Indenture.

        "Outstanding Secured Obligations" means, as of the date of determination, (i) all Obligations then Outstanding other than Obligations then owned by the Company or any wholly-owned Subsidiary and held in its treasury and
(ii) all Obligations, if any, alleged to have been destroyed, lost or stolen which have been replaced or paid as provided in Section 3.8 but whose ownership and enforceability by the Holder thereof have been established by a court of competent jurisdiction or other competent tribunal or otherwise established to the satisfaction of the Company and the Trustee.

        "Paying Agent" means the Company and any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Obligations on behalf of the Company.

        "Periodic Offering" means an offering of Additional Obligations of a series from time to time any or all of the specific terms of which Additional Obligations, including the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provision, if any, with respect thereto, are to be determined by the Company or its agents at or about the time of the issuance of such Additional Obligations.

        "Permitted Exceptions" means:

                A. as to the property described in subdivisions A and B of Granting Clause First, the restrictions, exceptions, reservations, terms, conditions, agreements, leases, subleases, covenants, limitations, interests and other matters which are of record on the date hereof, PROVIDED, that such matters do not materially impair the use of such property for the purposes for which it is held by the Company;

                B. as to property which the Company may hereafter acquire, any restriction, exception, reservation, term, condition, agreement, covenant, limitation, interest or other matter which is of record on the date of such acquisition or expressed or provided in the deeds or other instruments under which the Company shall acquire the same, PROVIDED, that such matters do not materially impair the use of such property for the purposes for which it is held by the Company;

                C. liens for taxes, assessments and other governmental charges not delinquent, and ordinances establishing assessments for sewer, lighting or other local improvement districts;

                D. liens for taxes, assessments and other governmental charges already delinquent which are currently being contested in good faith by appropriate proceedings and with respect to which the Company shall have set aside on its books adequate reserves;

                E. mechanics', workmen's, repairmen's, materialmen's, warehousemen's, contractors', subcontractors' and carriers' liens and other similar liens arising in the ordinary course of business or incident to current construction for charges which (i) are not delinquent or (ii) are being contested in good faith and have not proceeded to judgment and with respect to which the Company shall have set aside on its books adequate reserves;

                F. liens in respect of judgments or awards with respect to which there exists a stay of execution pending such appeal or proceedings for review and with respect to which the Company shall in good faith currently be prosecuting an appeal or proceedings for review and shall have set aside on its books adequate reserves;

                G. easements and rights granted by the Company under Section 5.1D and similar rights granted by any predecessor in title of the Company;

                H. easements, leases, restrictions, rights-of-way, exceptions, reservations or other rights of others in any property of the Company for streets, roads, expressways, bridges, pipes, pipe lines, railroads, towers, poles, wires, conduits, mains, metering stations, electric, electronic, optical, or other power or signal transmission and distribution lines, telecommunications and telephone lines, the removal of oil, gas, coal or other minerals, and other similar purposes, flood rights, river control and development rights, sewage and drainage rights, restrictions against pollution and zoning laws and defects and irregularities in the record evidence of title of any property of the Company, to the extent that such easements, leases, restrictions, rights-of-way, exceptions, reservations, other rights, laws, defects and irregularities do not in the aggregate materially impair the use of the Trust Estate taken as a whole for the purposes for which it is held by the Company;

                I. liens upon lands over which easements, licenses or rights-of-way are acquired by the Company for any of the purposes specified in paragraph H of this definition, securing indebtedness neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest;

                J. leases or permits for occupancy existing at the date of this instrument affecting property owned by the Company at said date (and future modifications, renewals and extensions thereof);

                K. leases and permits for occupancy affecting property acquired by the Company after the date of this instrument (i) for a term of not more than ten (10) years (including any extensions or renewals) or (ii) if for a term of more than ten (10) years which do not materially impair the Company's use of the property in the conduct of its business;

                L. any lien or privilege vested in any lessor, landlord, licensor, permittor or other person for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, usufructs, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is (i) not delinquent or (ii) being contested in good faith and has not proceeded to judgment and with respect to which the Company shall have set aside on its books adequate reserves;

                M. liens or privileges of any employees of the Company for salary or wages earned but not yet payable;

                N. the burdens of any law or governmental regulation, license or permit requiring the Company to maintain certain facilities or perform certain acts as a condition of the carrying on of the Company's business or the occupancy of or interference with any public lands or any river or stream or navigable waters;

                O. any restrictions, covenants, defects or irregularities in or other deficiencies of title to any easement or rights-of-way of or used by the Company for pipe lines, telephone lines, telecommunications lines, power lines, towers, poles, wires, conduits, mains, electric transmission lines and distribution lines, substations, metering stations, signal transmission and distribution lines or for similar purposes or appurtenances thereto, or other improvements thereon, and to any real estate of or used or to be used by the Company primarily for such easement or right-of-way purposes, if (i) the Company shall have obtained from the apparent owner of the lands or estates therein covered by any such easement or right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, to the use thereof for the construction, operation or maintenance of the lines, appurtenances or improvements for which the same are used or are to be used, (ii) the Company has power under eminent domain, or similar statutes, to remove such deficiencies, or (iii) such deficiencies may be otherwise remedied without undue effort or expense;

                P. rights reserved to, or vested in, any municipality or governmental or other public authority to control or regulate any property of the Company or the use thereof, or to use such property in any manner, which rights do not materially impair the use of such property for the purposes for which it is held by the Company;

                Q. any obligations or duties, affecting the property of the Company, to or established by any municipality or governmental or other public authority in connection with any franchise, grant, license or permit;

                R. any right which any municipal or governmental authority may have by virtue of any franchise, license, contract or statute;

                S. any restrictions, including restrictions on transfer, liens or other matters arising from, permitted by, or required by, any law or governmental regulation relating to environmental matters, so long as such restrictions, liens or other matters do not materially impair the use of such property for the purposes for which it is held and as to any liquidated liens, the Company shall have set aside on its books adequate reserves with respect thereto;

                T. reservations contained in U.S. patents;

                U. slope and drainage reservations;

                V. deposits to secure duties or public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges;

                W. any lien or other matter required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with worker's compensation, unemployment insurance, retirement pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

                X. any lien or other encumbrance created or assumed by the Company in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code, as amended, for the purposes of financing or refinancing, in whole or in part, the acquisition or construction of property used or to be used by the Company to the extent such lien covers only such acquired or constructed property and the proceeds upon the sale, transfer or exchange thereof;

                Y. the pledge of current assets, in the ordinary course of business, to secure current liabilities;

                Z. liens or other encumbrances securing indebtedness for the payment of which money or Defeasance Securities, maturing as to principal and interest in such amounts and at such times, as are sufficient to provide for the full and timely payment of such indebtedness shall have been irrevocably deposited in trust or escrow with the trustee or other holder of such lien, and liens on such deposited money or Defeasance Securities, PROVIDED that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been irrevocably given in accordance with the mortgage or other instrument creating such lien or other encumbrance or irrevocable instructions to give such notice shall have been given to such trustee or other holder;

                AA. the undivided or other interest of other owners, and liens on such interest, in property owned in common or jointly with the Company or in which the Company has an executory or future interest, and all rights of such co-owners or joint owners in such property, including the rights of such owners to such property pursuant to ownership contracts;

                AB. any liens or other encumbrances of any person arising on account of the ownership in common or jointly with the Company of an undivided or other interest in property which relate to amounts which are not due and payable, or which are being contested by the Company in good faith, and with respect to which the Company shall have set aside on its books adequate reserves; and

                AC. liens which have been bonded for the full amount of the obligations secured by such lien or for the payment of which the Company has deposited with the Trustee or with an escrow agent cash or other property with a value equal to the full amount of the obligations secured by such lien.

        "Person" means any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company or partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Place of Payment" when used with respect to the Obligations of any series means a city or any political subdivision thereof in which the Company is by this Indenture required to maintain an office or agency for the payment of the principal of or interest on the Obligations of such series.

        "Pledged Securities" has the meaning stated in Section 15.1.

        "Pledged Subsidiary" means a Subsidiary of the Company at least a majority of whose outstanding Voting Stock or whose outstanding membership interests shall at the time be deposited and pledged or required to be deposited and pledged with the Trustee.

        "Pledged Wholly-Owned Subsidiary" means any Subsidiary of the Company all the shares of stock or membership interests of all classes of which (other than directors' qualifying shares required to be owned by directors under any applicable law) shall at the time be owned directly by the Company and deposited and pledged or required to be deposited and pledged with the Trustee.

        "Predecessor Obligations" of any particular Obligation means every previous Obligation evidencing all or a portion of the same debt as that evidenced by such particular Obligation; and, for purposes of this definition, any Obligation authenticated and delivered under Section 3.8 in lieu of a lost, destroyed or stolen Obligation shall be deemed to evidence the same debt as the lost, destroyed or stolen Obligation.

        "Prior Lien" means any mortgage, lien, security title, charge or encumbrance on or pledge of or security interest in any of the Trust Estate prior to or on a parity with the lien of this Indenture, other than Permitted Exceptions.

        "Prior Lien Obligation" means any indebtedness and the evidence thereof, if any, secured by a Prior Lien.

        "Property Additions" means property as to which the Company shall provide Title Evidence (which, as to Retired Property, may be dated as of immediately prior to the Retirement) and which shall be (or, if Retired, shall have been) subject to the lien of this Indenture, which shall be properly chargeable to the Company's fixed plant accounts under Accounting Requirements (including property acquired to replace property Retired and credited to such accounts) and which shall be acquired by the Company after the Cut-Off Date, including property in the process of construction, insofar as not reflected on the books of the Company with respect to periods on or prior to the Cut-Off Date. Property Additions need not consist of a specific or completed development, plan, betterment, addition, extension, improvement or enlargement, but may include construction work in progress and property in the process of purchase insofar as title has been vested in the Company.

"Property Additions" shall also include:

                A. easements and rights-of-way that are useful for the conduct of the business of the Company;

                B. property located or constructed on, over or under public highways, rivers or other public property if the Company has the lawful right under permits, licenses or franchises granted by a governmental body having jurisdiction in the premises or by the law of the state in which such property is located to maintain and operate such property for an unlimited, indeterminate or indefinite period or for the period, if any, specified in such permit, license or franchise or law and to remove such property at the expiration of the period covered by such permit, license or franchise or law, or if the terms of such permit, license franchise or law require any public authority having the right to take over such property to pay fair consideration therefor; and

               C. tangible property, which would be properly chargeable to the Company's fixed plant accounts under Accounting Requirements (including property acquired to replace property Retired and credited to such accounts) if title were vested in the Company, if (i) such property itself (in addition to the Company's leasehold interest in such property) is subject to the lien of this Indenture and (ii) such property is leased to the Company.

"Property Additions" shall not include:

                (1) good will, going concern value, contracts, agreements, franchises, licenses or permits, whether acquired as such, separate and distinct from the property operated in connection therewith, or acquired as an incident thereto;

                (2) any shares of Stock, membership interests or indebtedness or certificates or evidences of interest therein or other securities;

                (3) any property that is to remain subject to a Prior Lien (except to the extent permitted by the proviso to Section 5.2D(2)) after the granting of the related Application or subject to the Permitted Exception described in paragraph X of the definition of "Permitted Exceptions";

                (4) except as provided in paragraph C above any plant or system or other property in which the Company shall acquire only a leasehold interest, or any betterments, extensions, improvements or additions (other than movable physical personal property which the Company has the right to remove), of, upon or to any plant or system or other property in which the Company shall own only a leasehold interest unless (i) the term of the leasehold interest in the property to which such betterment, extension, improvement or addition relates shall extend for at least 75% of the estimated useful economic life of such betterment, extension, improvement or addition and (ii) the lessor shall have agreed to give the Trustee reasonable notice and opportunity to cure any default by the Company under such lease and not to disturb the Trustee's possession of such leasehold estate in the event the Trustee succeeds to the Company's interest in such lease upon the Trustee's exercise of any remedies under this Indenture so long as there is no default in the performance of the tenant's covenants contained therein; or

                (5) property otherwise constituting Property Additions, but with respect to which the Company has delivered to the Trustee, prior to the Company's acquisition of such property, an Officers' Certificate specifically identifying such property to be acquired and stating that
        (i) such property is not to be subject to the lien of this Indenture and
        (ii) if the Company does not have the use of such property, it would remain capable of complying with the requirements of Section 13.14.

        "Qualifying Securities Indenture" means any indenture, mortgage, deed to secure debt, deed of trust or similar instrument entered into by any Subsidiary of the Company (i) which contains provisions (and related definitions) substantially identical in substance to the provisions (and related definitions) contained in this Indenture (with such variations and omissions as are appropriate in view of the fact that the Subsidiary and not the Company is a party thereto), except that it may omit or have different provisions (and related definitions) relating to (a) the need to deliver an Available Margins Certificate upon the authentication and delivery of Qualifying Securities issued thereunder, (b) the requirement to establish and collect the rates, rents, charges, fees and other compensation of such Subsidiary expected to yield any particular level of Margins for Interest, (c) limiting distributions or dividends, and (d) such other matters as the Trustee shall determine, in its sole discretion, do not, taken as a whole, materially impair the value of the Qualifying Securities issued thereunder as security for the Obligations; PROVIDED, HOWEVER, that in making any such determination, the Trustee may rely upon certificates of investment bankers or other financial professionals or consultants, and (ii) under which Qualifying Securities are issued.

        "Qualifying Securities" means bonds or other instruments evidencing indebtedness for borrowed money or purchase money indebtedness issued and Outstanding under a Qualifying Securities Indenture and on deposit with the Trustee.

        "RUS" means the Rural Utilities Service, or any agency or other governmental body succeeding to the functions thereof relating to this Indenture.

        "RUS Reimbursement Obligation" means any Obligation issued by the Company for the purpose of evidencing the Company's obligation to reimburse the United States of America, acting by and through the Administrator of RUS, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee or insuring by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, or any other federal statute, of any other Obligation, and related interest, fees, costs, penalties, charges and other amounts.

        "Rates" has the meaning stated in Section 13.14.

        "Redemption Date" when used with respect to any Obligation to be prepaid means the date of such prepayment and when used with respect to any Obligation to be redeemed means the date fixed for such redemption pursuant to this Indenture.

        "Redemption Price" when used with respect to any Obligation to be prepaid means the amount of the indebtedness to be prepaid and when used with respect to any Obligation to be redeemed means the price at which it is to be redeemed pursuant to this Indenture. It includes the applicable premium, if any, including any prepayment penalty, but does not include installments of interest whose Stated Maturity is on or before the Redemption Date.

        "Regular Record Date" for the interest payable on any Interest Payment Date on the Obligations of any series means the date immediately preceding the Interest Payment Date or, for any series of Additional Obligations, as may otherwise be set forth in a Supplemental Indenture.

        "Responsible Officer" when used with respect to the Trustee means the chairman or vice-chairman of the board of directors of the Trustee, the chairman or vice-chairman of the executive committee of such board, the president, any vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Retired" means, when used with respect to property, Bondable Property that, since the Cut-Off Date, has been retired, abandoned, destroyed, worn out, removed, permanently discontinued, lost through the enforcement of any liens or released, sold or otherwise disposed of free of the lien of this Indenture or taken by eminent domain or under the exercise of a right of a government authority to purchase or take the same or recorded as retired on the books of the Company or permanently retired from service for any reason, whether or not replaced, or shall have permanently ceased to be used or useful in the business of the Company, including as a consequence of the termination of any lease, whether or not recorded as retired on the books of the Company, except that, when a minor item of property has been replaced by other property of equal value and efficiency and the cost of such replacement has been charged to other than fixed property accounts such as maintenance, repairs or other similar account, the property replaced shall not be considered as Retired.

        "Retirements" means Bondable Property that has been Retired. The "amount" of Retirements shall be computed as follows:

                (a) as to property owned by the Company on the Cut-Off Date, the net book value of such property as recorded on the books of the Company as of the Cut-Off Date; and

                (b) as to Property Additions, the Cost to the Company thereof or the Fair Value to the Company thereof, whichever is less, as certified to the Trustee at the time such Property Additions were certified in a Certificate as to Bondable Additions filed in accordance with Section
        4.2 (estimated, if necessary, as to particular property), or if not theretofore so certified, then the Cost to the Company of such Property Additions.

In determining the amount of Retirements for any purpose under this Indenture, neither any reduction in book values of property recorded in the Company's fixed plant accounts nor the transfer of any amount appearing in any such accounts to intangible or adjustment accounts, required or arising from adjustments required to be made by any regulatory body or otherwise, nor the elimination of any amount so transferred, otherwise than in connection with the actual retirement of physical property, shall be taken into account.

        "Special Record Date" for the payment of any Defaulted Interest on Obligations means a date fixed by the Trustee pursuant to Section 3.9.

        "Stated Maturity" when used with respect to any Obligation, any installment of principal thereof, or any installment of interest thereon, means the date specified in such Obligation as the date on which the principal of such Obligation or any installment thereof, or such installment of interest, is due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

        "Stock" includes all shares, interests, participations or other equivalents (however designated) of or in corporate stock.

        "Subsidiary" of any specified corporation means any corporation at least a majority of whose outstanding Voting Stock or whose outstanding membership interests shall at the time be owned or held, directly or indirectly, by the specified corporation or by one or more of its Subsidiaries.

        "Supplemental Indenture" means any indenture supplemental hereto and duly authorized in the manner provided herein.

        "System" means all properties and interest in properties of the Company other than Excludable Property, it being the intent that "System" be broadly construed to encompass and include the Company's interests in all electric production, transmission, distribution, conservation, load management, general plant and other related facilities, equipment or property and in any mine, well, pipeline, plant, structure or other facility for the development, production, manufacture, storage, fabrication or processing of fossil, nuclear or other fuel of any kind or in any facility or rights with respect to the supply of water, in each case for use, in whole or in major part, in any of the Company's generating plants, now existing or hereafter acquired by lease, contract, purchase or otherwise or constructed by the Company, including any interest or participation of the Company in any such facilities or any rights to the output or capacity thereof, together with all additions, betterments, extensions and improvements to any of the foregoing or any part thereof hereafter made and together with all lands, easements and rights-of-way of the Company and all other works, property or structures of the Company and contract rights and other tangible and intangible assets of the Company used or useful in connection with or related to any of the foregoing, including, without limitation, a contract right or other contractual arrangement for the long-term or short-term interconnection, interchange, exchange, pooling, wheeling, transmission, purchase or sale of electric power and energy and other similar arrangements with entities having generation or transmission capabilities.

        "TIA" or "Trust Indenture Act" means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as amended and in force at such time.

        "Title Evidence" means, with respect to any real property:

                A. an Opinion of Counsel or attorney's certificate of title to the effect that the Company or the owner-lessor of the property in the case of real property described in paragraph C of the definition of "Property Additions" has title, whether fairly deducible of record or based upon prescriptive rights, as in the opinion of Counsel is satisfactory for the use thereof in connection with the operations of the Company, and Counsel in giving such opinion may disregard any irregularity or deficiency in the record evidence of title which, in the opinion of such Counsel, can be cured by proceedings within the power of the Company or does not substantially impair the usefulness of such property for the purpose of the Company and may base such opinion upon his own investigation or upon affidavits, certificates, abstracts of title, statements or investigations made by Persons in whom such

        Counsel has confidence or upon examination of a certificate or guaranty of title or policy of title insurance in which he has confidence, and, without limiting the foregoing, Counsel may rely solely upon an Officers' Certificate as to matters regarding the use or usefulness of such property for the purpose of, or in the operations of, the Company; or

               B. a mortgagee's policy of title insurance (or a commitment to issue a mortgagee's policy of title insurance containing only standard conditions to issuance or such other conditions to issuance as are satisfactory to the Trustee) in the amount of the Cost to the Company of the land on the date of acquisition and included in Property Additions, issued in favor of the Trustee by an entity authorized to insure title in the state in which the real property is located, showing the Company as the owner of the subject property and insuring the lien of this Indenture;

and with respect to any personal property an Officers' Certificate that the Company lawfully owns such property and, with respect to real and personal property described in paragraph C of the definition of "Property Additions," an Officers' Certificate that the Company has a valid leasehold interest in, and is possessed of, such property.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Inden ture, and thereafter "Trustee" means such successor Trustee.

        "Trust Estate" has the meaning stated in the Habendum to the Granting Clauses.

        "Trust Moneys" has the meaning stated in Section 6.1.

        "Undesignated Qualifying Securities" means, as of the date of determination, all Qualifying Securities deposited with the Trustee and held by the Trustee which are not Designated Qualifying Securities.

        "Uniform Commercial Code" means, with respect to any particular part of the Trust Estate, the Uniform Commercial Code as enacted and in effect from time to time in the state whose laws are treated as applying to such part of the Trust Estate.

        "Vice President" means, when used with respect to the Company or the Trustee, any vice president, whether or not designated by a number or a word added to the title.

        "Voting Stock" means Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of a corporation, other than Stock having such power only by reason of the happening of a contingency.

Section 1.2 Acts of Holders.

        A. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Company and (subject to Section 9.1) in favor of the Trustee, if made in the manner provided in this Section.

        B. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, and the authority of the Person executing the same, may also be proved in any manner which the Trustee deems sufficient.

        C. The ownership of Obligations shall be proved by the Obligation Register.

        D. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Obligation shall bind every future Holder of the same Obligation and the Holder of every Obligation issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Obligation. However, unless such Obligation is held in the Book-Entry System and the DTC letter of representations executed by the Company in connection therewith, as amended from time to time, does not permit such revocation, any such Holder or subsequent Holder may revoke by written instrument any such instrument as to his Obligation or portion of an Obligation until such time as written instruments have been received by the Trustee with respect to the requisite percentage of principal amount of Obligations for the action contemplated by such instruments; PROVIDED, HOWEVER, that such revocation shall be effective only if the Trustee receives written notice of revocation before the date the Trustee or the Company does or suffers to be done anything in reliance on such instrument.

Section 1.3 Notices, etc., to Trustee and Company.

        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                A. the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal corporate trust office, or

                B. the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided in Sections 8.1C and 8.1E) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 2100 East Exchange Place, P. O. Box 1349, Tucker, Georgia 30085-1349, or at any other address furnished in writing to the Trustee by the Company.

Section 1.4 Notices to Holders; Waiver.

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of such Obligations, at the address of such Holder as it appears in the Obligation Register not later than the latest date, and not earlier than the earliest date, prescribed for such notice.

        In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case, by reason of the suspension of mail service or by reason of any other cause, it shall be impossible to give such notice by mail, then such notification as shall be specified by the Company and satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.5 Form and Contents of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, advice of or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate, opinion, advice or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

        Any Opinion of Counsel may be based, insofar as it relates to factual matters or matters of business judgment, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Officers, unless such counsel knows that the certificate, opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based upon such assumptions, be subject to such qualifications and may be stated in such language as at the time delivered is considered in the jurisdiction whose laws are covered by such opinion to be standard practice with respect to opinions relating to such matters. In addition, in giving any Opinion of Counsel, counsel may rely upon (i) prior opinions or certificates of counsel for the Company, (ii) opinions or certificates of special counsel for the Company, (iii) opinions or certificates of in-house counsel for the Company and
(iv) title insurance policies, title insurance commitments and reports, lien search certificates and other similar evidences of the existence of liens.

        Whenever any Person is required to make, give or execute two or more Applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one document.

        Wherever in this Indenture, in connection with any Application, certificate or report to the Trustee, it is provided that the Company shall deliver any document as a condition of the granting of such Application, or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such Application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Company to have such Application granted or to the sufficiency of such certificate or report. Notwithstanding anything else herein to the contrary, the validity of any action taken or Obligation issued hereunder based upon any application, certificate or report shall not be affected by the truth and accuracy of such application, certification or report. Nothing in the immediately preceding sentence shall, however, limit any rights or remedies available to the Trustee or the Holders under this Indenture or at law or equity against the Company or any officer thereof with respect to a false or inaccurate application, certification or report other than any remedy seeking to invalidate the action so taken or Obligation issued.

        Whenever a clerical, typographical, inadvertent or unintentional error or omission shall be discovered in any instrument filed with the Trustee, a new instrument in corrected form, executed as prescribed herein for that originally filed and which may bear the same date as the instrument originally filed, may be substituted therefor with the same force and effect as if the instrument originally filed had been filed in the corrected form, or in lieu of such substitution an appropriate adjustment may be made in a like instrument filed with the Trustee after such discovery. To the extent that action has been taken hereunder which could not have been taken had the original instrument been filed in corrected form, such action shall be validated and rendered effective if the substituted or adjusting instrument shall indicate that any deficiency has been fully satisfied since the filing of the original instrument.

Section 1.6 Compliance Certificates and Opinions.

        Upon any Application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate identifying the relevant provisions of this Indenture and stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such Application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular Application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 13.12 hereof) shall include:

                A. a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                B. a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                C. a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

                D. a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

The Trustee shall be entitled to rely conclusively on any such certificate or opinion as provided in Section 9.1.

Section 1.7 Conflict with Trust Indenture Act.

        At any time at which this Indenture is qualified or required to be qualified under the TIA, if any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 1.8 Effect of Headings and Table of Contents.

        The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9 Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall, subject to Section 11.2B, bind its successors and assigns, whether so expressed or not.

Section 1.10 Severability Clause.

        In case any provision in this Indenture or in the Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

        Nothing in this Indenture or in the Obligations, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 9.14 and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law.

        This Indenture and the Obligations shall be governed by and construed in accordance with the laws of the State of Georgia; PROVIDED, HOWEVER, that any Obligation as to which RUS is the Holder shall be governed by and construed in accordance with federal laws.

Section 1.13 Action by Credit Enhancer When Action by Holders Required.

        Notwithstanding anything herein to the contrary, except as otherwise provided in a Supplemental Indenture authorizing Obligations of any series or maturity within a series for which Credit Enhancement is being provided, if not in default in respect of any of its obligations with respect to Credit Enhancement for such Obligations, the Credit Enhancer for, and not the actual Holders of, such Obligations, shall be deemed to be the Holder of such Obligations at all times for the purpose of (i) giving any approval or consent to the effectiveness of any Supplemental Indenture or to any amendment, change or modification of this Indenture which requires the written approval or consent of Holders of such Obligations; PROVIDED, HOWEVER, that the provisions of this clause (i) shall not apply to any change which could not be made pursuant to
Section 12.2 without the consent of each Holder of Obligations affected thereby, and (ii) giving any other approval or consent, giving any notice, effecting any waiver or authorization, exercising any remedies, giving any direction or taking any other action in accordance with the provisions of this Indenture.

Section 1.14 Bank Holidays.

        Except as specified in an Existing Obligation or a Supplemental Indenture, if the specified date for the making of any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall be a Saturday, Sunday or legal holiday or a day on which banking institutions in the city in which is located the office from which the Trustee performs the functions to which such act or right relates are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day which is not one of the foregoing days without additional interest and with the same force and effect as if made, performed or exercised on the specified date for such payment.

Section 1.15 Security Agreement and Deed to Secure Debt.

        To the extent permitted by applicable law, this Indenture shall be deemed to be a security agreement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code.

           The mailing address of        2100 East Exchange Place
           the Company is:               P.O. Box 1349
                                         Tucker, Georgia  30085-1349

           The mailing address of        Attention:  Corporate Trust Department
           the Trustee is:               P.O. Box 4625
                                         Atlanta, Georgia  30302

        This Indenture is intended to be a deed to secure debt in accordance with Georgia law conveying legal title to the Trust Estate and is not intended to constitute a mortgage. This Indenture shall be construed in accordance with the existing laws of the State of Georgia relating to deeds to secure debt. For all purposes of this Indenture, the following definitions shall apply:

        A.      the word "Indenture" shall include "deed to secure debt";

        B. the word "mortgage," when used as a noun, shall include "deed to secure debt," and, when used as a verb, shall include the words of conveyance utilized in the Granting Clauses hereof; and

                C.      the word "lien" shall include "security title."

Section 1.16 Maturity of Secured Indebtedness.

        The maturity of the indebtedness initially secured by this Indenture is set forth in the Existing Obligations. The maturity of additional indebtedness authorized pursuant to Article IV and secured by this Indenture shall be as provided in Supplemental Indentures adopted in accordance with and pursuant to Sections 3.3 and 12.1.

Section 1.17 Acceptance of Trust by Trustee.

        The Trustee accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein set forth.

Section 1.18 Investment of Cash Held by Trustee.

        Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article VII, and subject to the limitations set forth in Section 13.17, at the request of the Company evidenced by a Company Request be invested or reinvested as designated by the Company, and, unless an Event of Default shall exist, any interest on such investments shall be promptly paid over to the Company as received free and clear of any lien, including the lien of this Indenture. Such investments shall be held subject to the same provisions hereof as was the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as was the cash used to purchase the investments so sold. If such sale shall produce a net sum less than the cost of the investments so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the investments so sold, and if such sale shall produce a net sum greater than the cost of the investments so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any lien, including the lien of this Indenture, unless an Event of Default shall exist.


Section 1.19 Principal Amount of Obligations Other than Bonds.

        At any point in time, the principal amount of an Obligation in any form other than a bond shall not include any amount not then advanced and outstanding thereunder. The principal amount of any Obligation evidencing an assumption by the Company of all or a part of another obligation shall be the principal amount of the other obligation, or the portion thereof, assumed pursuant to such Obligation. The principal amount of such an Obligation shall be reduced as the principal amount of such Obligation (or the obligation it evidences an assumption of) is paid or otherwise reduced. Such payment or reduction shall be treated as a payment or retirement pursuant to Sections 4.3, 4.6, 4.8, 5.2, 6.3 and 16.3 unless the Company retains the right to have such amount readvanced. If any such payment or reduction shall not be treated as a payment or retirement under such Sections because the Company retains the right to readvance such amount, once that right to readvance expires or is terminated, such payment or reduction may thereupon be treated as a payment or retirement under such Sections. The principal amount of such an Obligation may be evidenced from time to time by an Officers' Certificate delivered to the Trustee and the Holder of such Obligation. In the absence of any timely objection by the Holder to the principal amount of such an Obligation set forth in such Officers' Certificate, the Trustee may conclusively rely on such Officers' Certificate. Following any timely objection by the Holder, the Trustee may require such other evidence of the principal amount of such Obligation as shall be satisfactory to the Trustee in its sole discretion.

Section 1.20 RUS as Holder.

        As to any Obligation guaranteed or insured by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, or any other federal statute, the United States of America, acting through the Administrator of RUS, and not the actual payee of such Obligation, shall be, and shall have the rights of, the Holder of such Obligation for all purposes under this Indenture at all times at which such Obligation continues to be so guaranteed or insured. The rights of RUS pursuant to this Section with respect to any such Obligation shall not be affected by whether RUS possesses such Obligation, and the exercise of such rights shall not require the production of any such Obligation. With respect to any such Obligation, any Obligation as to which RUS is the actual payee and any RUS Reimbursement Obligation, the Obligation Register shall show the Holder of all such Obligations to be "United States of America, acting by and through the Administrator of the Rural Utilities Service" unless and until RUS requests that the Obligation Register show a different name (including, without limitation, in the event RUS transfers any such Obligation). RUS may hold Obligations, and be registered as the Holder thereof, in a number of different capacities, including, without limitations, as provided in this
Section 1.20 as to Obligations guaranteed or insured by the United States of America, acting through the Administrator of RUS, and as the actual payee of Obligations evidencing loans or advances made or to be made to the Company.

                                   ARTICLE II

                                OBLIGATION FORMS

Section 2.1 Forms of Additional Obligations Generally.

        Additional Obligations of each series shall be in substantially the form set forth in the Supplemental Indenture creating such series, or in a Board Resolution establishing such series and delivered to the Trustee, or in an Officers' Certificate pursuant to a Supplemental Indenture or Board Resolution and delivered to the Trustee, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Additional Obligations, as evidenced by their execution of such Additional Obligations. Any portion of the text of any Additional Obligation may be set forth on the reverse or subsequent pages thereof, with an appropriate reference thereto on the face of the Additional Obligation if desired. Such Additional Obligations may be printed, lithographed, typewritten, mimeographed or otherwise produced.

Section 2.2 Form of Trustee's Certificate of Authentication for Existing
            Obligations.

        The Trustee's certificate of authentication for Existing Obligations shall be in substantially the following form:

        This is one of the Existing Obligations referred to in the Indenture, dated as of March 1, 1997, by Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) to SunTrust Bank, Atlanta.


                                   ___________________________________________,
                                   as Trustee


                                   By:_________________________________________
                                      Authorized Signatory

Section 2.3 Form of Trustee's Certificate of Authentication for Additional
            Obligations.

        The Trustee's certificate of authentication for Additional Obligations shall be in substantially the following form:

        This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.


                                   ___________________________________________,
                                   as Trustee


                                   By:_________________________________________
                                      Authorized Signatory

                                   ARTICLE III

                                 THE OBLIGATIONS

Section 3.1 Terms and Forms of Existing Obligations.

        There shall be an initial series of Obligations, which the Trustee upon delivery of a Company Request dated the date of this Indenture, shall authenticate. Such Obligations shall constitute Existing Obligations. Such authentication shall be in substantially the form set forth in Section 2.2 and may be either on the Existing Obligations or on an allonge to be affixed to such Existing Obligation. Only such Obligations authenticated by the Trustee pursuant to this Section shall constitute Existing Obligations and be entitled to the benefits of and security of this Indenture as Existing Obligations. For purposes of this Indenture, all Existing Obligations shall be treated a part of a single series of Obligations.

        The Existing Obligations shall be in the forms of such instruments as are delivered to the Trustee for authentication on or about the date of this Indenture. The terms and conditions of the

Existing Obligations, including the principal amounts, maturity dates, interest rates and payment and redemption provisions, shall be as provided for therein. The maximum aggregate principal amount of the Existing Obligations shall be as provided therein and as limited by paragraph (b) of Section 3.2.

Section 3.2 General Title; General Limitations; Issuable in Series.

        (a) If specified by a Company Request, the general title of the Obligations of all series of Additional Obligations shall be "FIRST MORTGAGE OBLIGATIONS," "FIRST MORTGAGE NOTES" or "FIRST MORTGAGE BONDS," as so specified.

        (b) Any increase in the principal amount of any Existing Obligation (other than an advance under an Existing Obligation held by a Credit Enhancer or under a RUS Reimbursement Obligation) shall be deemed an issuance of an Additional Obligation and shall, therefore, be subject to satisfying the conditions for the issuance of Additional Obligations provided in Article IV.

        (c) The aggregate principal amount of Additional Obligations which may be authenticated and delivered and Outstanding under this Indenture is not limited, except as provided in Article IV and the provisions of any Supplemental Indenture creating any series of Obligations and except as may be limited by law. The Additional Obligations may be issued in series as from time to time authorized by the Board of Directors. With respect to the Additional Obligations of any particular series, the Company may incorporate in or add to the general title of such Additional Obligations any words, letters or figures designed to distinguish that series.

Section 3.3 Terms of Particular Series.

        (a) The terms and conditions of the Existing Obligations, including, without limitation, the timing and amount of principal and interest payments due thereon and prepayment rights, shall be as provided in the Existing Obligations.

        (b) Each series of Additional Obligations shall be created by a Supplemental Indenture authorized by the Board of Directors and establishing the terms and provisions of such series of Additional Obligations or the method by which such terms and provisions shall be established. The several series of Additional Obligations may differ as between series and may differ from Existing Obligations in any respect not in conflict with the provisions of this Indenture and as may be prescribed in the Supplemental Indenture creating such series.

        The Company may, at the time of the creation of any series of Additional Obligations or at any time thereafter, make, and the Additional Obligations of such series may contain, provision for:

                A. the exchange or conversion of the Additional Obligations of such series, at the option of the Holders thereof, for or into new Additional Obligations of a different series;

                B. a sinking, amortization, improvement or other analogous fund or for other payment of principal by installments or otherwise;

                C. limiting the aggregate principal amount of the Additional Obligations of such series;

                D. exchanging Additional Obligations of such series, at the option of the Holders thereof, for other Additional Obligations of the same series of the same aggregate principal amount of a different authorized kind or authorized denomination or denominations;

                E. the authentication of Additional Obligations of such series by the Authenticating Agent;

                F. providing for the issuance of Additional Obligations of such series in bearer or book-entry form;

                G. specifying redemption or prepayment terms and procedures with respect to such series;

                H. specifying business days, grace periods, other provisions and such covenants and/or events of default or remedies with respect to such series; and

                I. any other terms of the Additional Obligations of such series, or any maturity thereof, not inconsistent with the provisions of this Indenture;

all upon such terms as the Board of Directors may determine as evidenced by a Board Resolution.

        All Additional Obligations of like maturity of the same series shall be substantially identical except that any series may have serial maturities and different interest rates for different maturities and except as may otherwise be provided in the Supplemental Indenture creating such series.

        (c) With respect to Additional Obligations of a series subject to a Periodic Offering, the Supplemental Indenture or the Board Resolution, or Officers' Certificate pursuant to the Supplemental Indenture or Board Resolution, as the case may be, which establishes such series may provide general terms or parameters for Additional Obligations of such series and specify procedures, acceptable to the Trustee, by which such specific terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing).

Section 3.4 Denominations.

        The Additional Obligations of each series shall be issuable in such denominations as shall be provided in the provisions of any Supplemental Indenture creating such series. In the absence of any such provision with respect to the Additional Obligations of any particular series, the Additional Obligations of such series shall be of the denomination of $1,000 or any integral multiple thereof.

        Additional Obligations may be in the form of bonds, notes, guarantees or any other undertaking for the payment of borrowed money or purchase money indebtedness.

Section 3.5 Execution, Authentication, Delivery and Dating.

        The Additional Obligations shall be executed on behalf of the Company by its Chairman, President or one of its Vice Presidents or its Secretary, or such other Officer who may be designated by a Board Resolution to execute the Additional Obligations, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Additional Obligations may be manual or facsimile. Additional Obligations bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the authentication and delivery of such Additional Obligations or shall not have held such offices at the date of such Additional Obligations.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Obligations executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Obligations, and the Trustee shall authenticate and deliver such Additional Obligations as in this Indenture provided and not otherwise.

        All Additional Obligations shall be dated the date of their authentication.

        No Obligation shall be secured by, or be entitled to any lien, right or benefit under, this Indenture or be valid or obligatory for any purpose, unless there appears on such Obligation (or an allonge thereto) a certificate of authentication substantially in the form provided for herein, executed by the Trustee or the Authenticating Agent by manual signature, and such certificate upon any Obligation (or an allonge thereto) shall be conclusive evidence, and the only evidence, that such Obligation has been duly authenticated and delivered hereunder.

Section 3.6 Temporary Obligations.

        Pending the preparation of definitive Additional Obligations, the Company may execute, and upon Company Request the Trustee shall authenticate and deliver, temporary Additional Obligations which are printed, lithographed, typewritten, photocopied or otherwise produced or reproduced, in any authorized denomination, substantially of the tenor of the definitive Additional Obligations in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Additional Obligations may determine, as evidenced by their execution of such Additional Obligations.

        If temporary Additional Obligations are issued, the Company will cause the definitive Additional Obligations to be prepared without unreasonable delay. After the preparation of definitive Additional Obligations, the temporary Additional Obligations shall be exchangeable for definitive Additional Obligations upon surrender of the temporary Additional Obligations at the office or agency of the Trustee in a Place of Payment therefor, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Additional Obligations, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Additional Obligations of authorized denominations. Until so exchanged, temporary Additional Obligations shall in all respects be entitled to the security and benefits of this Indenture.

Section 3.7 Registration; Registration of Transfer and Exchange.

        The Company shall cause to be kept at one of the offices or agencies maintained by the Trustee as provided in Section 13.2 a register (herein sometimes referred to as the "Obligation Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Obligations and registration of transfers of Obligations. The Trustee is hereby appointed "Obligation Registrar" for the purpose of registering Obligations and transfers of Obligations as herein provided.

        Upon surrender for registration of transfer of any Obligation at the office or agency of the Trustee in a Place of Payment therefor (or the delivery of other evidence satisfactory to the Trustee of the transfer of an Obligation), the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Obligations of the same series and maturity, of any authorized denomination and of a like aggregate principal amount (in the event such Obligation is not surrendered for transfer, upon delivery to the Trustee of such satisfactory evidence of a transfer, the Obligation Registrar shall register such transfer on the Obligations Register).

        All Obligations surrendered upon registration of any exchange or transfer provided for in this Indenture shall be promptly canceled by the Trustee and thereafter the Trustee shall retain such Obligations or destroy such Obligations and deliver a certificate of destruction to the Company.

        All Obligations issued upon any registration of transfer or exchange of Obligations shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Obligations surrendered upon such registration of transfer or exchange.

        Every Obligation presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Obligation Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Obligation Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration, discharge from registration, registration of transfer or exchange of Obligations, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Obligations, other than exchanges under Section 3.6,
12.6 or 14.7 not involving any transfer.

        Except as provided in a Supplemental Indenture and with respect to Existing Obligations, the Company shall not be required (i) to issue, register the transfer of or exchange any Obligation of any series during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of Obligations of such series under Section 14.4 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Obligation so selected for redemption in whole or in part, except the unredeemed portion of an Obligation being redeemed in part.

Section 3.8 Mutilated, Destroyed, Lost and Stolen Obligations.

        If (i) any mutilated Obligation is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Obligation, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Obligation has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Obligation, a new Obligation of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Obligation has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Obligation, pay such Obligation.

        Upon the issuance of any new Obligation under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) connected therewith.

        Every new Obligation issued pursuant to this Section in lieu of any destroyed, lost or stolen Obligation shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Obligation shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and ratably with all other Outstanding Secured Obligations.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Obligations.

Section 3.9 Payment of Interest; Interest Rights Preserved.

        Interest on any Obligation of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Obligation (or one or more Predecessor Obligations) is registered at the close of business on the Regular Record Date for such interest as specified herein or in the provisions of the Supplemental Indenture creating such series.

        Any interest on any Obligation of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall be payable as provided in such Obligation, or if not so provided, shall forthwith cease to be payable to the Holder on the relevant Regular Record Date solely by virtue of such Holder having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, as provided in paragraphs A or B below:

                A. The Company may elect to make payment of any Defaulted Interest on the Obligations of any series to the Persons in whose names such Obligations (or their respective Predecessor Obligations) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Obligation and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided and not to be deemed part of the Trust Estate or Trust Moneys. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days nor less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of an Obligation of such series at his address as it appears in the Obligation Register not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Obligations of such series (or their respective Predecessor Obligations) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph B.

                B. The Company may make payment of any Defaulted Interest on the Obligations of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Obligations may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Obligation delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Obligation shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other

Obligation and each such Obligation shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

Section 3.10 Persons Deemed Owners.

        Subject to the provisions of Sections 1.13 and 1.20, prior to due presentment of such Obligation for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Obligation is registered as the owner of such Obligation for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.9) interest on such Obligation and for all other purposes whatsoever, whether or not such Obligation be overdue, and, to the extent permitted by law, neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 3.11 Cancellation.

        All Obligations surrendered for payment, redemption, transfer, exchange or conversion, if surrendered to the Trustee, shall be promptly canceled by it, and, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Obligations previously authenticated and delivered hereunder, which the Company may have acquired in any manner whatsoever, and all Obligations so delivered shall be promptly canceled by the Trustee. No Obligation shall be authenticated in lieu of or in exchange for any Obligation canceled as provided in this Section, except as expressly provided by this Indenture. All canceled Obligations held by the Trustee shall be destroyed and thereafter the Trustee shall deliver a certificate of destruction to the Company.

                                   ARTICLE IV

              AUTHENTICATION AND DELIVERY OF ADDITIONAL OBLIGATIONS

Section 4.1 General Provisions.

        Additional Obligations of any one or more series, or within a series, may from time to time be executed by the Company and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Company Request, upon the basis permitted by, and upon compliance with the conditions of, Section 4.2 (upon the basis of Bondable Additions), Section 4.3 (upon the basis of retirement or defeasance of, or payments on, Obligations previously Outstanding), Section 4.4 (upon the basis of Designated Qualifying Securities), Section 4.5 (upon the basis of Deposited
Cash), Section 4.7 (in connection with Credit Enhancement), Section 4.9 (in connection with RUS Reimbursement Obligations) and Section 4.10 (in connection with certain indebtedness issued to refinance indebtedness previously secured under the Existing Mortgage), upon receipt in each case by the Trustee of the following (as modified by such Sections) upon or prior to the date of the initial issuance of Additional Obligations of such series:

                A. A Board Resolution authorizing and requesting the authentication and delivery under one or more designated Sections of this Article from time to time or at any time of a specified principal amount of Additional Obligations of a designated series.

                B. An Officers' Certificate, dated within thirty (30) days of the date of the relevant Application for the authentication and delivery of the initial issuance of such Additional Obligations and stating that no Event of Default exists and that none of the Trust Estate is subject to any Prior Lien other than Prior Liens permitted by Section 13.6, and that all conditions precedent provided for in this Indenture relating to the initial authentication and delivery of such Additional Obligations have been complied with (and, in the event such Additional Obligations are subject to a Periodic Offering, that the statements made in such Certificate shall be deemed remade at the time of each subsequent authentication and delivery of such Additional Obligations).

                C. An Opinion of Counsel (which may be based on opinions of other counsel believed by such counsel to be reliable):

                        (1) specifying the certificate or other evidence that
                shows, or cash deposit that will provide for, compliance with the requirements, if any, of any tax or recording or filing law applicable to the initial issuance of the Additional Obligations then applied for, or stating that there is no such legal requirement;

                        (2) specifying the certificate or other evidence that
                shows the authorization, approval or consent of or to the initial issuance by the Company of the Additional Obligations then applied for by any Federal, state or other governmental regulatory agency whose authorization, approval or consent is at the time required to be obtained by the Company having jurisdiction in the premises, or stating that no such authorization, approval or consent is required;

                        (3) stating that none of the Trust Estate is subject to
                any Prior Lien other than Prior Liens permitted by Section 13.6, PROVIDED, that the opinion contained in this subparagraph (3) may be limited, with respect to personal property, to such portion of the Trust Estate in which a lien may be perfected by filing a financing statement under the Uniform Commercial Code;

                        (4) stating that all conditions precedent provided for
                in this Indenture relating to the authentication and delivery of the initial issuance of such Additional Obligations have been complied with; and

                        (5) stating that such Additional Obligations, when
                executed by the Company and authenticated and delivered by the Trustee and when issued by the Company (and, in the event of Additional Obligations subject to a Periodic Offering, when the terms of such Additional Obligations have been established as provided in the manner contemplated by this Indenture or the Supplemental Indenture under which such Additional Obligations are established), will be the legal, valid and binding obligations of the Company enforceable in accordance with their terms and the terms of this Indenture and entitled to the benefits of and secured by the lien of this Indenture equally and ratably with all other Outstanding Secured Obligations.

                D. The documents and any cash deposit specified in such Opinion of Counsel, which cash deposit, if any, shall be held by the Trustee as part of the Trust Estate and applied by the Trustee for the purpose specified therein and, to the extent that such cash deposit ultimately proves to be excessive, returned to the Company upon Company Request.

        In addition, Additional Obligations of any one or more series, or within a series, may from time to time be executed by the Company and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Company Request, upon the basis permitted by, and upon compliance with the conditions of, Section 4.8 (Conditional Obligations).

        The Company will not apply for the authentication and delivery of Additional Obligations under this Article except for the purpose of their prompt sale, delivery or pledge or the creation of other security interests therein. In the event that the Company shall not have sold, delivered or pledged, or created some other security interest in, any Additional Obligations authenticated and delivered under this Article within three (3) months after the date of their authentication and delivery, or, as the case may be, upon the termination of such pledge of, or other security interest in, any such Additional Obligations initially pledged or subjected to a security interest, the Company will surrender such Additional Obligations to the Trustee, whereupon such Additional Obligations, if not previously canceled, shall be canceled by the Trustee. The Additional Obligations so surrendered shall thereafter be treated as though they had never been Outstanding. In addition, in the event that any portion of an Obligation or series of Obligations shall not be advanced or issued, and the Company's right to receive an advance or issue such portion is terminated to the satisfaction of the Trustee, such portion shall thereafter be treated as though it had never been Outstanding.

Section 4.2 Authentication and Delivery of Additional Obligations Upon Basis of
            Bondable Additions.

        Additional Obligations may from time to time be executed by the Company and delivered to the Trustee for authentication, and the same shall be authenticated and delivered by the Trustee upon Company Request, in an aggregate principal amount up to but not exceeding 90.91% of the Bondable Additions (as determined below) available as a basis for such authentication and delivery as shown in item 7 of the "Summary of Certificate as to Bondable Additions" filed with the Trustee in accordance with this Section, upon receipt by the Trustee of the instruments and cash referred to in this Section.

        Whenever requesting the authentication and delivery of Additional Obligations under this Section or the withdrawal of Deposited Cash under Section
4.6 upon the basis of Bondable Additions or the withdrawal of Trust Moneys under
Section 6.2 or the use of Bondable Additions as a basis, in whole or in part, for the release of any part of the Trust Estate under Section 5.2 or the use of Bondable Additions as a basis, in whole or in part, for the redesignation or surrender of Designated

Qualifying Securities under Section 16.3, the Company shall deliver to the Trustee the relevant instruments (comprising the related Application) specified in the following paragraphs A through H:

                A. In the case of a request for the authentication and delivery of Additional Obligations, the documents and any cash deposit required by Section 4.1 and an Available Margins Certificate; in the case of a request for the withdrawal of Deposited Cash under Section 4.6 upon the basis of Bondable Additions, the Company Request, Board Resolution and Officers' Certificate required by Section 4.6; in the case of a request for the withdrawal of Trust Moneys under Section 6.2, the Company Request, Board Resolution and Officers' Certificate required by Section 6.2; in the case of a request for the use of Bondable Additions as a basis for the release of any part of the Trust Estate under Section 5.2, the relevant documents required by Section 5.2 in addition to those specified in the following paragraphs B through H below, which documents may be modified under certain circumstances as stated in the proviso to
        Section 5.2D(2); and in the case of a request for the use of Bondable Additions as a basis for the redesignation or surrender of Designated Qualifying Securities under Section 16.3, the relevant documents required by Section 16.3.

                B. A Certificate as to Bondable Additions showing in substance:

                        (1) In the case of the first Certificate as to Bondable
                Additions, $200,000,000 and, in the case of any subsequent Certificate as to Bondable Additions, the balance (item 1 in Summary of Certificate as to Bondable Additions set forth below), if any, of Bondable Additions stated in item 9 of the most recent Summary of Certificate as to Bondable Additions, if any, theretofore filed with the Trustee, as the balance of Bondable Additions to remain after the action applied for in such most recent Summary.

                        (2) The Amount (item 2 in Summary) of Property Additions
                not described in any previous Certificate as to Bondable Additions (except that the Amount of Property Additions may include the Amount of Property Additions described in any previous Certificate as to Bondable Additions and used as a basis for the authentication and delivery of Additional Obligations surrendered to the Trustee pursuant to the last paragraph of Section 4.1 or as the basis for any portion of an Obligation or series of Obligations which has not been advanced or issued and for which the right to advance or issue has been terminated as provided in the last paragraph of Section 4.1). With respect to such Property Additions:

                                (a) The Certificate shall describe in reasonable
                        detail, and state the Cost to the Company of, such Property Additions, which may include Property Additions to be acquired concurrently with the granting of the related Application which shall be considered as already acquired for the purpose of computing the Amount of Property Additions. The Certificate shall state that none of such Property Additions has been described in any previous Certificate as to Bondable Additions (except Property Additions described in any previous Certificate as to Bondable Additions and used as the basis for the authentication and delivery of Additional Obligations surrendered to the Trustee pursuant to the last paragraph of Section 4.1 or as the basis for any portion of an Obligation or series of Obligations which has not been advanced or issued and for which the right to advance or issue has been terminated as provided in the last paragraph of Section 4.1). Except for major items, such Property Additions may be grouped by major classifications then being used by the Company in the maintenance of its fixed plant accounts and may, in the case of tracts or parcels of land or easements or rights-of-way, be described by reference to the deeds through which they were acquired or to the Supplemental Indenture conveying them to the Trustee. The Certificate shall specify and separately describe any Property Additions consisting of a major item or an Acquired Facility or acquired and paid for in whole or in part through the transfer or delivery of securities or other property, together with a description of the kind and respective amounts of such securities or other property. The Cost to the Company shall be shown separately for each of such Property Additions which is separately described, whether described as a major item or as an Acquired Facility or as Property Additions acquired and paid for in whole or in part through the transfer or delivery of securities or other property. The Cost to the Company may be shown in the aggregate for all Property Additions grouped within each particular major classification and the Cost to the Company may be allocated among major items and major classifications by an estimate of such nature and upon such basis as the signers deem proper.

                                The Certificate shall also state the Fair Value
                        to the Company, in the opinion of the Engineer or Appraiser signing such Certificate, of such Property Additions, separately for each thereof or group thereof for which Cost to the Company is shown separately in the Certificate; PROVIDED, HOWEVER, that if such Property Additions include an Acquired Facility, the Fair Value to the Company thereof shall be stated as being the amount thereof set forth in the Independent Engineer's or Independent Appraiser's Certificate required by paragraph C below. In addition the Certificate shall also state the fair market value in cash, as stated in any Independent Appraiser's Certificate required by paragraph D below, of any securities or other property transferred or delivered to acquire or pay for any such Property Additions.

                                (b) The Certificate shall state that, with
                        respect to each of such Property Additions or group thereof for which Cost to the Company is shown separately or by groups in the Certificate, the certified Amount of Property Additions is the lower of the certified Cost to the Company thereof and the certified Fair Value to the Company thereof.

                                (c) Nothing in this Section shall prevent the
                        Company from certifying any Property Additions acquired by the Company during any period without simultaneously certifying other Property Additions that the Company may have acquired in that or any other period, and by so doing the Company shall not lose the right so to certify later such other Property Additions.

                                (3) The aggregate amount (item 3 in Summary) of
                        all Retirements during the period from the date to which Retirements had been included in item 3 of the most recent Summary theretofore filed with the Trustee (or the Cut-Off Date in the case of the first such Certificate) to a date not earlier than the ninetieth
                        (90th) day before the date of the related Application.

                                (4) The credits (item 4 in Summary) against
                        Retirements, which shall equal, subject to the provisions of the last sentence of clause (5) below, the sum of the following:

                                        (a) the excess of credits against
                                Retirements carried forward from the most recent Certificate, as provided in the last sentence of clause (5) below;

                                        (b) the aggregate amount of 100% of (i)
                                any cash, (ii) purchase money obligations, (iii) the principal amount of retired Obligations or paid on Obligations (which amount may not be readvanced under such Obligation), (iv) Bondable Additions and (v) Designated Qualifying Securities, in each case, delivered or certified to the Trustee for use as a basis for releases under Section 5.2 during the period covered by clause (3) above; and

                                        (c) all insurance moneys received by the
                                Trustee pursuant hereto or paid to a trustee, mortgagee or other holder under a Prior Lien during the period covered by clause (3) above on account of the damage, loss or destruction of any Bondable Property.

                                (5) The excess (item 6 in Summary) of the Amount
                        of Property Additions shown pursuant to clause (2) above (item 2) over the net amount of Retirements (item 5), which net amount shall be determined by deducting the credits shown pursuant to clause (4) above (item 4) from the aggregate amount of Retirements shown pursuant to clause (3) above (item 3), and such excess shall be the amount of the net Bondable Additions then being certified. If in any case the credits against Retirement exceed the aggregate amount of Retirements shown pursuant to clause (3) above (item 3), the net amount of Retirements for the purpose of this clause shall be zero, but such excess of credits against Retirements shall be carried forward and used as a credit against Retirements in the next Certificate.

                                (6) The sum (item 7 in Summary) of the amount
                        shown pursuant to clause (1) above (item 1) and the amount shown pursuant to clause (5) above (item 6), which sum is the total Bondable Additions then available.

                                (7) The total amount (item 8 in Summary) of
                        Bondable Additions which are then being used, which shall equal (in any combination) (i) 110% of the aggregate principal amount of any Additional Obligations whose authentication and delivery are then being applied for under this Section, (ii) 110% of the aggregate principal amount of the advances or issuances under Conditional Obligations which are then being applied for under Section 4.8, (iii) 110% of the amount of any Deposited Cash which is then being withdrawn under
                        Section 4.6, (iv) 100% of any Trust Moneys which are then being withdrawn under Section 6.2, (v) 100% of any Bondable Additions which are then being used as a basis for a release under Section 5.2 and (vi) 110% of the aggregate principal amount of Designated Qualifying Securities then being redesignated or surrendered under
                        Section 16.3.

                                (8) The balance (item 9 in Summary) of the
                        Bondable Additions shown by the Certificate that will remain after the granting of the Application then being made, which shall be computed by deducting the total amount shown pursuant to clause (7) above (item 8) from the sum shown pursuant to clause (6) above (item 7).

                                (9) That the Property Additions described in the
                        Certificate, except such as have been Retired, are used or useful in the conduct of the business of the Company; that the allocation of the Cost to the Company of such Property Additions to each major item or major classification thereof is, in the opinion of the signers, proper; that all property described in the Certificate as Property Additions qualifies as Property Additions and that the balance of the Bondable Additions to remain after the action applied for (item 9 in Summary) plus the Cost to the Company or the Fair Value to the Company, whichever is less, of uncertified Property Additions is at least equal to the aggregate amount of uncertified Retirements.

                                (10) That the allowances or charges, if any, for
                        interest, taxes, engineering, legal and accounting expenses, insurance, casualties and other items during construction (or in connection with the acquisition of Property Additions) which are included in the Cost to the Company of such of the Property Additions described in the Certificate as were constructed or acquired by or for the Company have been charged and are properly chargeable to fixed plant accounts in accordance with Accounting Requirements and are, in the opinion of the signers, proper in respect of the Property Additions specified.

                                (11) That no portion of the Cost to the Company
                        of the Property Additions described in the Certificate should properly have been charged to maintenance or repairs and that no expenditures are included in the Certificate which under Accounting Requirements are not properly chargeable to fixed plant accounts.

                                (12) That the terms used in the Certificate
                        which are defined herein are used as herein defined.

                      The Certificate as to Bondable Additions required by this
               paragraph B shall be subdivided into lettered or numbered paragraphs corresponding to the foregoing clauses (1) to (8), inclusive, and shall include a Summary in substantially the following form:

                             Summary of Certificate as to Bondable

                            Additions No.  - - - - - - - - - - - -

The undersigned hereby certify that the following is a true Summary of Certificate as to Bondable Additions:

Start with:

1.      In the case of the first Certificate as to Bondable
        Additions filed, $200,000,000, and, in the case of
        any subsequent Certificate as to Bondable Additions,
        the balance of Bondable Additions remaining after
        the action applied for in the next previous
        Certificate (Certificate No.______________)............ $_______________

Then take the new gross Property Additions as shown in item
2 below:

2.      Amount of additional Property Additions now
        certified (none of which has been certified in any
        previous Certificate as to Bondable Additions except
        Property Additions used as the basis for the
        authentication and delivery of Additional
        Obligations surrendered to the Trustee pursuant to
        the last paragraph of Section 4.1 or as the basis
        for any portion of an Obligation or series of
        Obligations which has not been advanced or issued
        and for which the right to advance or issue has been
        terminated as provided in the last paragraph of
        Section 4.1)........................................... $_______________

Then determine the deductions for Retirements by deducting
item 4 below from item 3 below to produce item 5:

3.      The aggregate amount of all Retirements ............... $_______________

4.      The sum of the credits against Retirements ............ $_______________

5.      The net amount of Retirements to be deducted (if
        less than zero, enter zero) ........................... $_______________

Then determine the net Bondable Additions now being certified by deducting item 5 from item 2 to produce item 6:

6.      Net Bondable Additions now being certified ............ $_______________

Then add item 1 and item 6 to produce item 7:

7.      Total Bondable Additions available for the action
        applied for ........................................... $_______________

8.      Bondable Additions now being used ..................... $_______________

Deduct item 8 from item 7 to produce item 9:

9.      Balance of Bondable Additions to remain after the
        action applied for .................................... $_______________


Dated ______________, __________.


                                                        ________________________
                                                                         (Title)


                                                        ________________________
                                                                         (Title)


                                                        ________________________
                                                        (Engineer  or Appraiser)


                                                        ________________________
                                                                    (Accountant)

                C. In case any Property Additions described in the Certificate consist of an Acquired Facility, an Engineer's or Appraiser's Certificate (which shall be given by an Independent Engineer or Independent Appraiser if the Amount of Property Additions attributed to such Acquired Facility is not less than $25,000 and not less than 1% of the aggregate principal amount of Obligations then Outstanding), dated within ninety (90) days prior to the date of the related Application, stating, in the opinion of the signer, the Fair Value to the Company of the Property Additions constituting such Acquired Facility, except such as have been Retired.

                D. In case any Property Additions are shown in the Certificate to have been acquired or paid for in whole or in part through the transfer or delivery of securities or other property, an Appraiser's Certificate (which shall be given by an Independent Appraiser if the fair market value of such securities as set forth in such Certificate is not less than $25,000 and not less than 1% of the aggregate principal amount of Obligations then Outstanding) stating, in the opinion of the signer, the fair market value in cash of such securities and other property at the time of the transfer or delivery thereof in payment for such Property Additions, which fair market value shall be deemed to be the Cost to the Company of such Property Additions.

                E. Such instruments of conveyance, transfer and assignment as may be necessary to vest in the Trustee as a part of the Trust Estate all right, title and interest of the Company in and to the Property Additions so described and an Opinion of Counsel identifying such instruments of conveyance or stating that no such instruments are necessary for such purpose.

                F. An Opinion of Counsel (which may be based on opinions of other counsel believed by such counsel to be reliable), dated within five (5) days prior to the date of filing thereof, to the effect that:

                        (1) if such Property Additions include any property
                located or constructed on, over or under public highways, rivers or other public property, the Company has the lawful right under permits or franchises granted by a governmental body having jurisdiction in the premises or by the law of the state in which such property is located to maintain and operate such property for an unlimited, indeterminate or indefinite period of time or for the period, if any, specified in such permit, franchise or law, and to remove such property at the expiration of the period covered by such permit, franchise or law, or that the terms of such permit, franchise or law require any public authority having the right to take over such property to pay fair consideration therefor or the term of such permit or franchise extends beyond the useful life of such property;

                        (2) the Company has corporate power to own and operate
                such Property Additions; and

                        (3) the documents which have been or are therewith
                delivered to the Trustee conform to the requirements of this Indenture for an Application for the action applied for and, upon the basis of such Application, all conditions precedent herein provided for relating to authentication and delivery of the Obligations therein applied for, release of the property whose release is being requested or withdrawal of the Deposited Cash or Trust Moneys whose withdrawal is then being requested have been complied with.

                G. Title Evidence indicating that the Company has or, contemporaneously with the taking of the action applied for, will have or, in the case of property of the type described in paragraph C of the definition of "Property Additions" at the time the lien of this Indenture attached thereto, had title to the Property Additions described in the Certificate (except Property Additions that have been Retired).

                H. To the extent not otherwise covered by the Title Evidence provided pursuant to paragraph G above, an Opinion of Counsel (which may be based on opinions of other counsel believed by such counsel to be reliable), dated within five (5) days prior to the date of filing thereof, to the effect that (i) the Company has or, contemporaneously with the taking of action applied for, will have duly obtained any easements, rights-of-way or leaseholds which are described in the Certificate, subject only to Permitted Exceptions, and (ii) the Indenture is or, upon delivery of the instruments of conveyance, transfer or assignment, if any, specified therein, will be a valid lien upon all such Property Additions (except Property Additions that have been Retired), and subject only to Permitted Exceptions and Prior Liens permitted by the proviso to Section 5.2D(2); PROVIDED, that the opinion contained in clause (ii) above may be limited, with respect to personal property, to such Property Additions in which a lien may be perfected by filing a financing statement under the Uniform Commercial Code.

Section 4.3 Authentication and Delivery of Additional Obligations Upon Basis of
            Retirement or Defeasance of Obligations or Payments on Obligations.

        Additional Obligations may from time to time be executed by the Company and delivered to the Trustee for authentication, and the same shall be authenticated and delivered by the Trustee upon Company Request, in an aggregate principal amount up to but not exceeding the aggregate principal amount of the Obligations and the principal amount of the payments on the Obligations made the basis for such authentication and delivery, upon receipt by the Trustee of the following:

                A. The documents and any cash deposit required by Section 4.1.

                B. Subject to the restrictions of paragraph D below, Additional Obligations theretofore authenticated and delivered under this Indenture and in transferable form, matured or unmatured, canceled or uncancelled, in an aggregate principal amount, along with the aggregate amount of principal payments on the Obligations pursuant to paragraph C below, equal to the aggregate principal amount of Additional Obligations whose authentication and delivery are then applied for under this Section; PROVIDED, HOWEVER, that, in lieu of delivering Obligations to the Trustee, the Company may deposit with or deliver to the Trustee:

                        (1) cash sufficient to pay or redeem certain specified
                Obligations, PROVIDED that, if such Obligations are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and/or

                        (2) an Officers' Certificate, dated within two (2) days
                of the relevant Application for the authentication and delivery of such Additional Obligations, stating

                                (a) that cash sufficient (in the opinion of a
                        nationally recognized firm of Independent public accountants expressed in a certificate signed by such firm and delivered to the Trustee) to pay or redeem certain specified Obligations theretofore authenticated and delivered hereunder is then held by the Trustee in trust for such purpose and, if such Obligations are to be redeemed, that irrevocable notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and/or

                                (b) that certain specified Obligations have been
                        paid, redeemed or otherwise retired or have ceased to be Outstanding; and/or

                        (3) an Officer's Certificate, dated within two (2) days
                of the relevant Application for the authentication and delivery of such Additional Obligations, stating that certain specified Obligations have been defeased under Article VII and are no longer Outstanding.

                C. Subject to the restrictions of paragraph D below, an Officers' Certificate, dated within two (2) days of the relevant Application for the authentication and delivery of such Additional Obligations, stating that certain specified Obligations have been paid, in whole or in part, in an aggregate principal amount, along with the aggregate principal amount of the Obligations delivered to or with respect to which a deposit or delivery has been made with the Trustee pursuant to paragraph B above, equal to the aggregate principal amount of Additional Obligations whose authorization and delivery are then applied for under this Section; PROVIDED, HOWEVER, that in lieu of delivery of such Officers' Certificate, the Company may deposit with or deliver to the Trustee cash sufficient to pay certain specified Obligations, in whole or in part.

                D. An Officers' Certificate, dated within two (2) days of the relevant Application for the authentication and delivery of such Additional Obligations, stating that the Obligations and the principal payments on Obligations then being made the basis for the authentication and delivery of Additional Obligations do not include

                        (1) any Obligation or any principal payment on an
                Obligation which shall have theretofore been made, or are currently being otherwise made, the basis for the authentication and delivery of Additional Obligations (or any advance of issuance thereunder), the release of property, the withdrawal or application of Deposited Cash or Trust Moneys or the surrender or redesignation of Designated Qualifying Securities; or

                        (2) any Obligation (i) whose payment, redemption or
                other retirement, or provision therefor, has been effected through the operation of any sinking, amortization, improvement or other analogous fund and (ii) whose use under this Article is at the time precluded by any provision of this Indenture; or

                        (3) any Obligation which has been surrendered upon any
                exchange or transfer or any Obligation in lieu of which another Obligation has been authenticated and delivered under Section 3.8; or

                        (4) any Obligation which, in accordance with the last
                paragraph of Section 4.1, is treated as though it had never been Outstanding; or

                        (5) any Obligation authenticated and delivered on the
                basis of Designated Qualifying Securities or any Obligation that has been paid or deemed paid by the proceeds of the payment or redemption of Designated Securities (in all cases after giving effect to any provision of this Indenture whereby Obligations originally authenticated and delivered on one basis shall be deemed to be authenticated and delivered upon another basis); or

                        (6) any Obligation or any principal payment on an
                Obligation retired or paid pursuant to or by an advance or loan under (i) an Obligation held by a Credit Enhancer and evidencing Credit Enhancement or (ii) an RUS Reimbursement Obligation.

                E. An Opinion of Counsel stating that the documents and cash and/or Obligations which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that, upon the basis of the relevant Application, the conditions precedent to authentication and delivery of the Obligations applied for under this Article have been satisfied.

                F. An Available Margins Certificate.

        Every Obligation received by the Trustee and on the basis of which an Additional Obligation is authenticated and delivered under this Article, if not already canceled, shall be promptly canceled and thereafter the Trustee shall retain such Obligations or destroy such Obligations and deliver a certificate of destruction to the Company.

Section 4.4 Authentication and Delivery of Additional Obligations Upon Basis of
            Designated Qualifying Securities.

        Additional Obligations may from time to time be executed by the Company and delivered to the Trustee for authentication, and the same shall be authenticated and delivered by the Trustee upon Company Request, in an aggregate principal amount up to but not exceeding the aggregate principal amount of the Designated Qualifying Securities made the basis of such authentication and delivery, upon receipt by the Trustee of the following:

                A. The documents and any cash deposit required by Section 4.1.

                B. An Available Margins Certificate.

                C. Designated Qualifying Securities, which (i) the Company designates as the basis for authentication and delivery of such Additional Obligations; (ii) shall be redeemable at the demand of the Trustee on or after an Event of Default; (iii) bear interest at the rate at least equal to the rate of interest to accrue on the Additional Obligations to be authenticated and delivered upon the basis of such Designated Qualifying Securities or on the basis of Deposited Cash to the extent any of such Deposited Cash is withdrawn on the basis of such Designated Qualifying Securities; (iv) may, but need not, contain provisions for the redemption thereof at the option of the issuer thereof, any such redemption to be made at a redemption price or prices not less than the principal amount thereof; (v) mature on such date or dates and in such principal amounts as shall correspond to the maturity date or dates and principal amounts of the Additional Obligations to be authenticated and delivered upon the basis of such Designated Qualifying Securities or on the basis of Deposited Cash to the extent any of such Deposited Cash is withdrawn on the basis of such Designated Qualifying Securities; (vi) containing mandatory redemption provisions corresponding to the mandatory and optional redemption provisions (pursuant to a sinking fund, at the option of the Holder thereof, or otherwise) of the Additional Obligations to be authenticated and delivered on the basis of such Designated Qualifying Securities or on the basis of Deposited Cash to the extent any of such Deposited Cash is withdrawn on the basis of Designated Qualifying Securities; and (vii) shall be held by the Trustee in accordance with Article XVI.

                D. An Officers' Certificate, dated within two (2) days of the relevant Application for the authentication and delivery of Additional Obligations, stating

                        (1) that the sum of the aggregate principal amount of
                all Designated Qualifying Securities then on deposit with the Trustee plus the aggregate principal amount of all Designated Qualifying Securities then being made the basis for the authentication and delivery of Additional Obligations does not exceed 20% of the sum of the aggregate principal amount of all Obligations then Outstanding plus the aggregate principal amount of the Additional Obligations which are the subject of such Application; and

                        (2) that the Designated Qualifying Securities then being
                made the basis for such authentication and delivery of Additional Obligations do not include any Designated Qualifying Securities which shall have theretofore been made, or are currently being otherwise made, the basis for the authentication and delivery of Additional Obligations (or any advance or issuance thereunder), the release of property, the withdrawal of Deposited Cash or Trust Moneys or the surrender or redesignation of Designated Qualifying Securities.

                E. An Engineer's or Appraiser's Certificate (which shall be given by an Independent Engineer or Independent Appraiser if (i) the aggregate of the fair value of such Designated Qualifying Securities to be deposited with the Trustee in connection with such Application and the fair value of all Designated Qualifying Securities and other securities deposited with the Trustee since the commencement of the then current calendar year (as previously certified to the Trustee) is 10% or more of the aggregate principal amount of Obligations then Outstanding and (ii) the fair value of such Designated Qualifying Securities to be deposited with the Trustee in connection with such Application is not less than $25,000 and less than 1% of the aggregate principal amount of Obligations then Outstanding), dated within thirty (30) days prior to the date of the related Application, stating, in the opinion of the signer, the fair value to the Company of such Designated Qualifying Securities to be deposited with the Trustee in connection with such Application.

                F. Opinion of Counsel (which as to clauses (1), (2) and (3) below may be from counsel to the issuer of the Designated Qualifying Securities) to the effect that:

                        (1) The forms of the Qualifying Securities delivered
                pursuant to paragraph C above have been duly approved by the issuer of the Designated Qualifying Securities and have been established in conformity with the provisions of the related Qualifying Securities Indenture;

                        (2) The terms of such Qualifying Securities have been
                duly authorized by the issuer of the Designated Qualifying Securities and have been established in conformity with the provisions of the related Qualifying Securities Indenture;

                        (3) Such Qualifying Securities have been duly issued
                under the related Qualifying Securities Indenture and constitute valid and legally binding obligations of the issuer of the Designated Qualifying Securities, entitled to the benefits provided by such Qualifying Securities Indenture, and are enforceable in accordance with their terms; and

                        (4) The documents, cash, if any, and Designated
                Qualifying Securities which have been or are therewith delivered to Trustee and the Qualifying Securities Indenture pursuant to which such Designated Qualifying Securities have been issued conform to the requirements of this Indenture and that, on the basis of the relevant Application, the conditions precedent to authentication and delivery of the Additional Obligations applied for under this Article have been satisfied.

                G. Certified copies of all opinions, certificates and other documents delivered to the trustee under the applicable Qualifying Securities Indenture in connection with the issuance of such Designated Qualifying Securities.

Section 4.5 Authentication and Delivery of Additional Obligations Upon Deposit
            of Cash with Trustee.

        Additional Obligations may from time to time be executed by the Company and delivered to the Trustee for authentication, and the same shall be authenticated and delivered by the Trustee upon Company Request, upon receipt by the Trustee of the following:

                A. The documents and any cash deposit required by Section 4.1;

                B. Cash (which may be cash representing the purchase price of, or a loan made pursuant to, the Additional Obligations to be authenticated and delivered under this Section 4.5) equal to the aggregate principal amount of the Additional Obligations whose authentication and delivery are then applied for under this Section (such cash being herein sometimes referred to as "Deposited Cash");

                C. An Opinion of Counsel stating that the documents which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that, upon the deposit of an amount of cash equal to the aggregate principal amount of the Additional Obligations whose authentication and delivery are so applied for, the conditions precedent to such authentication and delivery of such Additional Obligations under this Article shall have been satisfied; and

                D. An Available Margins Certificate.

Section 4.6 Withdrawal of Deposited Cash.

        Until paid upon Company Order as provided in this Section, the Trustee shall hold all Deposited Cash as a part of the Trust Estate; and, upon any sale of the Trust Estate or any part thereof under Article VIII, any Deposited Cash then held by the Trustee shall be applied in accordance with Section 8.7; but, prior to any such sale, all or any part of the Deposited Cash shall be applied by the Trustee from time to time as provided in this Section.

        From time to time, whenever the Company becomes entitled to the authentication and delivery of Additional Obligations under Section 4.2 (upon the basis of Bondable Additions), under Section 4.3 (upon the basis of the retirement or defeasance of Obligations previously Outstanding or payments on Obligations) or under Section 4.4 (upon the basis of Designated Qualifying Securities), the Trustee shall (in lieu of authenticating and delivering Additional Obligations) pay upon Company Request, and the Company shall be entitled to withdraw, Deposited Cash in an amount equal to the principal amount of the Additional Obligations to whose authentication and delivery the Company would be so entitled, but only upon receipt by the Trustee of the following:

                A. a Board Resolution requesting the withdrawal and payment of Deposited Cash;

                B. an Officers' Certificate, dated within two (2) days of the date of the relevant Application for such withdrawal and payment, stating that no Event of Default exists and that all conditions precedent provided for in this Indenture relating to such withdrawal and payment have been complied with;

                C. in the case of an Application for the withdrawal of Deposited Cash upon the basis of Bondable Additions, the additional documents specified in Section 4.2 (other than an Available Margins Certificate) for delivery whenever requesting the use of Bondable Additions as a basis for such withdrawal of Deposited Cash under this Section;

                D. in the case of an Application for the withdrawal of Deposited Cash upon the basis of the retirement or defeasance of Obligations or payments on Obligations, the documents and Obligations specified in paragraphs B, C, D(1) and E of Section 4.3 for delivery to the Trustee (with such omissions and variations as are appropriate in view of the fact that the Application involves the withdrawal of Deposited Cash and not the authentication and delivery of Additional Obligations), together with an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to such withdrawal of Deposited Cash have been complied with; and

                E. in the case of an Application for the withdrawal of Deposited Cash upon the basis of Designated Qualifying Securities, the documents and Designated Qualifying Securities specified in paragraphs C, D, E, F and G of Section 4.4 for delivery to the Trustee (with such omissions and variations as are appropriate in the view of the fact that the Application involves the withdrawal of Deposited Cash and not the authentication and delivery of any Additional Obligations), together with an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to such withdrawal of Deposited Cash have been complied with; PROVIDED that thereafter the Additional Obligations authenticated and delivered on the basis of such Deposited Cash that is then withdrawn on the basis of Designated Qualifying Securities shall be deemed to be authenticated and delivered on the basis of Designated Qualifying Securities.

Section 4.7 Credit Obligations.

        Additional Obligations ("Credit Obligations") of one or more series, or within a series, may from time to time be executed by the Company and delivered to the Trustee for authentication, and the same shall be authenticated and delivered by the Trustee upon Company Request, concurrently with the authentication and delivery of any Additional Obligations authorized pursuant to the provisions of Section 4.2, 4.3, 4.4, 4.5, 4.8 or 4.10 for the purpose of evidencing the Company's obligation to repay any advances or loans made to, or on behalf of, the Company (and related interest, fees, charges and other amounts) in connection with Credit Enhancement or liquidity support of such other authorized Additional Obligations; PROVIDED, HOWEVER, that the stated maximum principal amount of any such Credit Obligations shall not exceed the aggregate principal amount of the Additional Obligations with respect to which such Credit Enhancement or liquidity support is being provided, such number of days' interest thereon as the Company shall determine prior to the issuance thereof computed at the maximum interest rate applicable thereto, and related fees and other charges related thereto or the enforcement thereof. Except as otherwise provided in a Supplemental Indenture, for the purposes of (i) receiving payment of a Credit Obligation, whether at maturity, upon redemption or if the principal of all Obligations is declared immediately due and payable following an Event of Default, as provided in Section 8.1 of this Indenture, or
(ii) computing the principal amount of Obligations held by the Holder of a Credit Obligation in giving any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders, the principal amount of a Credit Obligation shall be the actual principal amount that the Company shall owe thereon at the time. The proceeds of any payment pursuant to, or any loan or advance under, any Credit Obligation shall be used solely in connection with the payment of the related Obligation or in connection with the enforcement of, or protection of the security for, such Credit Obligation, and for other related fees and charges.

Section 4.8 Conditional Obligations.

        Additional Obligations ("Conditional Obligations") of one or more series, or within a series, may from time to time be executed by the Company and delivered to the Trustee for authentication, and the same shall be authenticated and delivered by the Trustee upon Company Request, upon receipt by the Trustee of the documents and cash deposit, if any, specified in paragraphs A, B, C and D of Section 4.1 (except that the certification and Opinion of Counsel with respect to the compliance with conditions precedent shall apply only to the conditions precedent set forth in Section 4.1) on or prior to the date of such authentication and delivery; PROVIDED, HOWEVER, no advance under or issuance of such Conditional Obligations shall be permitted or made without the consent of the Trustee, which consent shall be given by the Trustee only upon the Company's delivery of (a) (i) the relevant documents specified in paragraphs B through H, inclusive, of Section 4.2, (ii) the relevant documents and Obligations specified in paragraphs B, C, D(1) and E of Section 4.3, or (iii) the relevant documents and Designated Qualifying Securities specified in paragraphs C through G, inclusive, of Section 4.4 (in each case with such omissions and variations as are appropriate in view of the fact that such Sections are being used as the basis for advances under or issuances of Conditional Obligations rather than the authentication and delivery of Additional Obligations), which documents would permit the authentication and delivery of Additional Obligations in an aggregate principal amount equal to such requested advance or issuance, (b) an Available Margins Certificate and (c) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for in this Section relating to such advance or issuance have been complied with. For the purposes of (i) receiving payment of Conditional Obligations, whether at maturity, upon redemption or if the principal of Obligations is declared immediately due and payable following an Event of Default, as provided in Section 8.1 of this Indenture, or (ii) computing the principal amount of such Conditional Obligations held by the Holder thereof in giving any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders, the principal amount of such Conditional Obligations shall be deemed to be the actual principal amount that the Company shall owe thereon, which shall equal the aggregate of the amounts advanced to, or on behalf of, the Company in connection therewith, less any prior repayments thereof.

Section 4.9 RUS Reimbursement Obligations.

        Additional Obligations constituting RUS Reimbursement Obligations of one or more series, or within a series, may from time to time be executed by the Company and delivered to the Trustee for authentication, and the same shall be authenticated and delivered by the Trustee upon Company Request, concurrently with the authentication and delivery of any Additional Obligations authorized pursuant to the provisions of Section 4.2, 4.3, 4.4, 4.5, 4.8 or 4.10 and guaranteed by the United States of America, acting through the Administrator of RUS. Except as otherwise provided in a Supplemental Indenture, for the purposes of (i) receiving payment of a RUS Reimbursement Obligation, whether at maturity, upon redemption or if the principal of all Obligations is declared immediately due and payable following an Event of Default, as provided in Section 8.1 of this Indenture, and (ii) computing the principal amount of any RUS Reimbursement Obligation held by a Holder thereof in giving any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders, the principal amount of such RUS Reimbursement Obligation shall be the actual principal amount that the Company shall owe thereon at the time. The proceeds of any payment pursuant to, or loan or advance under, any RUS

Reimbursement Obligation, shall be used solely in connection with the payment of the related guaranteed Obligation, or in connection with the enforcement of, or protection of the security for, such RUS Reimbursement Obligation, and for other related fees and charges.

Section 4.10 Certain Additional Obligations

        Additional Obligations of one or more series, or within a series, may from time to time be executed by the Company and delivered to the Trustee for authentication, and the same shall be authenticated and delivered by the Trustee upon Company Request, upon receipt by the Trustee of the documents and cash deposit, if any, specified in paragraphs A, B, C and D of Section 4.1 on or prior to the date of such authentication and delivery, for the purpose of refinancing or refunding indebtedness of the Company in respect of indebtedness issued by or for the benefit of the Company to refund, refinance or defease (legally or economically) the following pollution control bonds:

        A. $92,130,000 in principal amount of Development Authority of Burke County (Georgia) Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1992;

        B. $2,290,000 in principal amount of Development Authority of Burke County (Georgia) Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1982;

        C. $19,345,000 in principal amount of Development Authority of Burke County (Georgia) Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1993B;

        D. $2,625,000 in principal amount of Development Authority of Burke County (Georgia) Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1994B;

        E. $3,760,000 in principal amount of Development Authority of Monroe County (Georgia) Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 1982; and

        F. $9,910,000 in principal amount of Development Authority of Monroe County (Georgia) Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 1992A.

        The aggregate principal amount of the Additional Obligations authorized pursuant to this Section shall not exceed $130,060,000.


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

                                    ARTICLE V

                                    RELEASES

Section 5.1 Right of Company to Possess and Operate Trust Estate; Dispositions
            without Release.

        So long as no Event of Default shall exist, the Company shall have the right, subject to the provisions of this Article, to possess, use, manage, operate and enjoy the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee), to use and consume such materials, equipment and supplies as may be necessary or appropriate to generate, transmit and distribute electricity or operate the System, and to collect, receive, use, invest and dispose of the rents, issues, tolls, earnings, profits, revenues and other income, products and proceeds from the Trust Estate, with power, in the ordinary course of business, freely and without restriction on the part of the Trustee or of the Holders, to gather, cut, mine and produce crops, timber, minerals, products, materials and supplies and to use, consume and dispose of any thereof, and to alter, repair and change the position or location of any of its lines, railroads, mines, mills, warehouses, buildings, works, structures, machinery, equipment and other property, PROVIDED that such alterations, repairs or changes shall not materially diminish the value thereof or impair the lien of this Indenture thereon, and to deal with, exercise any and all rights under, receive and enforce performance under, modify or amend, and adjust and settle all matters relating to current performance of, choses in action, leases, contracts and other agreements.

        The Company shall have, in addition to and not in limitation of the rights set forth in the preceding paragraph, the right, at any time and from time to time if no Event of Default exists, without any release from or consent by the Trustee,

                A. to sell, exchange or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadaptable, unserviceable, undesirable or unnecessary for use in the operations of the Company, upon substituting for the same other machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other property not necessarily of the same character but of at least equal value to the Company as the property disposed of, which shall forthwith become, without further action, subject to the lien of this Indenture; and no purchaser of any such property shall be bound to inquire into any question affecting the right of the Company to sell or otherwise dispose of the same free from the lien of this Indenture;

                B. to abandon, terminate, cancel, amend, release or make alterations in or substitutions of any leases, contracts, easements, rights-of-way or other agreements subject to the lien of this Indenture, PROVIDED that any amended, altered or substituted leases, contracts, easements, rights-of-way or other agreements shall forthwith, without further action, become subject to the lien of this Indenture to the same extent as those previously existing and PROVIDED FURTHER that, if the Company shall receive any money or property as consideration or compensation for such termination, cancellation, release,


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

        amendment, alteration or substitution, such money (to the extent it exceeds $100,000 per cancellation, release, amendment, alteration or substitution) or property, forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a Prior Lien) or otherwise subjected to the lien of this Indenture;

                C. to surrender or modify any franchise, right (charter and statutory), license or permit subject to the lien of this Indenture which it may own or hold or under which it may be operating, PROVIDED that, in the opinion of the Board of Directors or an Officer of the Company, the preservation of such franchise, right, license or permit is no longer necessary in the conduct of the business of the Company, PROVIDED FURTHER that the exercise of the right of any municipality or any other political subdivision to terminate a permit, license or franchise shall not be deemed to be a surrender or modification of the same, and PROVIDED FURTHER that, if the Company shall receive any money or property as consideration or compensation for such surrender or modification, such money (to the extent it exceeds $100,000 per surrender or modification) or property, forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a Prior Lien) or otherwise subjected to the lien of this Indenture;

                D. to grant rights-of-way and easements over or in respect of any property in the Trust Estate, or release rights-of-way and easements constituting portions of the Trust Estate, PROVIDED that, in the opinion of the Board of Directors or an Officer of the Company, no such grant will impair the usefulness of such property in the conduct of the Company's business and no such release shall occur with respect to any right-of-way or easement that is necessary to the operation of the System, and PROVIDED FURTHER that any cash consideration in excess of $100,000 (per grant or release) received by the Company upon or in connection with the granting thereof, forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a Prior Lien);

                E. to demolish, dismantle, tear down or, use for scrap or abandon any property in the Trust Estate, or abandon any thereof other than land and estates in land, if in the opinion of the Board of Directors or any Officer of the Company such demolition, dismantling, tearing down, scrapping or abandonment is desirable in the conduct of the business of the Company and the value and utility of the Trust Estate as an entirety will not thereby be materially impaired;

                F. to alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances, PROVIDED that no change shall be made in the location of any such property subject to the lien of this Indenture which removes such property into a jurisdiction in which this Indenture and any required financing or continuation statement covering security interests in such property have not been recorded, registered or filed in the manner required by law to preserve the lien of this Indenture on such property or otherwise impairs the lien hereof;

                G. to deal in, sell, dispose of or otherwise use inventory which are subject to the lien of this Indenture in the ordinary course of the Company's business, collect or liquidate accounts which are subject to the lien of this Indenture in the ordinary course of the

        Company's business, or use cash proceeds of the Trust Estate which are subject to the lien of the Indenture (other than cash deposited or required to be deposited with the Trustee pursuant to this Indenture) in the business of the Company, PROVIDED, that the Company's right to rely upon this paragraph G shall be conditioned upon and the Company shall deliver to the Trustee, within thirty (30) days following January 1 and July 1 in each year (each, a "Six-Month Period"), an Officers' Certificate to the effect that all dealings in, and sales, dispositions and other uses of, such inventory by the Company and all collections and liquidations of such accounts by the Company during such Six-Month Period were in the ordinary course of the Company's business and that all such cash proceeds were used by the Company in connection with its business or to make other cash payments permitted by this Indenture, and PROVIDED FURTHER that this paragraph G shall not apply to any dealing in, or sale, disposition or other use of, such inventory, collection or liquidation of such accounts, or use of such cash proceeds in any single transaction or related series of transactions involving more than 10% of the fair value of the Trust Estate and, in such event, such action shall be made pursuant to the provisions of Section 5.2; and

                H. to sell, lease or sublease, subject to the lien of this Indenture, any property, PROVIDED that the Company shall maintain possession and control of such property pursuant to a lease or sublease meeting the requirements of paragraph C of the definition of "Property Additions."

        The Trustee shall, from time to time, execute a written instrument to evidence and confirm any action taken by the Company under this Section, upon receipt by the Trustee of (i) a Board Resolution or Officers' Certificate requesting the same and expressing any required opinions, (ii) an Officers' Certificate stating that no Event of Default exists and that said action was duly taken in conformity with a designated paragraph of this Section, and (iii) an Opinion of Counsel stating that said action was duly taken by the Company in conformity with this Section and that the execution of such written instrument by the Trustee is appropriate to confirm such action under this Section.

Section 5.2 Releases.

        The Company shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any part of the Trust Estate (except cash, Pledged Securities and other personal property held by, or required to be deposited with, the Trustee hereunder) and the Trustee shall, from time to time, release property so sold, exchanged or otherwise disposed of from the lien of this Indenture, but only upon receipt by the Trustee of the following:

                A. A Board Resolution requesting such release and describing the property to be released; PROVIDED, HOWEVER, that no Board Resolution shall be required as to any item of property if the Officers' Certificate delivered pursuant to paragraph B below states that the value of such item of property to be released does not exceed 0.1% of the fair value of the Trust Estate.

                B. An Officers' Certificate (hereinafter called a "Release Certificate"), dated not more than thirty (30) days prior to the date of the Application for such release and signed, in


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

        the case of the following clause (2), by an Engineer, and, in the case of the following clauses (5) and (6), by an Engineer or an Appraiser, setting forth in substance as follows:

                        (1) that the Company has sold, exchanged or otherwise
                disposed of, has contracted to sell, exchange or otherwise dispose of, or intends to sell, exchange or otherwise dispose of, the property so requested to be released;

                        (2) that

                                (a) such sale, exchange or other disposition is
                        desirable in the conduct of the business of the Company and the property to be released is no longer necessary in the conduct of the business of the Company, or

                                (b) such sale, exchange or other disposition has
                        been or is to be made in lieu and reasonable anticipation of the taking of such property by eminent domain by the United States of America or a designated state, municipality or other governmental authority having the power to take such property by eminent domain, or

                                (c) such sale, exchange or other disposition has
                        been or is to be made in lieu and reasonable anticipation of the exercise of a right of the United States of America or a designated state, municipality or other governmental authority to purchase, or designate a purchaser or order the sale of, such property;

                        (3) that no Event of Default exists;

                        (4) that, in the opinion of the signers, the proposed
                release will not impair the security under this Indenture in contravention of the provisions hereof and that all conditions precedent herein provided for relating to such release have been complied with;

                        (5) the fair value, in the opinion of said Engineer or
                Appraiser, of the property to be released at the date of the Release Certificate; and if, by virtue of clause (7) of this paragraph, any of the property to be released shall be separately described in the Release Certificate, the fair value of such property shall be separately stated; PROVIDED, HOWEVER, that it shall not be necessary under this clause to state the fair value of any property whose fair value is certified in an Independent Engineer's or Independent Appraiser's Certificate under paragraph C below;

                        (6) whether

                                (a) the aggregate of the fair value of the
                        property to be released at the date of the Release Certificate and the fair value of all securities or other property released since the commencement of the then current calendar year (as previously certified to the Trustee in connection with releases) is 10% or more of the aggregate principal amount of all Obligations at the time Outstanding and whether the fair value of the property to be released is at least $25,000 and at least 1% of the aggregate principal amount of all Obligations at the time Outstanding, or

                                (b) the fair value of the property to be
                        released at the date of the Release Certificate is more than 0.1% of the fair value of the Trust Estate.

               and, if all the facts specified in either clause (a) or (b) above are present, that a certificate of an Independent Engineer or Independent Appraiser as to the fair value of the property to be released will be furnished under paragraph C below; and

                        (7) whether any purchase money obligations to be
                delivered to the Trustee or to be certified as delivered to the trustee, mortgagee or other holder of a Prior Lien under paragraph D(4) below are to be secured by a purchase money mortgage on less than all the property to be released; and, if so, the property to be covered by such purchase money mortgage shall be separately described.

                C. In case it shall be stated pursuant to paragraph B(6) above that the same will be furnished, a certificate of an Independent Engineer or Independent Appraiser, dated not more than thirty (30) days prior to the date of the Application for such release, stating the fair value, in the Independent Engineer's or Independent Appraiser's opinion, at the date of the Release Certificate of the property to be released, and stating separately the fair value of any such property separately described pursuant to paragraph B(7) above and stating also that, in the opinion of the Independent Engineer or Independent Appraiser, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                D. Cash equal to the fair value, as certified pursuant to this Section, of the property to be released; PROVIDED, HOWEVER, that, no cash deposit will be required if the Officers' Certificate delivered pursuant to paragraph B above states that the value of each item of property to be released does not exceed 0.1% of the fair value of the Trust Estate and the value of all property released during the current calendar year under this proviso does not exceed 0.5% of the fair value of the Trust Estate; and PROVIDED FURTHER that, in lieu of all or any part of such cash, the Company shall have the right to deposit and pledge with or deliver to the Trustee any of the items described in the following clauses of this paragraph:

                        (1) purchase money obligations secured by a mortgage or
                similar instrument (hereinafter in this paragraph called a "mortgage") on the property to be released or the portion thereof separately described pursuant to paragraph B(7) above, maturing not more than 10 years after the date of the deposit thereof and not exceeding in principal amount 80% of the fair value of the property covered by such purchase money mortgage, as certified pursuant to paragraph B(5) or C above, which purchase


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

                money obligations and the mortgage securing the same shall be duly assigned to and deposited and pledged with the Trustee, shall be accompanied by an Officers' Certificate stating that the aggregate unpaid principal amount of all purchase money obligations received by the Trustee under this clause and then deposited and pledged with it (including those then being deposited and pledged with the Trustee), together with all those then and theretofore delivered to and then held by any trustees, mortgagees or other holders of Prior Liens under clause (4) below, does not exceed 10% of the aggregate principal amount of all Obligations then Outstanding and shall be received by the Trustee at their principal amount in lieu of cash;

                        (2) the relevant documents specified in paragraphs B
                through H, inclusive, of Section 4.2 for delivery whenever requesting the use of Bondable Additions as a basis, in whole or in part, for the release of any part of the Trust Estate under this Section, said documents to be received by the Trustee in lieu of cash up to the Bondable Additions thereby certified; PROVIDED, HOWEVER, that if all the property to be released was, immediately before the sale or disposition thereof Non-Bondable Property, subject to a Prior Lien, the Bondable Additions being used as a basis for such release may be subject to the same Prior Lien without any deduction for the Prior Lien Obligations thereby secured in computing such Bondable Additions and said documents may be modified accordingly;

                        (3) the relevant documents and Obligations specified in
                paragraphs B, C, D(1) and E of Section 4.3 (with such omissions and variations as are appropriate in view of the fact that the Obligations described therein as previously or concurrently retired or defeased or principal payments on Obligations are being used as the basis for the release of any part of the Trust Estate) for delivery whenever requesting the use of Obligations previously or concurrently retired or defeased or payments on Obligations as a basis, in whole or in part, for the release of any part of the Trust Estate under this Section, said documents to be received by the Trustee in lieu of cash up to an amount equal to the principal amount of Obligations previously or concurrently retired or defeased or payments on Obligations and in either case not previously used as a basis for the issuance of Additional Obligations or the withdrawal of cash;

                        (4) a certificate of the trustee, mortgagee or other
                holder of a Prior Lien on all or any part of the property to be released, stating that a specified amount of cash or a specified principal amount of purchase money obligations of the character described in clause (1) above and representing proceeds of the sale of such property have been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, such certificate to be received by the Trustee in lieu of cash equal to the cash and the principal amount of the purchase money obligations so certified to have been deposited with such trustee, mortgagee or other holder, PROVIDED there shall also be delivered to the Trustee an Officers' Certificate stating that such property to be released was subject to such Prior Lien, which shall be briefly described or otherwise identified, and that the aggregate principal amount of all purchase money obligations received by the Trustee under clause
                (1) of this paragraph and then deposited and pledged with it, together with all those then and theretofore delivered to and then held by any trustees, mortgagees or other holders


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

                of Prior Liens under this clause, does not exceed 10% of the aggregate principal amount of all Obligations then Outstanding;

                        (5) an Officers' Certificate stating that the property
                to be released has been sold, exchanged or otherwise disposed of subject to a specified Prior Lien or Prior Liens existing thereon immediately before such sale or disposition, briefly describing or otherwise identifying such Prior Lien or Prior Liens, stating the principal amount of the outstanding Prior Lien Obligations secured thereby and stating that such property constitutes all the property which, immediately before such sale or disposition was subject to such Prior Lien or Prior Liens, said Certificate to be received by the Trustee in lieu of cash in an amount equal to the principal amount of outstanding Prior Lien Obligations so stated to be secured by such Prior Lien or Prior Liens; or

                        (6) The relevant documents and Designated Qualifying
                Securities specified in paragraphs C, D, E, F and G of Section
                4.4 (with such omissions and variations as are appropriate in view of the fact that the Designated Qualifying Securities described therein are being used as the basis for the release of any part of the Trust Estate and except that the maturity date or dates for such Designated Qualifying Securities may be as determined by the Company) for delivery whenever requesting the use of Designated Qualifying Securities as a basis, in whole or in part, for the release of any part of the Trust Estate under this Section, said documents to be received by the Trustee in lieu of cash up to an amount equal to the principal amount of such Designated Qualifying Securities.

                E. An Opinion of Counsel

                        (1) stating that the certificates, opinions and other
                instruments and/or cash and/or obligations which have been or are therewith delivered to or deposited and pledged with the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Application, all conditions precedent herein provided for or relating to the release from the lien of this Indenture of the property so sold, exchanged or otherwise disposed of or contracted to be sold, exchanged or otherwise disposed of have been complied with;

                        (2) stating that the purchase money obligations, if any,
                being delivered to the Trustee or to the trustee, mortgagee or other holder of a Prior Lien are valid obligations and are duly secured by a valid purchase money mortgage constituting a lien upon all the property to be released, or upon the portion thereof separately described pursuant to paragraph B(7) above, free of any Prior Liens other than any existing on the property to be released immediately prior to such release, and that the assignment to the Trustee of such purchase money obligations and the mortgage securing the same is valid and in recordable form;

                        (3) in case any cash or purchase money obligation shall
                be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, stating


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

                that the property to be released, or a specified portion thereof, is or immediately before such sale, exchange or other disposition was subject to such Prior Lien and that such deposit is required by such Prior Lien;

                        (4) in case the sale, exchange or other disposition of
                the property to be released shall have been certified, pursuant to paragraph B(2)(b) above, to be in lieu and reasonable anticipation of the taking of such property by eminent domain, stating that such property could lawfully have been taken by the grantee by eminent domain;

                        (5) in case the sale, exchange or other disposition of
                the property to be released shall have been certified, pursuant to paragraph B(2)(c) above, to be in lieu and reasonable anticipation of the exercise of a right to purchase, or to designate a purchaser or order the sale of, such property, stating that the designated governmental authority had, at the time of such sale or disposition, a right to purchase or designate a purchaser of such property or to order its sale; and

                        (6) in case an Officers' Certificate shall have been
                delivered to the Trustee in lieu of cash pursuant to paragraph D(4) above, stating that the property to be released, or a specified portion thereof, is or immediately before such sale or disposition was subject to the Prior Lien or Prior Liens described or otherwise identified in said Certificate.

        If any property released from the lien of this Indenture as provided in this Section shall continue to be owned by the Company after such release, this Indenture shall not become or be, or be required to become or be, a lien on such property or any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property unless the Company shall execute and deliver to the Trustee a Supplemental Indenture, in recordable form, containing a grant, conveyance, transfer or mortgage thereof to the Trustee all in accordance with Section 13.5.

Section 5.3 Eminent Domain.

        If any or all of the Trust Estate shall be taken by eminent domain or purchased pursuant to the right of a governmental authority to purchase or designate a purchaser for such property or to order its sale, the Trustee may release the property so taken and shall be fully protected in so doing upon being furnished with

                A. an Officers' Certificate requesting such release, describing the property to be released and stating that such property has been taken by eminent domain or purchased pursuant to the right of a governmental authority to purchase or designate a purchaser for such property or to order its sale and that all conditions precedent herein provided for relating to such release have been complied with;

                B. an Opinion of Counsel to the effect that an order of a court of competent jurisdiction has been issued providing for the taking of such property by exercise of the right of eminent domain or purchased pursuant to the right of a governmental authority to purchase or designate a purchaser for such property or to order its sale, that such order or such sale of such property has become final or an appeal therefrom is not being pursued by the Company and that all conditions precedent herein provided for relating to such release have been complied with; and

                C. subject to the requirements of any Prior Lien on the property so taken, cash equal to such award or sale price.

Section 5.4 Written Disclaimer of Trustee.

        In case the Company proposes to sell, exchange or otherwise dispose of or has sold, exchanged or otherwise disposed any property not subject to the lien hereof and the recipient thereof requests the Company to furnish a written disclaimer or quitclaim by the Trustee of any interest in such property under this Indenture, the Trustee shall execute such an instrument without substitution of other property or cash upon receipt by the Trustee of

                A. a Company Request for the execution of such disclaimer or quitclaim;

                B. an Officers' Certificate which shall identify the sale, exchange or other disposition or proposed sale, exchange or other disposition, describe the property sold or to be sold, exchanged or otherwise disposed of, state that such property is not subject to the lien hereof, and state that the recipient of such property has requested a written disclaimer or quitclaim by the Trustee; and

                C. an Opinion of Counsel which shall also state that such property is not subject to the lien hereof and not required to be subjected thereto by any of the provisions hereof.

Section 5.5 Powers Exercisable Notwithstanding Event of Default.

        While in possession of all or substantially all of the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee), the Company may exercise the powers conferred upon it in this Article even though it would otherwise be prohibited from doing so while an Event of Default exists as provided therein, if the Trustee in its discretion (based upon such opinions and certifications as the Trustee deems necessary), or the Holders of not less than a majority in aggregate principal amount of the Obligations then Outstanding, by Act of such Holders, shall specifically consent to such action, in which event none of the instruments required to be furnished to the Trustee under this Article as a condition to the exercise of such powers need state that no Event of Default exists as provided therein.

Section 5.6 Powers Exercisable by Trustee or Receiver.

        In case all or substantially all of the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee) shall be in the possession of a trustee or receiver lawfully appointed, the powers hereinbefore in this Article conferred upon the Company with respect to the sale, exchange or other disposition and release of the Trust Estate may be exercised by such trustee or receiver (with the consent of the Trustee or Holders as specified in


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Section 5.5), in which case a written request signed by such receiver or trustee shall be deemed the equivalent of any Board Resolution or Company Request required by this Article and a certificate signed by such trustee or receiver shall be deemed the equivalent of any Officers' Certificate required by this Article and such certificate need not state that no Event of Default exists. If the Trustee shall be in possession of the Trust Estate under Section 8.3, such powers may be exercised by the Trustee in its discretion.

Section 5.7 Purchaser Protected.

        No purchaser or other recipient in good faith of property purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or other recipient of any property or rights permitted by this Article to be sold, exchanged or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, exchange or other disposition. Any release executed by the Trustee under this Article shall be sufficient for the purpose of this Indenture and shall constitute a good and valid release of the property therein described from the lien hereof.

Section 5.8 Disposition of Collateral on Discharge of Prior Liens.

        Upon the cancellation and discharge of any Prior Lien, the Company will cause all cash and purchase money obligations then held by the trustee, mortgagee or other holder of such Prior Lien, which were received by such trustee, mortgagee or other holder in accordance with the provisions of this Article (including all proceeds of or substitutions for any thereof), to be paid to or deposited and pledged with the Trustee, such cash to be held and paid over or applied by the Trustee as provided in Article VI.

Section 5.9 Disposition of Obligations Received.

        All purchase money obligations received by the Trustee under this Article shall be held by the Trustee as a part of the Trust Estate. Upon payment to the Trustee of the entire unpaid principal amount of any such obligation, the Trustee shall release and transfer such obligation and any mortgage securing the same upon Company Request. Any cash received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Moneys under Article VI subject to application as therein provided. The Trustee shall not be responsible for the collection of the principal of or interest on any such obligations. All interest and other income on any such obligations, when received by the Trustee, shall, except to any extent otherwise provided in
Section 15.4, be paid from time to time to the Company upon Company Request, unless an Event of Default shall exist. If an Event of Default shall exist, any interest and other income on any such obligations not theretofore paid upon Company Request, when collected by the Trustee, shall be applied by the Trustee in accordance with Section 8.7.


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                                   ARTICLE VI

                           APPLICATION OF TRUST MONEYS

Section 6.1 "Trust Moneys" Defined.

        All moneys received by the Trustee

                A. upon the release of property from the lien of this Indenture, including all moneys received in respect of the principal of all purchase money obligations, or

                B. as compensation for, or proceeds of sale of, any part of the Trust Estate taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of, or

                C. as proceeds of insurance upon any part of the Trust Estate, or

                D. as excess principal paid on Designated Qualifying Securities pursuant to Section 16.2B, or

                E. for application under this Article as elsewhere herein provided, or whose disposition is not elsewhere herein otherwise specifically provided for,

(all such moneys being herein sometimes called "Trust Moneys") shall be held by the Trustee, except as otherwise provided in this Article, as a part of the Trust Estate and, upon any entry upon or sale of the Trust Estate or any part thereof under Article VIII, Trust Moneys shall be applied in accordance with
Section 8.7; but, prior to any such entry or sale, all or any part of the Trust Moneys may be withdrawn, and shall be paid, released or applied by the Trustee, from time to time as provided in Sections 6.2 to 6.9, inclusive, and may be applied by the Trustee as provided in Sections 9.7, 13.11 and Section 15.14.

Section 6.2 Withdrawal on Basis of Bondable Additions.

        Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee under this Section upon Company Request, from time to time, equal to the Bondable Additions made the basis for such withdrawal pursuant to paragraph C below, upon receipt by the Trustee of the following:

                A. A Board Resolution requesting the withdrawal and payment of Trust Moneys.

                B. An Officers' Certificate dated not more than thirty (30) days prior to the date of the Application for the withdrawal and payment of such Trust Moneys, stating

                        (1) that no Event of Default exists; and

                        (2) that all conditions precedent herein provided for
                relating to such withdrawal and payment have been complied with.


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

                C. The additional relevant documents specified in Section 4.2 (other than an Available Margins Certificate) for delivery whenever requesting the use of Bondable Additions as a basis for the withdrawal of Trust Moneys under this Section.

Section 6.3 Withdrawal on Basis of Retirement or Defeasance of Obligations or
            Payments on Obligations.

        Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee under this Section upon Company Request, from time to time, equal to the principal amount of Obligations or payments on Obligations made the basis for such withdrawal pursuant to paragraph C below, upon receipt by the Trustee of the following:

                A. A Board Resolution requesting the withdrawal and payment of Trust Moneys.

                B. An Officers' Certificate, dated not more than thirty (30) days prior to the date of the Application for the withdrawal and payment of such Trust Moneys, stating

                        (1) that no Event of Default exists; and

                        (2) that all conditions precedent herein provided for
                relating to such withdrawal and payment have been complied with.

                C. The Obligations and documents which the Company would be required to furnish to the Trustee upon an Application for the authentication and delivery of Additional Obligations under Section 4.3, but without complying with the requirements of paragraphs A, E and F thereof.

                D. An Opinion of Counsel stating that the documents and Obligations which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of the relevant Application, all conditions precedent herein provided for or relating to withdrawal and payment of the Trust Moneys whose withdrawal and payment is then requested have been complied with.

Section 6.4 Withdrawal on Basis of Designated Qualifying Securities.

        Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee under this Section upon Company Request, from time to time, equal to the principal amount of Designated Qualifying Securities made the basis for such withdrawal pursuant to paragraph C below, upon receipt by the Trustee of the following:

                A. A Board Resolution requesting withdrawal and payment of Trust Moneys.

                B. An Officers' Certificate, dated not more than thirty (30) days prior to the date of the Application for the withdrawal and payment of such Trust Moneys, stating


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                        (1) that no Event of Default exists; and

                        (2) that all conditions precedent herein provided for
                relating to such withdrawal and payment have been complied with.

                C. The Designated Qualifying Securities documents and opinions which the Company would be required to furnish to the Trustee upon an Application for the authentication and delivery of Additional Obligations under Section 4.4, but without complying with the requirements of paragraphs A, B and F(4) thereof (with such omissions and variations as are appropriate in view of the fact that the Designated Qualifying Securities described therein are being used as the basis for the release of Trust Moneys and except that the maturity date or dates for such Designated Qualifying Securities may be as determined by the Company).

                D. An Opinion of Counsel stating that the documents and the Designated Qualifying Securities which have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of the relevant Application, all conditions precedent herein provided for or relating to the withdrawal and payment of the Trust Moneys whose withdrawal and payment is then requested have been complied with.

Section 6.5 Retirement of Obligations or Payments on Obligations.

        Trust Moneys shall be applied by the Trustee from time to time to the redemption of Outstanding Secured Obligations of the several series and maturities that may be designated for the purpose by the Company, all in accordance with the provisions applicable to redemption at the option of the Company and with any premiums applicable thereto, or to the payment of the principal of any such Obligations at their Stated Maturity or to the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of said ways, or to the payment of the Obligations that may be designated by the Company, all in accordance with the rights of the Company to make such payments and with any penalties or premiums applicable thereto, as the Company shall request upon Company Request, upon receipt by the Trustee of the following:

                A. A Board Resolution directing the application pursuant to this Section of Trust Moneys and, in case any such moneys are to be applied to redemption or payment, designating the Obligations so to be redeemed or paid and stating the applicable Redemption Price, if any, and, in case such moneys are to be applied to the purchase of Obligations, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Obligations to be purchased, and in the case such moneys are to be applied to the payment on Obligations, designating the Obligations to be so paid and stating the applicable penalties or premiums, if any.

                B. Cash equivalent to the maximum amount of the accrued interest and the premium or penalty, if any, required to be paid in connection with any such redemption, purchase or payment, which cash shall be held by the Trustee in trust for such purpose.


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

                C. An Officers' Certificate, dated not more than thirty (30) days prior to the date of the relevant Application, stating

                        (1) that no Event of Default exists; and

                        (2) that all conditions precedent herein provided for
                relating to such application of Trust Moneys have been complied with.

                D. An Opinion of Counsel stating that the documents and the cash, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture, and that, upon the basis of such Application, all conditions precedent herein provided for relating or to such application of Trust Moneys under this Section in accordance with such Board Resolution have been complied with.

        Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed by such Board Resolution, up to, but not exceeding, the principal amount of the Obligations so redeemed, paid or purchased, or the principal amount of the Obligations so paid, using the cash deposited pursuant to paragraph B above, to the extent necessary, to pay any accrued interest, penalty and premium required in connection with such redemption, purchase or payment.

        A Board Resolution expressed to be irrevocable directing the application of Trust Moneys under this Section to the payment of the principal of particular Obligations shall, for all purposes of this Indenture, be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any cash deposited with the Trustee pursuant to paragraph B above for the payment of accrued interest, penalty and premium shall not, after compliance with the foregoing provisions of this Section, be deemed to be a part of the Trust Estate or Trust Moneys.

Section 6.6 Withdrawal of Insurance Proceeds.

        A. To the extent that any Trust Moneys consist of proceeds of insurance upon any part of the Trust Estate, they may also be withdrawn by the Company and shall be paid by the Trustee upon Company Request to reimburse the Company for the Cost to the Company to repair, rebuild or replace the property destroyed or damaged, upon receipt by the Trustee of the following:

                (1) An Officers' Certificate, dated not more than thirty (30) days prior to the date of the Application for the withdrawal and payment of such Trust Moneys and signed with respect to clauses (1) and (3) below, in addition to the two Officers signing the same, by a Person, who may be one of such Officers, signing as an Accountant, setting forth:

                        (a) that expenditures have been made, or costs incurred,
                by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements, which shall be briefly described, and setting forth the amount of any such expenditures or costs for the acquisition of a major item of property, which shall be separately specified, in replacement of any destroyed or damaged property;


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

                        (b) that no part of such expenditures or costs has been
                or is being made the basis for the authentication and delivery of Obligations or the withdrawal of any cash or the release of any property from the lien of this Indenture or has been paid out of the proceeds of insurance upon any part of the Trust Estate not required to be paid to the Trustee under Section 13.8;

                        (c) that there is no outstanding indebtedness, other
                than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborers', materialmen's, statutory or other similar lien upon any of such repairs, rebuildings or replacements, which lien might, in the opinion of the signers of such Certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

                        (d) that no Event of Default exists; and

                        (e) that all conditions precedent herein provided for
                relating to such withdrawal and payment have been complied with.

                (2) An Engineer's or Appraiser's Certificate, dated not more than thirty (30) days prior to the date of the related Application, stating, in the opinion of the signer, the fair value to the Company of any major item of property specified in paragraph A(1) above; and the Engineer or Appraiser shall be an Independent Engineer or Appraiser if such property constitutes an Acquired Facility and if the fair value to the Company of such Acquired Facility is at least $25,000 and at least 1% of the aggregate principal amount of all Obligations at the time Outstanding.

                (3) An Opinion of Counsel stating

                        (a) that the documents which have been or are therewith
                delivered to the Trustee conform to the requirements of this Indenture, that, upon the basis of the related Application, all conditions precedent herein provided for relating to such withdrawal and payment of Trust Moneys then requested have been complied with; and

                        (b) that the Company's right, title and interest in and
                to the repairs, rebuildings and replacements described in the Officers' Certificate delivered pursuant to paragraph A above are subject to the lien of this Indenture.

                (4) Title Evidence indicating that the Company has acquired, or upon payment of the costs to be paid as requested will acquire, title to the repairs, rebuildings or replacements described in the Officers' Certificate delivered pursuant to paragraph A above at least equivalent to its title to the property destroyed or damaged.


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

        Upon compliance with the foregoing provisions of this paragraph, the Trustee shall pay on Company Request an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in such Officers' Certificate; PROVIDED, HOWEVER, that, in the case of expenditures or costs for the acquisition of a major item of property in replacement of any destroyed or damaged property, such expenditures or costs shall not exceed the fair value to the Company of such replacement as certified pursuant to the paragraph (2) above.

        B. To the extent that any Trust Moneys consist of proceeds of insurance upon, or payable in consequence of destruction of or damage to, that portion of the Trust Estate consisting of the property ("Leased Assets") subject to a lease (a "Capital Asset Lease") described in paragraph C of the definition of "Property Additions" or paragraph H of Section 5.1, they shall be paid by the Trustee upon Company Request to the lessor under a Capital Assets Lease or its designee, upon receipt by the Trustee of the following:

                (1) An Officer's Certificate, dated not more than 30 days prior to the date of the Application for the withdrawal and payment of such Trust Moneys and signed also in the case of the following clauses (b),
        (c) and (d) by an Engineer or Appraiser, setting forth in substance as follows:

                        (a) an amount is, or with an election which shall be
                made by the Company, will be, due and payable to the lessor under the Capital Assets Lease in respect of such destruction of or damage to the Leased Assets and the amount of the request for withdrawal of Trust Moneys to which such Officers' Certificate relates does not exceed such amount;

                        (b) the amount of Trust Moneys to be withdrawn pursuant
                to such Company Request is not more than the difference of (i) the amount of proceeds of insurance received in consequence of such destruction of or damage to the Leased Assets which has theretofore been deposited with the Trustee, minus either (ii) if the Leased Assets are not to be repaired or replaced, the difference between (A) the fair value in the opinion of said Engineer or Appraiser of the Leased Assets immediately prior to the destruction or damage giving rise to the receipt of the proceeds of insurance, minus (B) the fair value in the opinion of said Engineer or Appraiser of the Leased Assets at the date of such Officers' Certificate or (iii) if the Leased Assets are to be repaired or replaced, the cost of repair or replacement as estimated by such Engineer or Appraiser;

                        (c) whether

                                (i) the aggregate of the amount of Trust Moneys
                        to be withdrawn in accordance with such Application and the fair value of all Trust Moneys, withdrawn pursuant to this paragraph B of this Section 6.6 or securities or other property released pursuant to Section 5.2 since the commencement of the then current calendar year (as previously certified to the Trustee in connection with withdrawals or releases) is 10% or more of the aggregate principal amount of all Obligations at the time Outstanding, and whether said


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

                        amount of Trust Moneys to be withdrawn is at least $25,000 and at least 1% of the aggregate principal amount of all Obligations at the time Outstanding, or

                                (ii) the amount of the Trust Moneys to be
                        withdrawn in accordance with such Application is more than $1,000,000;

                        (d) that, in the opinion of the signers, the proposed
                withdrawal will not impair the security under this Indenture in contravention of the provisions hereof; and

                        (e) that no Event of Default exists.

If the facts specified in either Subclause (i) or (ii) of clause (c) above are present, such Officers' Certificate shall be accompanied by a certificate of an Independent Engineer or Independent Appraiser, dated not more than 30 days prior to the date of the Application for withdrawal and payment of Trust Moneys, to the effect set forth in clauses (b) and (d) above. Upon compliance with the foregoing provisions of this Section, the Trustee shall pay on Company Request an amount of Trust Moneys of the character aforesaid equal in the amount stated in such Officers' Certificate.

Section 6.7 Amounts under $25,000.

        In case the amount of Trust Moneys at any one time received by the Trustee shall not exceed $25,000, the same shall (unless an Event of Default exists) be paid over upon Company Request; and the Company covenants and agrees that it will, within 12 months after such Trust Moneys shall have been so paid over, deposit and file with the Trustee the documents and Obligations, if any, which by the provisions of Sections 6.2, 6.3, 6.4, 6.6 or 6.8 would have been delivered to the Trustee to entitle the Company to have the Trust Moneys paid over as in such Section provided, with such omissions and variations as are appropriate by reason of the fact that such Trust Moneys have theretofore been paid over by the Trustee without prior compliance with such Sections. In the event that the Company shall have failed to comply with the foregoing covenant, no further payment may be made under this Section until the Company shall have deposited and filed with the Trustee the required documents and Obligations, if any.

Section 6.8 Powers Exercisable Notwithstanding Default.

        While in possession of all or substantially all of the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee), the Company may do any of the things enumerated in Sections 6.2 to 6.7, inclusive, which it is prohibited from doing while an Event of Default exists as provided therein, if the Trustee in its discretion (based upon such opinions and certifications as the Trustee deems necessary), or the Holders of not less than a majority in aggregate principal amount of the Obligations then Outstanding, by Act of such Holders, shall specifically consent to such action, in which event any Certificate filed under any of said Sections shall omit any statement to the effect that no Event of Default exists as provided thereunder.


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

Section 6.9 Powers Exercisable by Trustee or Receiver.

        In case all or substantially all of the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee (with the consent of the Trustee or Holders specified in Section 6.8), in which case a written request signed by such receiver or trustees shall be deemed the equivalent of any Board Resolution or Company Request required by this Article and a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article and such certification need not state that no Event of Default exists. If the Trustee shall be in possession of the Trust Estate under Section 8.3, such powers may be exercised by the Trustee in its discretion.

Section 6.10 Disposition of Obligations Retired.

        All Obligations received by the Trustee and on the basis of which Trust Moneys are paid over or for whose payment, redemption or purchase Trust Moneys are applied under this Article, if not previously canceled, shall be promptly canceled by the Trustee and thereafter the Trustee shall retain or destroy such Obligations and deliver a certificate of destruction to the Company.

                                   ARTICLE VII

                                   DEFEASANCE

Section 7.1 Termination of Company's Obligations.

        A. The Company may terminate its obligations under the Obligations and this Indenture if all Obligations previously authenticated and delivered (other than destroyed, lost or stolen Obligations which have been replaced or paid or Obligations for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 7.3) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

        B. Except as otherwise provided in this Section, the Company may terminate its obligations under all Obligations constituting a series, or a maturity within a series, and all of its obligations under this Indenture to or for the benefit of the Holders of such Obligations, if:

                (1) the Company has (i) in case any of such Obligations are to be redeemed on any date prior to their Stated Maturity, given to the Trustee irrevocable instructions to give as provided in Article XIV notice of redemption of such Obligations (other than Obligations which have been purchased by the Trustee at the direction of the Company as hereinafter provided prior to the giving of such notice of redemption), and (ii) irrevocably deposited or caused to be deposited with the Trustee or Paying Agent (if other than the Company), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, as trust funds in trust for the benefit of the Holders of such


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

        Obligations for that purpose, money or Defeasance Securities maturing as to principal and interest in such amounts and at such times as are sufficient (in the opinion of a nationally recognized firm of Independent public accountants expressed in a certificate signed by such firm and delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal or Redemption Price (if applicable) of, and interest due or to become due on such Obligations (other than destroyed, lost or stolen Obligations which have been replaced or paid or Obligations for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company as provided in the second sentence of Section 7.3) on or prior to the Redemption Date or Stated Maturity thereof, as the case may be, in accordance with the terms of this Indenture and such Obligations; PROVIDED that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such Defeasance Securities to the payment of said principal, Redemption Price and interest with respect to such Obligations;

                (2) no Event of Default shall exist on the date of such deposit or shall occur as a result of such deposit;

                (3) the Company shall have delivered to the Trustee either (i) a ruling from the Internal Revenue Service and directed to the Trustee to the effect that the Holders of such Obligations will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this paragraph and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or (ii) an Opinion of Counsel from nationally recognized tax counsel not an employee of the Company to the same effect as the ruling described in clause (i);

                (4) the Company has paid or caused to be paid all sums then due from the Company hereunder and under such Obligations;

                (5) the Company has delivered an Opinion of Counsel stating that the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

                (6) the Company has delivered an Opinion of Counsel stating that the Holders of such Obligations (or the Trustee for the benefit of such Holders) shall have a perfected security interest under applicable law in the money or Defeasance Securities so deposited; and

                (7) the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate, each stating that the conditions set forth in clauses (1) through (6) above have been complied with.

        After any such irrevocable deposit, the Trustee upon Company Request shall acknowledge in writing the discharge of the Company's obligations under such Obligations and of the Company's obligations to or for the benefit of the Holders of such Obligations or under this Indenture, except for those surviving obligations specified below.


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

        C. Notwithstanding the satisfaction of the conditions set forth in paragraph B with respect to all Obligations constituting a series, or a maturity within a series, the Company's obligations to or for the Holders of such Obligations or to the Trustee under Sections 3.7, 3.8, 7.2, 7.3, 7.4, 9.7, 9.10, 10.2, 13.1, 13.2, 13.3 and 15.14 shall survive until such Obligations are no longer Outstanding. Thereafter, only the Company's obligations under Sections 7.3, 7.4, 9.7 and 15.14 shall survive with respect to such Holders or the Trustee. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in paragraph B(3) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations to such Holders under Section 13.1, then the Company's obligations to such Holders under such Section 13.1 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to such Holders.

        D. The Trustee shall, if so directed by the Company (i) prior to the Stated Maturity of Obligations in respect of which a deposit has been made under paragraph B(l) above which are not to be redeemed prior to their Stated Maturity or (ii) prior to the giving of the notice of redemption referred to in paragraph B(l) above with respect to any Obligations in respect of which a deposit has been made under paragraph B(l) which are to be redeemed on a date prior to their Stated Maturity, apply moneys deposited with the Trustee in respect of such Obligations and redeem or sell Defeasance Securities so deposited with the Trustee and apply the proceeds thereof to the purchase of such Obligations and the Trustee shall immediately thereafter cancel all such Obligations so purchased; PROVIDED, HOWEVER, that the moneys and Defeasance Securities remaining on deposit with the Trustee after the purchase and cancellation of such Obligations shall be sufficient to pay when due the principal or Redemption Price (if applicable) of, and interest due or to become due on, all Obligations in respect of which such moneys and Defeasance Securities are being held by the Trustee on or prior to the Redemption Date or Stated Maturity thereof, as the case may be. In the event that on any date as a result of any purchases and cancellations of Obligations as provided in this paragraph the total amount of moneys and Defeasance Securities remaining on deposit with the Trustee under this Section is in excess of the total amount that would have been required to be deposited with the Trustee on such date under paragraph B(l) in respect of the remaining Obligations for which such moneys and Defeasance Securities are being held, the Trustee shall, if requested by the Company and upon receipt by the Trustee of a certificate of an Independent Accountant setting forth the calculation of such excess, pay the amount of such excess to the Company free and clear of any trust, lien, security interest, pledge or assignment securing such Obligations or otherwise existing under this Indenture.

        E. If the requirements of this Section have been satisfied with respect to all Obligations theretofore Outstanding, then, upon Company Request, the lien, rights and interest created hereby shall be canceled and surrendered (except as otherwise provided below) and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Company, execute and deliver a termination statement and such instruments of satisfaction and discharge as may be necessary and pay, sign, transfer and deliver to the Company or upon Company Order all cash, securities and other personal property then held by it hereunder as part of the Trust Estate.


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

Section 7.2 Application of Deposited Money and Money From Defeasance Securities.

        Money or Defeasance Securities deposited with the Trustee or the Paying Agent pursuant to Section 7.1 shall not be part of the Trust Estate and shall not be deemed to be Trust Moneys but shall constitute a separate trust fund for the benefit of persons entitled thereto. Subject to the provisions of Section 13.3, the Trustee or Paying Agent shall hold in trust money or Defeasance Securities deposited with it pursuant to Section 7.1, and shall apply the deposited money and the money from Defeasance Securities to the payment of the principal or Redemption Price (if applicable) of, and interest on, the Obligations in respect of which such money and Defeasance Securities are deposited. If money deposited with the Trustee under this Article VII, or money received from principal or interest payments on Defeasance Securities deposited with the Trustee under this Article VII, will be required at a later date for payment of the principal or Redemption Price (if applicable) of, and interest on, the Obligations in respect of which such money and Defeasance Securities are deposited, such money shall, at the written investment direction of the Company, to the extent practicable, be reinvested in Defeasance Securities maturing at times and in amounts that, together with other moneys so deposited or to be generated by other Defeasance Securities, will be sufficient to pay when due the principal or Redemption Price (if applicable) of, and interest to become due on, such Obligations, and the interest earned from such reinvestments shall be paid over to the Company, as received by the Trustee, free and clear of any trust, lien, security interest, pledge or assignment securing said Obligations or otherwise existing under this Indenture.

Section 7.3 Repayment to Company.

        Subject to Section 7.1, to the extent any Defeasance Securities deposited with the Trustee under this Article, or cash received from principal or interest payments on such Defeasance Securities, will not be required (in the opinion of a nationally recognized firm of Independent public accountants expressed in a certificate signed by such firm and delivered to the Trustee and the Paying Agent) for the payment of the principal or Redemption Price (if applicable) of, and interest on, the Obligations in respect of which such money and Defeasance Securities are deposited, the Trustee and the Paying Agent shall promptly pay and deliver to the Company upon Company Request any such Defeasance Securities and cash, and thereupon the Trustee shall be relieved from any liability with respect thereto. Without limiting the foregoing, the Trustee and the Paying Agent shall pay to the Company upon Company Request any money held by them for the payment of principal, Redemption Price or interest that remains unclaimed for two years after the date such payment was due; PROVIDED that the Trustee or such Paying Agent before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in Atlanta, Georgia or mail by first-class mail, postage prepaid to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein (which shall be at least thirty (30) days from the date of publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


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Section 7.4 Reinstatement.

        If the Trustee or Paying Agent is unable to apply any money or Defeasance Securities in accordance with Section 7.1 and the second sentence of
Section 7.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, (i) the Company's obligations under this Indenture to or for the benefit of the Holders of Obligations for whose benefit such money or Defeasance Securities were deposited (other than obligations arising under any provisions creating the lien hereof) and under such Obligations shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.1 until such time as the Trustee or Paying Agent is permitted to apply all such money and Defeasance Securities in accordance with
Section 7.1, and (ii) the lien of this Indenture shall be reinstated for the benefit of such Holders (and, if the lien of this Indenture shall previously have been fully released, then to the extent possible, the Company shall take all actions required to subject assets of the Company to a lien substantially similar, in amount and otherwise, to the Trust Estate subject to the lien of this Indenture as in effect on the date of the termination of the Company's obligations hereunder pursuant to Section 7.1, which lien shall be effective until such time as the Trustee or Paying Agent is permitted to apply all such money and Defeasance Securities in accordance with Section 7.1); PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Obligations because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Obligations to receive such payment from the money or Defeasance Securities held therefor by the Trustee or Paying Agent.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

Section 8.1 Events of Default.

        "Event of Default" means, wherever used herein, any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                A. default in the payment of any interest upon any Obligation when such interest becomes due and payable, and continuance of such default for forty-five (45) days or such other period provided for in such Obligation or in the Supplemental Indenture under which such Obligation is issued; PROVIDED, HOWEVER, that no payment by RUS pursuant to any guarantee by the United States of America, acting through the Administrator of RUS, or pursuant to any RUS insuring of, or by any other guarantor or insurer of, any Obligation shall be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay; or

                B. default in the payment of the principal of (or premium, if any, on) any Obligation at its Maturity and, if so provided for in such Obligation or the Supplemental Indenture under which such Obligation is issued, the continuance of such default for the


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        period so provided; PROVIDED, HOWEVER, that no payment by RUS pursuant to any guarantee by the United States of America, acting through the Administrator of RUS, or pursuant to any RUS insuring of, or by any other guarantor or insurer of, any Obligation shall be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay; or

                C. default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance or breach of which is dealt with in paragraph A or B of this Section), and continuance of such default or breach for a period of forty-five (45) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Obligations Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                D. a failure to pay any portion of the principal when due and payable (other than amounts due and payable on acceleration) under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, other than any indebtedness evidenced or secured by an Obligation, whether such indebtedness now exists or shall hereafter be created, which failure shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable in an aggregate principal amount exceeding $10,000,000, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of ten (10) days after such acceleration; or

                E. the rendering against the Company of a judgment for the payment of moneys in excess of the sum of $10,000,000 and the continuance of such judgment unsatisfied and without stay of execution thereon for a period of forty-five (45) days after the entry of such judgment, or the continuance of such judgment unsatisfied for a period of forty-five (45) days after the termination of any stay of execution thereon entered within such first mentioned forty-five (45) days; but only in either case if such judgment shall have been continued unstayed or unsatisfied for a period of ten (10) days after written notice of default hereunder shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 10% in principal amount of the Obligations Outstanding; or

                F. the entry by a court having jurisdiction in the premises of
        (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief of any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or


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                G. the commencement by the Company of a voluntary case or
        proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 8.2 Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default exists, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Obligations Outstanding may declare the principal (or, in the case of Obligations of any series constituting are Original Issue Discount Obligations, such portion of the principal amount of such Original Issue Discount Obligations as may be specified in the terms of such series) of all the Obligations to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

        At any time after such a declaration of acceleration has been made, but before any sale of any of the Trust Estate has been made under this Article or any judgment or decree for payment of money due on any Obligations has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Obligations Outstanding (unless such declaration has been made under Section 8.23 only with respect to a particular series of Outstanding Obligations, in which event only a majority in principal amount of the Obligations of such series) may, by written notice to the Company and the Trustee, rescind and annul such declaration and its consequences if

                A. the Company has paid or deposited with the Trustee a sum sufficient to pay

                        (1) all overdue installments of interest on all
                Obligations,

                        (2) the principal of (and premium, if any, on) any
                Obligations which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Obligations,

                        (3) to the extent that payment of such interest is
                lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Obligations, and


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                        (4) all sums paid or advanced by the Trustee hereunder
                and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                B. all Events of Default, other than the non-payment of the principal of Obligations which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in Section 8.17.

        No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

Section 8.3 Entry.

        The Company agrees that upon the occurrence of an Event of Default the Company, upon demand of the Trustee during the continuance thereof, shall forthwith surrender to the Trustee the actual possession of, and it shall be lawful for the Trustee by such officers or agents as it may appoint to enter and take possession of, the Trust Estate (and the books, papers and accounts of the Company), and to hold, operate, manage and control the Trust Estate (including the making of all needful repairs, and such alterations, additions and improvements which the Trustee shall determine in its discretion to make) and to receive the rents, issues, tolls, profits, revenues and other income thereof, and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Trust Estate, as well as payments for taxes, insurance and other proper charges upon the Trust Estate and reasonable compensation to itself, its agents and counsel, to apply the same as provided in
Section 8.7. Whenever all that is then due upon the Obligations and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been made good, the Trustee shall surrender possession of such property to the Company.

Section 8.4 Power of Sale; Suits for Enforcement.

        In case an Event of Default shall exist, the Trustee, with or without entry, in its discretion may, subject to the provisions of Section 8.16:

                A. sell, subject to any mandatory requirements of applicable law, the Trust Estate as an entirety, or in such parcels as the Holders of a majority in principal amount of the Obligations then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder at public auction and upon such terms as the Trustee may (subject to applicable law) fix; or

                B. proceed to protect and enforce its rights and the rights of the Holders under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders.


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Section 8.5 Incidents of Sale.

        Upon any sale of any of the Trust Estate, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

                A. the principal of and accrued interest on all Outstanding Secured Obligations, if not previously due, shall at once become and be immediately due and payable;

                B. any Holder or Holders or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase price therefor, deliver any Outstanding Secured Obligations or claims for interest thereon in lieu of cash in the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and (unless such sale is effected under power of sale) such Obligations, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;

                C. the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

                D. the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

                E. all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company, its successors and assigns; and

                F. the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

        Upon a sale of substantially all the Trust Estate, whether made under the power of sale hereby given or pursuant to judicial proceedings, the Company will permit, to the extent permitted by law,


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the purchaser thereof and its successors and its and their assigns to take and use the name of the Company and to carry on business under such name or any variant or variants thereof and to use and employ any and all other trade names, brands and trade marks of the Company; and in such event, upon written request of such purchaser or its successors, or its or their assigns, the Company will, at the expense of the purchaser, change its name in such manner as to eliminate any similarity.

Section 8.6 Covenant to Pay Trustee Amounts Due on Obligations and Right of
            Trustee to Judgment.

        The Company covenants that, if

                A. default is made in the payment of any interest on any Obligation when such interest becomes due and payable, and such default continues for the period prescribed in paragraph A of Section 8.1, or

                B. default is made in the payment of the principal of (or premium, if any, on) any Obligation at its Maturity, and, if applicable, such default continues for the period prescribed in paragraph B of
        Section 8.1,

then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Obligations, the whole amount then due and payable on such Obligations for principal (and premium, if any) and interest, with interest at the respective rate or rates prescribed therefor in the Obligations on overdue principal (and premium, if any) and, to the extent that payment of such interest is legally enforceable, on overdue installments of interest; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to sue for and recover judgment against the Company and any other obligor on the Obligations for the whole amount so due and unpaid.

        The Trustee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, and in case of a sale of the Trust Estate and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Outstanding Secured Obligations, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment upon any property of the Company shall affect or impair the lien of this Indenture upon the Trust Estate or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Obligations.

Section 8.7 Application of Money Collected.

        Any money collected by the Trustee pursuant to this Article, including any rents, issues, tolls, profits, revenues and other income collected pursuant to Section 8.3 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including


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a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or liens prior to the lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, and any money collected by the Trustee under Sections 5.9 and 15.5 to be applied under this Section, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Trust Estate, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Obligations and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                A. First: To the payment of all undeducted amounts due the Trustee under Sections 9.7 and 15.14;

                B. Second: To the payment of the interest and principal or Redemption Price then due on the Obligations, as follows:

                        (1) unless the principal of all of the Obligations shall
                have become due and payable,

                                First: Interest - To the payment to the persons
                        entitled thereto of all installments of interest then due (and, to the extent that payment of such interest is legally enforceable, interest on overdue installments of interest) on Outstanding Secured Obligations in the order of the maturity of such installments, together with accrued and unpaid interest on the Obligations theretofore called for redemption or prepayment, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the persons entitled thereto, without any discrimination or preference; and

                                Second: Principal or Redemption Price - To the
                        payment to the persons entitled thereto of the unpaid principal or Redemption Price of any Outstanding Secured Obligations which shall have become due, whether at Maturity or by call for redemption, and, if the amount available shall not be sufficient to pay in full all the Obligations which shall have become due, then to the payment thereof ratably, according to the amounts of principal or Redemption Price due, to the persons entitled thereto, without any discrimination or preference.

                        (2) if the principal of all of the Obligations and shall
                have become due and payable, to the payment of the principal and interest then due and unpaid upon the Outstanding Secured Obligations without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Obligation over any other Obligation, ratably, according to the amounts due respectively for principal and interest, to the persons


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                entitled thereto without any discrimination or preference except as to any difference in the respective rates of interest specified in the Obligations; and

                C. Third: To the payment of any amounts due under Obligations to maintain the value of reserve funds established and maintained in connection with debt securities (i) secured by a pledge of certain Obligations, (ii) issued on behalf of the Company and (iii) with respect to which an opinion was delivered on the date of the issuance of such securities to the effect that the interest on such securities is excluded from the gross income of the holder of such securities pursuant to the Internal Revenue Code, as amended.

                D. Fourth: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 8.8 Receiver.

        Upon the occurrence of an Event of Default and commencement of judicial proceedings by the Trustee to enforce any right under this Indenture, the Trustee shall be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for the Obligations or the solvency of the Company, to the appointment of a receiver of the Trust Estate, and of the rents, issues, profits, revenues and other income thereof, but, notwithstanding the appointment of any receiver, the Trustee shall be entitled to retain possession and control of, and to collect and receive the income from, cash, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder.

Section 8.9 Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Obligations or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Obligations shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                A. to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Outstanding Secured Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                B. to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;


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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Sections 9.7 and 15.14.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10 Trustee May Enforce Claims Without Possession of Obligations.

        All rights of action and claims under this Indenture or the Obligations may be prosecuted and enforced by the Trustee without the possession of any of the Obligations or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Obligations in respect of which such judgment has been recovered.

Section 8.11 Limitation on Suits.

        No Holder of any Obligation shall have any right to institute any proceeding, judicial or otherwise, under or with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless

                A. such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                B. the Holders of not less than 25% in principal amount of the Outstanding Obligations shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                C. such Holder or Holders (other than the United States of America or its agencies or instrumentalities) have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                D. the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, if any is required pursuant to paragraph C, has failed to institute any such proceeding; and


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                E. no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of the Outstanding Obligations;

it being understood and intended that no one or more Holders of Obligations shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the lien of this Indenture or the rights of any other Holders of Obligations, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Secured Obligations.

Section 8.12 Unconditional Right of Holders to Receive Principal, Premium and
             Interest.

        Notwithstanding any other provision in this Indenture, the Holder of any Obligation shall have the absolute and unconditional right to receive payment of the principal of (and premium, if any) and interest on such Obligation on the respective Stated Maturities expressed in such Obligation (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 8.13 Restoration of Positions.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture by foreclosure, entry or otherwise and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 8.14 Rights and Remedies Cumulative.

        Except as otherwise provided in Sections 3.8, 7.3 and 13.3 with respect to the replacement or payment of mutilated, destroyed, lost or stolen Obligations or the payment of certain moneys, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.15 Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Obligation to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this


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Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 8.16 Control by Holders.

        The Holders of a majority in principal amount of the Outstanding Obligations shall have the right, during the continuance of an Event of Default,

                A. to require the Trustee to proceed to enforce this Indenture, either by judicial proceedings for the enforcement of the payment of the Obligations and the foreclosure of this Indenture, the sale of the Trust Estate or otherwise or, at the election of the Trustee, by the exercise of the power of entry and/or sale hereby conferred; and

                B. to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee hereunder, PROVIDED that

                        (1) such direction shall not be in conflict with any
                rule of law or this Indenture,

                        (2) the Trustee may take any other action deemed proper
                by the Trustee which is not inconsistent with such direction, and

                        (3) the Trustee shall not determine that the action so
                directed would be unjustly prejudicial to the Holders not taking part in such direction.

Section 8.17 Waiver of Past Defaults.

        Before any sale of any of the Trust Estate has been made under this Article or any judgment or decree for payment of money due has been obtained by the Trustee as provided in this Article, the Holders of not less than a majority in principal amount of the Outstanding Obligations may, by Act of such Holders delivered to the Trustee and the Company, on behalf of the Holders of all the Obligations waive any past default hereunder and its consequences, except a default

                A. in the payment of the principal of (or premium, if any) or interest on any Obligation, or

                B. in respect of a covenant or provision hereof which under
        Article XII cannot be modified or amended without the consent of the Holder of each Outstanding Obligation affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


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Section 8.18 Undertaking for Costs.

        All parties to this Indenture agree, and each Holder of any Obligation by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party in such suit, having due regard to the merits and good faith of the claims or defenses made by such party; but the provisions of this Section shall not apply to any suit instituted by the Trustee, by the United States of America (or its agencies or instrumentalities) or by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Obligations, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Obligation on or after the respective Stated Maturities expressed in such Obligation (or, in the case of redemption, on or after the Redemption Date).

Section 8.19 Waiver of Appraisement and Other Laws.

        To the full extent that it may lawfully so agree, the Company will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Trust Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the property in the Trust Estate marshaled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Indenture may order the sale of the Trust Estate as an entirety.

        If any law in this Section referred to and now in force, of which the Company or its successor or successors might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section.

Section 8.20 Suits to Protect the Trust Estate.

        The Trustee shall have power to institute and to maintain such proceedings as it may deem expedient to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Indenture and to protect its interests and the interests of the Holders in the Trust Estate and in the rents, issues, profits, revenues, proceeds, products and other income arising therefrom, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or the Trustee.


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Section 8.21 Remedies Subject to Applicable Law.

        All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

Section 8.22 Principal Amount of Original Issue Discount Obligation.

        The principal amount of an Original Issue Discount Obligation shall, for purposes of voting, directing the time, place or manner or exercising any remedy, applying moneys, authenticating and delivering Additional Obligations, release of any part of the Trust Estate and for all other purposes hereunder, be determined in the manner specified in the Supplemental Indenture establishing the series to which such Original Issue Discount Obligation belongs.

Section 8.23 Default Not Affecting All Series of Obligations.

        In case an Event of Default affecting the rights of the Holders of Obligations of any one or more series which does not similarly affect the rights of Holders of all other series of Obligations at the time Outstanding (including, without limitation, an Event of Default specified in a Supplemental Indenture creating a series of Obligations) shall have occurred and be continuing, then whatever action (including, without limitation, the acceleration of Obligations under Section 8.2, the giving of any request or direction to the Trustee under Section 8.11 or 8.16 or the waiver of any default under Section 8.17) may or shall be taken under this Article upon the occurrence of such Event of Default by or upon the request of the Holders of a specified percentage in principal amount of the Obligations then Outstanding, may or shall be taken in respect of the Obligations then Outstanding of the series as to which such Event of Default shall have been made, by or upon the request of the Holders of the same percentage in principal amount of such series then Outstanding.

Section 8.24 Defaults Under Qualifying Securities Indentures.

        In addition to every other right and remedy provided herein, the Trustee may exercise any right or remedy available to the Trustee in its capacity as owner and holder of Qualifying Securities which arises as a result of a default or a matured event of default under any Qualifying Securities Indenture, whether or not an Event of Default shall then have occurred and be continuing.


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                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.1 Certain Duties and Responsibilities.

        A. Except during the continuance of an Event of Default,

                (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

        B. In case an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        C. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                (1) this paragraph shall not be construed to limit the effect of paragraph A above;

                (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Obligations relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


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        D. Whether or not therein expressly so provided, every provision of this
Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 9.2 Notice of Defaults.

        Within ninety (90) days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders entitled to receive reports pursuant to Section 10.3C, if operative, and if Section 10.3C is not operative, to all Holders of Obligations as their names and addresses appear in the Obligation Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment, repayment or prepayment of the principal of (or premium, if any) or interest on any Obligation or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and PROVIDED FURTHER that, in the case of any default of the character specified in Section 8.1C or 8.1D, no such notice to Holders shall be given until at least sixty (60) days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 9.3 Certain Rights of Trustee.

        Except as otherwise provided in Section 9.1:

                A. the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                B. any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                C. whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                D. the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

                E. the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this


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        Indenture, unless such Holders (other than the United States of America or its agencies or instrumentalities) shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                F. the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or, except as specifically provided herein, compliance by the Company with its agreements or covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                G. the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                H. the Trustee shall not be personally liable, in case of entry by it upon the Trust Estate, for debts contracted or liabilities or damages incurred in the management or operation of the Trust Estate;

                I. The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder unless the Trustee shall be specifically notified in writing of such default by the Company or by the Holder of any Obligation as to the Events of Default described in paragraph A or B of Section 8.1, or by the Holders of not less than ten percent (10%) of the Holders of Obligations as to any other Event of Default; and

                J. The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts set forth in this Indenture or otherwise in respect hereof or of the Trust Estate.

Section 9.4 Not Responsible for Recitals or Issuance of Obligations or
            Application of Proceeds.

        The recitals contained herein and in the Obligations, except the Trustee's certificate of authentication on the Obligations, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Obligations. The Trustee shall not be accountable for the use or application by the Company of Obligations or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof.


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Section 9.5 May Hold Obligations.

        The Trustee, any Paying Agent, Obligation Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Obligations and, subject to Sections 9.8 and 9.13, if operative, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Obligation Registrar, Authenticating Agent or such other agent.

Section 9.6 Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 9.7 Compensation and Reimbursement.

        The Company agrees

                A. to pay to the Trustee from time to time such compensation as may be specifically agreed upon with the Trustee and, absent specific agreement, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                B. except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith; and

                C. to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

All such payments and reimbursements shall be made with interest at the rate of 10% per annum.

        As security for the performance of the obligations of the Company under this Section, the Trustee shall be secured under this Indenture by a lien prior to the Obligations, and for the payment of such compensation, expenses, reimbursements and indemnity the Trustee shall have the right to use and apply any Trust Moneys held by it under Article VI.


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Section 9.8 Disqualification; Conflicting Interests.

        A. If the Trustee has or shall acquire any conflicting interest, as defined in this Section (certain terms being defined and percentages calculated as hereinafter stated in this Section), if the default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated within the ninety (90) day period immediately following the date on which the Trustee ascertains that it has such conflicting interest, it shall, within such ninety (90) day period, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

        B. In the event that the Trustee shall fail to comply with the provisions of paragraph A above the Trustee shall, within ten (10) days after the expiration of such ninety (90) day period, transmit notice of such failure to the Holders in the manner and to the extent provided in Section 10.3C.

        C. For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if there is an Event of Default and

                (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, or is trustee for more than one outstanding series of securities, as hereafter defined, under a single indenture of the Company, unless such other indenture is a collateral trust indenture under which the only collateral consists of Obligations issued under or secured by this Indenture, PROVIDED that there shall be excluded from the operation of this clause other series under this Indenture and any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures or under more than one outstanding series under a single indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series; or

                (2) the Trustee or any of its directors or executive officers is an underwriter for the Company; or

                (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company; or

                (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so


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        long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and
        (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of clause
        (1) above, to act as trustee, whether under an indenture or otherwise;
        or

                (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons; or

                (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this paragraph defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the obligations issued under or secured by this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company; or

                (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this paragraph defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company; or

                (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this paragraph defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

                (9) the Trustee owns, upon the occurrence of an Event of Default (or any occurrence that would constitute an Event of Default upon the lapse of time or giving of notice) or any anniversary of such date while such Event of Default or occurrence remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under clauses (6), (7) or (8) above. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after any Event of Default (or other occurrence that would constitute an Event of Default upon the lapse of time or giving of notice) and annually in each succeeding


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        year that any Event of Default or other occurrence remains outstanding, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of, or the premium, if any, or interest on, any of the Obligations when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty (30) day period, and after such date, notwithstanding the foregoing provisions of this clause, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of clauses
        (6), (7) and (8) above; or

                (10) except under the circumstances described in clauses (1),
        (3), (4), (5) or (6) of Section 9.13B, the Trustee shall become a creditor of the Company.

        For purposes of clause (1) above, the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such Holders, separately from Holders of another such series; PROVIDED that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

        The specification of percentages in clauses (5) to (9) inclusive, above, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of clause (3) or (7) above.

For the purposes of clauses (6), (7), (8) and (9) above only, (a) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (b) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (c) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

        Except in the case of the failure to pay, repay or prepay the principal of or interest on any Obligation, or to pay any sinking or purchase fund installment, on the date on which it becomes due, the Trustee shall not be required to resign as provided by this paragraph if such Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that


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                (a) the Event of Default (or other event that would constitute an Event of Default upon the passage of time or giving of notice) otherwise giving rise to an obligation by the Trustee to resign may be cured or waived during a reasonable period and under the procedures described in such application, and

                (b) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Holders of the Obligations. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

        Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such an appointment.

        D. For the purposes of this Section:

                (1) The term "underwriter" when used with reference to the Company means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this clause, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                (5) The term "Company" means any obligor upon the Obligations.

                (6) The term "Trustee" includes any separate or co-trustee appointed under Section 9.14.


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                (7) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

        E. The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this clause) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                (3) The term "amount" means, when used in regard to securities, the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                        (a) securities of an issuer held in a sinking fund
                relating to securities of the issuer of the same class;

                        (b) securities of an issuer held in a sinking fund
                relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                        (c) securities pledged by the issuer thereof as security
                for an obligation of the issuer not in default as to principal or interest or otherwise; and

                        (d) securities held in escrow if placed in escrow by the
                issuer thereof;

        PROVIDED, HOWEVER, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; PROVIDED, HOWEVER, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series as


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

        different classes, and PROVIDED FURTHER that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

Section 9.9 Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which (i) shall be a corporation organized and doing business under the laws of the United States of America or of the State of Georgia, and having its principal office in Atlanta, Georgia, which is authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, state, territorial or District of Columbia authority, and (ii) shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 9.10 Resignation and Removal; Appointment of Successor.

        A. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 9.11.

        B. The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        C. Unless an Event of Default (or an occurrence that would constitute an Event of Default upon the passage of time or the giving of notice) exists, the Company may remove the Trustee with or without cause, by delivery to the Trustee of a Board Resolution effecting such removal. The Trustee may be removed with or without cause at any time by Act of the Holders of a majority in principal amount of the Outstanding Obligations, delivered to the Trustee and to the Company.

        D. If at any time:

                (1) the Trustee shall fail to comply with Section 9.8A after written request therefor by the Company or by any Holder who has been a bona fide Holder of an Obligation for at least six (6) months, or


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

                (2) the Trustee shall cease to be eligible under Section 9.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its properly shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 8.18, any Holder who has been a bona fide Holder of an Obligation for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        E. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. In case all or substantially all of the Trust Estate shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument, may similarly appoint a successor to fill such vacancy until a new Trustee shall be so appointed by the Holders. If, within one (1) year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Obligations delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or by such receiver or trustee. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, subject to Section 8.18, any Holder who has been a bona fide Holder of an Obligation for at least six (6) months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        F. The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Obligations as their names and addresses appear in the Obligation Register and to the Holders of Notes as their addresses have been previously provided to the Trustee in writing. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

Section 9.11 Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer


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

and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Sections 9.7 and 15.14. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article, to the extent operative.

Section 9.12 Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Obligations shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Obligations so authenticated with the same effect as if such successor Trustee had itself authenticated such Obligations.

Section 9.13 Preferential Collection of Claims against Company.

        A. Subject to paragraph B below, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three (3) months prior to a default (as defined in paragraph C below), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Obligations and the holders of other indenture securities (as defined in paragraph C below:

                (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three (3) month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in clause (2) below, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three (3) month period, or an amount equal to the proceeds of any such property, if disposed of, SUBJECT, HOWEVER, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

        Nothing herein contained, however, shall affect the right of the Trustee


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                        (a) to retain for its own account (i) payments made on
                account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and
                (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceeding for reorganization pursuant to the Federal Bankruptcy Code or applicable state law; or

                        (b) to realize, for its own account, upon any property
                held by it as security for any such claim, if such property was so held prior to the beginning of such three (3) month period; or

                        (c) to realize, for its own account, but only to the
                extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three (3) month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default would occur within three (3) months; or

                        (d) to receive payment on any claim referred to in
                Subclause (b) or (c) above, against the release of any property held as security for such claim as provided in Subclause (b) or
                (c) above, as the case may be, to the extent of the fair value of such property.

        For the purposes of Subclauses (b), (c) and (d) above, property substituted after the beginning of such three (3) month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of said Subclauses is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

        If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for liquidation or reorganization pursuant to the Federal Bankruptcy Code or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for liquidation or reorganization pursuant to the Federal Bankruptcy Code or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy


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or receivership or proceedings for reorganization pursuant to the Federal
Bankruptcy Code or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

        Any Trustee which has resigned or been removed after the beginning of such three (3) month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three (3) month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

                        (y) the receipt of property or reduction of claim, which
                would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three (3) month period; and

                        (z) such receipt of property or reduction of claim
                occurred within three (3) months after such resignation or removal.

        B. There shall be excluded from the operation of paragraph A above a creditor relationship arising from:

                (1) the ownership or acquisition of securities issued under any indenture or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee; or

                (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture; or

                (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity; or


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                (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction (as defined in paragraph C below); or

                (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper (as defined in paragraph C above).

        C. For the purposes of this Section only:

                (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Obligations or upon the other indenture securities when and as such principal or interest become due and payable;

                (2) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture
        (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and
        (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

                (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

                (5) The term "Company" means any obligor upon the Obligations;

                (6) The term "Federal Bankruptcy Code" means Title 11 of the United States Code, as it may be amended from time to time; and

                (7) The term "Trustee" includes any separate or co-trustee appointed under Section 9.14.


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Section 9.14 Co-trustees and Separate Trustees.

        At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Trust Estate may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Obligations Outstanding, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default exists, the Trustee alone shall have power to make such appointment.

        Should any written instrument from the Company be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

        Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                A. the Obligations shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

                B. the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                C. the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee


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

        or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                D. no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and

                E. any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 9.15 Authenticating Agent.

        The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Obligations issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Sections 3.6, 3.7, 3.8 or 14.7, and Obligations so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Such Authenticating Agent shall at all times be a bank or trust company, and shall at all times be a corporation organized and doing business under the laws of the United States or of any state, territory or the District of Columbia, with a combined capital and surplus of at least $50,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent hereunder, provided such corporation shall otherwise be eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

        Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment by first-class mail, postage prepaid, to all Holders of Obligations of the applicable series as the names and addresses of such Holders appear on the Obligation Register.

        If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.


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

        The Trustee agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services under this Section and the Trustee shall be entitled to be reimbursed by the Company for such payments, subject to Sections 9.7 and 15.14. The provisions of Sections 3.10, 9.4 and 9.5 shall be applicable to any Authenticating Agent.

        Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        If an appointment is made pursuant to this Section, the Obligations may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        This is one of the Obligations described in the within-mentioned Indenture.


                                       _________________________________________
                                               As Trustee


                                       By:______________________________________
                                               As Authenticating Agent


                                       By:______________________________________
                                               Authorized Officer

                                    ARTICLE X

                           HOLDERS' LISTS AND REPORTS
                             BY TRUSTEE AND COMPANY

Section 10.1 Company to Furnish Trustee Semi-Annual Lists of Holders.

        The Company will furnish or cause to be furnished to the Trustee semiannually, not less than forty-five (45) days nor more than sixty (60) days after June 1 and December 1 of each year, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Obligations, obtained since the date as of which the next previous list, if any, was furnished, EXCLUDING from any such list the names and addresses received by the Trustee in its capacity as Obligation Registrar. Any such list may be dated as of a date not more than fifteen (15) days prior to the time such information is furnished and need not include information received after such date.


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Section 10.2 Preservation of Information; Communications to Holders.

        A. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Obligations (i) contained in the most recent list furnished to the Trustee as provided in Section 10.1, (ii) received by the Trustee in the capacity of Paying Agent (if so acting) hereunder, (iii) filed with the Trustee by Holders of Obligations within the two
(2) preceding years as provided for in Section 10.3C(2), or (iv) received by the Trustee in its capacity as Obligation Registrar.

        The Trustee may (1) destroy any list furnished to it under Section 10.1 upon receipt of a new list so furnished, (2) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than forty-five (45) days after each June 1 and December 1 of each year, a list containing the names and addresses of the Holders of Obligations obtained from such information since the delivery of the next previous list, if any, (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered, and (4) destroy, not earlier than two (2) years after filing, any information as to their names and addresses filed with the Trustee by Holders of Obligations as provided for in
Section 10.3C(2).

        B. If RUS, to the extent it is a Holder, or three or more Holders of Obligations (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned an Obligation for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Obligations with respect to their rights under this Indenture or under the Obligations and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

                (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 10.2A, or

                (2) inform such applicants as to the approximate number of Holders of Obligations whose names and addresses appear in the information preserved at the time by the Trustee in accordance with
        Section 10.2A, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

        If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 10.2A, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five (5) days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Obligations or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission,


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after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

        C. Every Holder of Obligations, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Obligations in accordance with Section 10.2B, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 10.2B.

Section 10.3 Reports by Trustee.

        This Section 10.3 shall be operative only while this Indenture is required to be qualified under the TIA.

        A. The term "reporting date" means, as used in this Section, January 1 in each year, beginning with the year 1998. Within sixty (60) days after the reporting date in each year, the Trustee shall transmit to the Holders, as provided in paragraph C below, a brief report dated as of such reporting date with respect to any of the following events which may have occurred within the previous twelve (12) months (but if no such event has occurred within such period no such report need be transmitted):

                (1) any change to its eligibility under Section 9.9 and its qualifications under Section 9.8;

                (2) the creation of or any material change to a relationship specified in clauses (1) through (10) of Section 9.8(C);

                (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Obligations, on the Trust Estate or on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Obligations Outstanding on the date of such report;

                (4) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Obligations) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral


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        security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 9.13B(2), (3),
        (4) or (6);

                (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                (6) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which the Trustee has not previously reported; PROVIDED, HOWEVER, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to 1% of the principal amount of Obligations then Outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

                (7) any additional issue of Obligations which the Trustee has not previously reported; and

                (8) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Obligations or the Trust Estate, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 9.2.

        B. The Trustee shall transmit to the Holders, as provided in paragraph C below, a brief report (which the Company shall cooperate with the Trustee in preparing) with respect to

                (1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the Officers' Certificate or certificate of an Engineer or Appraiser under
        Section 5.2, is less than 10% of the principal amount of Obligations Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety (90) days after such time; and

                (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to paragraph A above (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Obligations, on the Trust Estate or on any property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Obligations Outstanding at such time, such report to be transmitted within ninety (90) days after such time.

        C. Reports pursuant to this Section shall be transmitted by mail:


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                (1) to all Holders of Obligations, as the names and addresses of such Holders appear in the Obligation Register;

                (2) to such Holders as have, within the two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                (3) except in the case of reports pursuant to paragraph B above, to all Holders whose names and addresses have been furnished to or received by the Trustee pursuant to Section 10.1.

        D. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any of the Obligations are listed and also with the Commission. The Company will notify the Trustee when the Obligations are listed on any stock exchange.

Section 10.4 Reports by Company.

        This Section 10.4 shall be operative only while this Indenture is required to be qualified under the TIA.

        The Company shall:

                A. file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

                B. file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required by such rules and regulations; and

                C. transmit to the Holders of Obligations, within thirty (30) days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 10.3C with respect to reports pursuant to
        Section 10.3A, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs A and B above as may be required by rules and regulations prescribed by the Commission.


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                                   ARTICLE XI

                  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 11.1 Consolidation, Merger, Conveyance or Transfer only on Certain
             Terms.

        The Company shall not consolidate with or merge into any other Person or convey or transfer the Trust Estate substantially as an entirety to any Person, unless:

                A. such consolidation, merger, conveyance or transfer shall be on such terms as shall fully preserve the lien and security hereof as provided for in this Article and the rights and powers of the Trustee and the Holders of the Obligations hereunder;

                B. the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the Trust Estate substantially as an entirety shall be a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the Trustee a Supplemental Indenture in recordable form, meeting the requirements of Section 11.2 and containing:

                        (1) an assumption by such successor Person of the due
                and punctual payment of the principal of (and premium, if any) and interest on all the Obligations and, subject to Section 11.2B, the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

                        (2) a grant, conveyance, transfer and mortgage complying
                with Section 11.2;

                C. immediately after giving effect to such transaction, no Event of Default hereunder shall exist; and

                D. the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or transfer and such Supplemental Indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 11.2 Successor Person Substituted.

        Upon any consolidation or merger or any conveyance or transfer of the Trust Estate substantially as an entirety in accordance with Section 11.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; SUBJECT, HOWEVER, to the following limitations:


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        A. If the Supplemental Indenture required by Section 11.1 shall contain a grant, conveyance, transfer and mortgage in terms sufficient to include and subject to the lien of this Indenture, subject only to Permitted Exceptions and any Prior Liens permitted by Section 13.6, all property, rights, privileges and franchises owned by the successor Person on the date of the consolidation, merger, transfer or conveyance and which may be thereafter acquired by such successor Person (other than Excepted Property and Excluded Property), then such successor Person may cause to be executed, in its own name or in the name of the Company prior to such succession, and delivered to the Trustee for authentication, any Obligations issuable hereunder; and upon request of such successor Person, and subject to all the terms of this Indenture, the Trustee shall authenticate and deliver any Obligations which shall have been previously executed and delivered by the Company to the Trustee for authentication, and any Obligations which such successor Person shall thereafter, in accordance with this Indenture, cause to be executed and delivered to the Trustee for such purpose. Such changes in language and form (but not in substance) may be made in such Obligations as may be appropriate in view of such consolidation, merger, conveyance or transfer.

        B. If the Supplemental Indenture required by Section 11.1 shall not contain the grant, conveyance, transfer and mortgage described in paragraph A above, then such successor Person shall not be entitled to procure the authentication and delivery of any Obligations issuable hereunder (except for Obligations issued under Sections 3.6, 3.7, 3.8 and 14.7), and this Indenture shall not, by virtue of such consolidation, merger, conveyance or transfer, or by virtue of such Supplemental Indenture, or by virtue of the Granting Clauses, become a lien upon, and the term Trust Estate shall not be deemed to include, any of the property, rights, privileges and franchises of such successor Person owned by the successor Person at the time of such consolidation, merger, conveyance or transfer (unless such successor Person, in its discretion shall subject the same to the lien hereof), but this Indenture shall become and be a lien, subject to only Permitted Exceptions and any Prior Liens permitted by
Section 13.6, upon only the following property, rights, privileges and franchises acquired by such successor Person after the date of such consolidation, merger, conveyance or transfer, to wit:

                (1) all betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations to, upon, for and of the property, rights, privileges and franchises subject to the lien hereof, and all property constituting appurtenances of the Trust Estate;

                (2) all property made the basis of the withdrawal of cash from the Trustee or the release of property from the lien of this Indenture;

                (3) all property acquired or constructed with the proceeds of
        (i) any insurance on any part of the Trust Estate, including with the proceeds of insurance on the Trust Estate not required to be paid to the Trustee under Section 13.8, or (ii) any part of the Trust Estate released from the lien of this Indenture or disposed of free from any such lien or taken by eminent domain;


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                (4) all property acquired pursuant to Section 13.7 to maintain and preserve and keep the Trust Estate in good condition, repair and working order and all property acquired or constructed with Trust Moneys paid over upon Company Request under Section 6.6; and

                (5) all property, leases, rights-of-way, franchises, licenses, permits or easements acquired in alteration, substitution, surrender or modification of any property, leases, rights-of-way, franchises, licenses, permits or easements disposed of, altered or modified pursuant to Section 5.1 and all monies deposited in connection therewith pursuant to Section 5.1;

        and said Supplemental Indenture shall contain a grant, conveyance, transfer or mortgage subjecting the property referred to in the preceding clauses of this paragraph to the lien of this Indenture.

                C. No such conveyance or transfer of the Trust Estate substantially as an entirety shall have the effect of releasing the Person named as "the Company" in the first paragraph of this instrument or any successor Person which shall have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Obligations, unless such conveyance or transfer is followed by the complete liquidation of such Person or successor Person and substantially all its assets immediately following such conveyance or transfer are the securities of such successor Person received in such conveyance or transfer.

                                  ARTICLE XII.

                             SUPPLEMENTAL INDENTURES

Section 12.1 Supplemental Indentures Without Consent of Holders.

        Without the consent of the Holders of any Obligations, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more Supplemental Indentures, in form satisfactory to the Trustee, for any of the following purposes:

                A. to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture; or

                B. to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Obligations or of any series of Obligations, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed; or

                C. to create any series of Obligations and make such other provisions as provided in Section 3.3; or


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                D. to modify or eliminate any of the terms of this Indenture;
        PROVIDED, HOWEVER, that

                        (1) in the event any such modification or elimination
                made in such Supplemental Indenture would adversely affect or diminish the rights of the Holders of any Obligations then Outstanding against the Company or its property, it shall expressly be stated in such Supplemental Indenture that any such modifications or eliminations shall become effective only when such Obligations are no longer Outstanding; and

                        (2) the Trustee may, in its discretion, decline to enter
                into any such Supplemental Indenture which, in its opinion, may not afford adequate protection to the Trustee when the same becomes operative; or

                E. to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Obligations contained; or

                F. to evidence the appointment of any successor trustee or separate trustee or trustees or co-trustee or co-trustees hereunder, and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustee or co-trustees; or

                G. to add to the covenants of the Company or the Events of Default for the benefit of the Holders of all or any series of Obligations or to surrender any right or power herein conferred upon the Company; or

                H. to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions, with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, PROVIDED such action shall not, in the opinion of the Company, as evidenced by an Officers' Certificate delivered to the Trustee, adversely affect the interests of the Holders of the Obligations in any material respect; or

                I. to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the TIA, EXCLUDING, HOWEVER, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

                J. to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Obligations (i) in bearer form, registrable or not registrable as to principal and with or without interest coupons or (ii) in book-entry form; or


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                K. to make any change in the Indenture that, in the reasonable judgment of the Trustee, will not materially and adversely affect the rights of Holders. For purposes of this paragraph of this Section, any Supplemental Indenture will be presumed not to materially and adversely affect the rights of the Holders if (1) this Indenture, as supplemented and amended by such Supplemental Indenture, secures equally and ratably the payment of principal of (and premium, if any) and interest on the Outstanding Secured Obligations which are to remain Outstanding and (2) subject to the last sentence of this paragraph, the Company shall furnish to the Trustee written evidence from at least two (2) nationally recognized statistical rating organizations then rating the Obligations (or other obligations primarily secured by Outstanding Secured Obligations) that their respective ratings of the Outstanding Secured Obligations (or other obligations primarily secured by Outstanding Secured Obligations) that are not subject to Credit Enhancement will not be withdrawn or reduced as a result of the changes in the Indenture effected by such Supplemental Indenture; PROVIDED, HOWEVER, that the failure to qualify for the presumption set forth in this sentence shall not create any presumption to the contrary or be used to question the judgment of the Trustee and PROVIDED, FURTHER, that the provisions of this paragraph may not be used to amend or modify the items listed in paragraphs A through F of Section 12.2 hereof in any way that is inconsistent with the provisions of such Section 12.2. The Trustee may rely on the written evidence of the nationally recognized statistical rating organizations then rating the Obligations (or other obligations primarily secured by Outstanding Secured Obligations) with respect to credit matters relating to the Company to the extent that it deems such reliance to be appropriate.

Section 12.2 Supplemental Indentures With Consent of Holders.

        With the consent of the Holders of not less than a majority in principal amount of the Obligations of all series then Outstanding affected by such Supplemental Indenture, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Obligations under this Indenture; PROVIDED, HOWEVER, that no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Obligation affected thereby,

                A. change the Stated Maturity of the principal of, or any installment of interest on, any Obligation, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Obligation, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemp tion, on or after the Redemption Date); or

                B. reduce the percentage in principal amount of the Outstanding Obligations, the consent of whose Holders is required for any such Supplemental Indenture, or the consent of whose Holders is required for any waiver provided for in this Indenture of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences; or


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                C. modify or alter the provisions of the proviso to the
        definition of the term "Outstanding" or "Outstanding Secured Obligations"; or

                D. modify any of the provisions of this Section, Section 8.12 or
        Section 8.17, except to increase any percentage provided thereby or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Obligation affected thereby; or

                E. permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any of the Trust Estate; or

                F. modify, in the case of Obligations of any series for which a mandatory sinking fund is provided, any of the provisions of this Indenture in such manner as to affect the rights of the Holders of such Obligations to the benefits of such sinking fund.

        The Trustee may in its discretion determine whether or not any Obligation would be affected by any Supplemental Indenture and any such determination shall be conclusive upon the Holder of all Obligations, whether theretofore or thereafter authenticated and delivered hereunder, and the Trustee shall have no liability to any Holder of any Obligation for any such determination made in good faith.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 12.3 Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modification thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not, except to the extent required in the case of a Supplemental Indenture entered into under Section 12.1I, be obligated to, enter into any such Supplemental Indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture.

Section 12.4 Effect of Supplemental Indentures.

        Upon the execution of any Supplemental Indenture under this Article, this Indenture shall be modified in accordance therewith and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Obligations theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


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Section 12.5 Conformity with Trust Indenture Act.

        After qualification of this Indenture under the TIA, every Supplemental Indenture executed pursuant to this Article thereafter shall conform to the requirements of the TIA as then in effect.

Section 12.6 Reference in Obligations to Supplemental Indentures.

        Obligations authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if required by the Trustee or the Company shall, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Company shall so determine, new Obligations so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Obligations.

                                  ARTICLE XIII

                                    COVENANTS

Section 13.1 Payment of Principal, Premium and Interest.

        The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Obligations in accordance with the terms of the Obligations and this Indenture.

Section 13.2 Maintenance of Office or Agency.

        The Company will maintain an office or agency in each Place of Payment where Obligations may be presented or surrendered for payment, where Obligations entitled to be registered, transferred, exchanged or converted may be presented or surrendered for registration, transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Obligations and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Company shall fail to maintain such an office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Section 13.3 Money for Obligation Payments to be Held in Trust; Repayment of
             Unclaimed Money.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Obligations, segregate and hold in trust for the benefit of the Holders of such Obligations a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Holders or


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otherwise disposed of as herein provided, and the Company will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Obligations, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Holders of such Obligations entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        Moneys so segregated or deposited and held in trust shall not be a part of the Trust Estate and shall not be deemed Trust Moneys but shall constitute a separate trust fund for the benefit of the Persons entitled to such principal, premium or interest. Except in the case of moneys so segregated by the Company when acting as its own Paying Agent, moneys held in trust by the Trustee or any other Paying Agent for the payment of the principal (or premium, if any) or interest on the Obligations need not be segregated from other funds, except to the extent required by law.

        The Company will cause each Paying Agent other than the Company and Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

                A. hold all sums held by it for the payment of principal of (and premium, if any) or interest on Obligations in trust for the benefit of the Holders of such Obligations until such sums shall be paid to the Holders or otherwise disposed of as herein provided;

                B. give the Trustee notice of any default by the Company (or any other obligor upon the Obligations) in the making of any payment of principal (and premium, if any) or interest; and

                C. at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all money held in trust by the Company or such Paying Agent, such money to be held by the Trustee upon the same trusts as those upon which such money was held by the Company or such Paying Agent; and, upon such payment by the Company, the Company shall be discharged from such trust, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent or held by the Company in trust for the payment of the principal of (and premium, if any) or interest on any Obligation and remaining unclaimed for two (2) years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Obligation shall thereafter, as an unsecured


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general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, shall at the expense of the Company cause to be published once, in a newspaper of general circulation in each Place of Payment of such Obligation, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 13.4 Ownership of Property.

        At the time of the execution and delivery of this instrument, the Company owns and holds the real property specifically described in Subdivision A of Granting Clause First in fee (or such other estate as may be specified) and owns and holds the other interests in real property specifically described in Granting Clause First, subject to no mortgage, lien, charge or encumbrance other than Permitted Exceptions, and has full power and lawful authority to grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm said real property and interests in real property in the manner and form aforesaid.

        The Company lawfully owns and is possessed of the personal property and securities described in Granting Clauses First and Second (other than property of the Company acquired after the time of the execution and delivery of this Indenture), subject to no mortgage, lien, charge or encumbrance other than Permitted Exceptions, and has full power and lawful authority to mortgage, assign, transfer, deliver and pledge said personal property and securities in the manner and form aforesaid. Said securities are genuine and valid outstanding securities of the corporations which issued the same, according to their tenor and purport, and all shares of stock specifically described are fully paid and nonassessable.

        The Company hereby does and will forever warrant and defend its ownership, as set forth above, of the real property and interests in real property described in Granting Clauses First and Second against all claims and demands of all persons whomsoever, except Permitted Exceptions.

Section 13.5 After-Acquired Property; Further Assurances; Recording.

        All property of every kind, other than Excepted Property and Excludable Property, acquired by the Company after the date hereof, shall, immediately upon the acquisition thereof by the Company, and without any further mortgage, conveyance or assignment, become subject to the lien of this Indenture; SUBJECT, HOWEVER, to the exceptions permitted by Section 11.2B. Nevertheless, the Company will do, execute, acknowledge and deliver all and every such further acts, conveyances, mortgages, financing statements and assurances as the Trustee shall require for accomplishing the purposes of this Indenture.

        The Company will cause this Indenture and all Supplemental Indentures and other instruments of further assurance, including all financing statements and continuation statements covering security interests in personal property, and all mortgages securing purchase money obligations delivered to the Trustee or to the trustee, mortgagee or other holder of a Prior Lien under Section 5.2 to be


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promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements or cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee hereunder to all property comprising the Trust Estate. Furthermore, the Company will use its best efforts to cause all contracts and contract rights of the type and duration set forth in Subdivision C of Granting Clause First and acquired by the Company after the date hereof to become subject to the lien of this Indenture. The Company will furnish to the
Trustee:

                A. promptly after the execution and delivery of each Supplemental Indenture or other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such Counsel, this Indenture and such Supplemental Indentures and other instruments of further assurance have been properly recorded, registered and filed, or have been received for recording, filing or registration, to the extent necessary to make effective the lien intended to be created by this Indenture and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder, or stating that, in the opinion of such Counsel, no such action is necessary to make such lien effective; and

                B. within thirty (30) days after January 1 in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such Counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this instrument and of all Supplemental Indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the lien of this Indenture (including the lien on any property acquired by the Company after the execution and delivery of this instrument and owned by the Company at the end of the preceding calendar year) and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder, or stating that, in the opinion of such Counsel, no such action is necessary to maintain such lien.

        Upon the cancellation and discharge of any Prior Lien, the Company will cause all cash, obligations and securities then held by the trustee, mortgagee or other holder of such Prior Lien, which were received by such trustee, mortgagee or other holder on account of the release or the taking by eminent domain or the purchase by a public authority or the sale by virtue of a designation or order of a public authority or any other disposition of, or insurance on, the Trust Estate, or any part thereof (including all proceeds of or substitutions for any thereof), to be paid to or deposited and pledged with the Trustee, such cash to be held and paid over or applied by the Trustee as provided in Article VI.

Section 13.6 Limitations on Liens; Payment of Taxes.

        The Company will not create or incur or suffer or permit to be created or incurred or to exist any mortgage, lien, charge or encumbrance on or pledge of any of the Trust Estate prior to or upon a parity with the lien of this Indenture except Permitted Exceptions and except that:


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                A. The Company may create, incur or suffer to exist purchase money mortgages or other purchase money liens upon any real property purchased by the Company or acquire real property subject to mortgages and liens existing thereon at the date of acquisition, or acquire or agree to acquire and own personal property subject to or upon chattel mortgages, conditional sales agreements or other title retention agreements; PROVIDED that

                        (1) the principal amount of the indebtedness secured by
                each such mortgage, lien or agreement shall not exceed 80% of the Cost or Fair Value to the Company at the time of the acquisition thereof by the Company, whichever is less, as evidenced by an Officers' Certificate, of the property subject thereto, PROVIDED that if the property subject to such mortgage, lien or agreement is not necessary to the operations of the remaining portion of the System, the principal amount thereby secured may not exceed 100% of such Cost or Fair Value to the Company, whichever is less;

                        (2) the aggregate principal amount of all indebtedness
                of the Company at the time outstanding secured by such mortgages, liens and agreements (including extensions, renewals and replacements thereof, as provided by the paragraph B below, and also the indebtedness then being incurred) shall not exceed 15% of the aggregate principal amount of all Obligations then Outstanding; and

                        (3) each such mortgage, lien or agreement shall apply
                only to the property originally subject thereto, fixed improvements erected on any such real property or affixed to such personal property or equipment used in connection with such real or personal property, any contracts, licenses, permits and other property related solely to such real or personal property, and the proceeds thereof.

                B. The Company may modify, extend, renew or replace any mortgage, lien or agreement permitted by paragraph A above upon the same property theretofore subject thereto, or modify, replace, renew or extend the indebtedness secured thereby, PROVIDED that in any such case the principal amount of such indebtedness so modified, replaced, extended or renewed shall not be increased above the limits described in paragraph A above.

        The Company will pay or cause to be paid as they become due and payable all taxes, assessments and other governmental charges lawfully levied or assessed or imposed upon the Trust Estate or any part thereof or upon any income therefrom, and also (to the extent that such payment will not be contrary to any applicable laws) all taxes, assessments and other governmental charges lawfully levied, assessed or imposed upon the lien or interest of the Trustee or of the Holders in the Trust Estate, so that (to the extent aforesaid) the lien of this Indenture shall at all times be wholly preserved at the cost of the Company and without expense to the Trustee or the Holders; PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment or governmental charge to the extent that the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and the Company shall have established and shall maintain adequate reserves on its books for the payment of the same.


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Section 13.7 Maintenance of Properties.

        The Company will cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

        The Company will promptly classify, and record on its books, as retired, all property that has permanently ceased to be used or useful in the business of the Company.

Section 13.8 To Insure.

        The Company will at all times keep all its property of an insurable nature and of the character usually insured by companies operating similar properties, insured in amounts customarily carried, and against loss or damage from such causes as are customarily insured against, by similar companies.

        All such insurance shall be effected with responsible insurance carriers. All policies or other contracts for such insurance upon any part of the Trust Estate shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $2,000,000 in the aggregate) shall be payable, subject to the requirements of any Prior Lien, to the Trustee as its interest may appear (by means of a standard mortgagee clause or other similar clause acceptable to the Trustee, without contribution). Each policy or other contract for such insurance, or such mortgagee clause, shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or contract shall continue in force for the benefit of the Trustee for at least thirty (30) days after written notice to the Trustee of cancellation. As soon as practicable after the execution of this Indenture, and within ninety
(90) days after the close of each calendar year thereafter, and at any time upon the request of the Trustee, the Company will file with the Trustee an Officers' Certificate containing a detailed list of the insurance in force upon the Trust Estate on a date therein specified (which date shall be within thirty (30) days of the filing of such Certificate), including the names of the insurers with which the policies and other contracts of insurance on the Trust Estate are carried, the numbers, amounts and expiration dates of such policies and other contracts and the property and hazards covered thereby, and stating that the insurance so listed complies with this Section, and the Trustee may conclusively rely on such Certificate.

        Any appraisement or adjustment or any loss or damage of or to any part of the Trust Estate and any settlement in respect thereof which may be agreed upon between the Company and any insurer, as evidenced by an Officers' Certificate, shall be accepted by the Trustee.

        All proceeds of insurance received by the Trustee shall be held and paid over or applied by the Trustee as provided in Article VI.


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        All proceeds of any insurance on any part of the Trust Estate not payable to the Trustee or the trustee, mortgagee or other holder of a Prior Lien shall be applied by the Company to the repair, rebuilding or replacement of the property destroyed or damaged or shall be deposited with the Trustee to be held and paid over or applied by it as provided in Article VI.

Section 13.9 Corporate Existence.

        Subject to Article XI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 13.10 To Keep Books; Inspection by Trustee.

        The Company will keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Obligations and the plant, properties, business and affairs of the Company in accordance with Accounting Requirements. The Company will, upon reasonable written notice by the Trustee to the Company and at the expense of the Company, permit the Trustee by its representatives to inspect the plants and properties, books of account, records, reports and other papers of the Company, and to take copies and extracts therefrom, and will afford and procure a reasonable opportunity to make any such inspection, and the Company will furnish to the Trustee any and all information as the Trustee may reasonably request, with respect to the performance by the Company of its covenants in this Indenture.

Section 13.11 Use of Trust Moneys and Advances by Trustee.

        If the Company shall fail to perform any of its covenants in this Indenture, the Trustee may (but shall not be obligated to) at any time and from time to time after notice to the Company, use and apply any Trust Moneys held by it under Article VI, or make advances, to effect performance of any such covenant on behalf of the Company; and all moneys so used or advanced by the Trustee, together with interest at the rate of 10% per annum, shall be repaid by the Company upon demand and such advances shall be secured under this Indenture prior to the Obligations. For the repayment of all such advances the Trustee shall have the right to use and apply any Trust Moneys at any time held by it under Article VI but no such use of Trust Moneys or advance shall relieve the Company from any default hereunder. Nothing contained herein shall be deemed to obligate the Trustee to advance its own monies for any purpose.

Section 13.12 Statement as to Compliance.

        The Company will deliver to the Trustee, within one hundred and twenty
(120) days after the end of each calendar year, a written statement signed by the principal executive officer and by the principal financial officer or principal accounting officer of the Company stating that a review of the Company's activities has been made under their supervision and that the Company has fulfilled its obligations hereunder in all material respects.


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        Promptly after any Officer of the Company may reasonably be deemed to have knowledge of a default hereunder, the Company will deliver to the Trustee a written notice specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto.

Section 13.13 Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any covenant or condition set forth in this Article except Sections 13.1, 13.2, 13.3, 13.4, 13.5, 13.9, 13.10, 13.11 and the first sentence of Section 13.14 if before or after the time for such compliance the Holders of at least a majority in principal amount of all Obligations then Outstanding, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 13.14 Rate Covenant.

        The Company shall establish and collect rates, rents, charges, fees and other compensation (collectively, "Rates") for the use or the sale of the output, capacity or service of the System that, together with other moneys available to the Company, produce moneys sufficient to enable the Company to comply with all its covenants under this Indenture. Subject to any necessary regulatory approval or determination, including the approval or determination of RUS, if required, the Company also shall establish and collect Rates for the use or the sale of output, capacity or service of the System that, together with other revenues available to the Company, are reasonably expected to yield Margins for Interest for each fiscal year of the Company equal to at least 1.10 times Interest Charges for such period. Promptly upon any material change in the circumstances which were contemplated at the time such Rates were most recently reviewed, but not less frequently than once every twelve (12) months, the Company shall review the Rates so established and shall promptly establish or revise such Rates as necessary to comply with the foregoing requirements, subject in the case of the foregoing Margins for Interest requirement to any necessary regulatory approval or determination, including that of RUS, if required. The Company will not furnish or supply or cause to be furnished or supplied any use, output, capacity or service of the System with respect to which a charge is regularly or customarily made, free of charge to any Person, and the Company will use commercially reasonable efforts to enforce the payment of any and all accounts owing to the Company with respect to the use, output, capacity or service of the System.

Section 13.15 Distributions to Members.

        The Company shall not directly or indirectly declare or pay any dividend or make any payments of, distributions of, or retirements of patronage capital to its members (each a "Distribution") if, at the time thereof or after giving effect thereto, (i) an Event of Default shall exist, or (ii) the Company's aggregate margins and equities (determined in accordance with Accounting Requirements) as of the end of the Company's most recent fiscal quarter would be less than 20% of the Company's total long-term debt and equities (determined in accordance with


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Accounting Requirements) at such time, or (iii) the aggregate amount expended for all Distributions on or after the date on which the Company's aggregate margins and equities (determined in accordance with Accounting Requirements) first reached 20% of the Company's total long-term debt and equities (determined in accordance with Accounting Requirements) shall exceed 35% of the aggregate net margins (whether or not such net margins have since been allocated to members) of the Company earned after such date (subtracting, in the case of any deficit, 100% of such deficit). Notwithstanding the foregoing and so long as no Event of Default shall exist, the Company may declare and make Distributions at any time if, after giving effect thereto, the Company's aggregate margins and equities (determined in accordance with Accounting Requirements) as of the end of the Company's most recent fiscal quarter would have been not less than 30% of the Company's total long-term debt and equities (determined in accordance with Accounting Requirements) as of such date. Notwithstanding any of the foregoing, the Company may declare and make the Distributions contemplated to be made by that certain Member Agreement, among the Company, Georgia Transmission Corporation (An Electric Membership Corporation), Georgia System Operations Corporation and the distribution members of the Company.

Section 13.16 Restriction on Short-Term Indebtedness.

        The Company shall not on any date permit Short-Term Indebtedness to exceed 15% of the Company's long-term debt and equities (determined in accordance with Accounting Requirements, except that such determinations and calculations shall not be made on a consolidated basis and shall not, therefore, take into account the Short-Term Indebtedness, long-term debt and equities of the Company's Affiliates and Subsidiaries) as of the end of the fiscal quarter immediately preceding such date. As used in this Section 13.16, "Short-Term Indebtedness" means all indebtedness of, or guaranteed or in effect guaranteed (whether directly or indirectly, contingent or otherwise) against loss in respect thereof to the holder thereof by, the Company (other than trade payables) which on the date of original issuance thereof is classified as short-term debt under Accounting Requirements.

Section 13.17 Limitation on Certain Cash Investments.

        The Company shall invest or direct the Trustee to invest at least 75% of each of (i) its cash on hand for working capital needs, (ii) Trust Moneys and
(iii) Deposited Cash (as determined by the Company), in (a) Defeasance Securities, (b) securities issued by any agency or instrumentality of the United States of America or any corporation created pursuant to any act of the Congress of the United States, (c) commercial paper rated in either of the two highest rating categories by a national credit rating agency, (d) demand or time deposits, certificates of deposit and bankers' acceptances issued or accepted by any bank or trust company having capital surplus and undivided profits aggregating at least $50,000,000 and whose long-term debt is rated in any of the three highest rating categories by a national credit rating agency, (e) any non-convertible debt securities rated in any of the three highest rating categories by a national credit rating agency, (f) repurchase agreements that are secured by a perfected security interest in securities listed in clauses (a) or (b) above entered into with a government bond dealer recognized as a primary dealer by the Federal Reserve Bank of New York or any bank described in clause
(d) above, or (g) any short-term institutional investment fund or account which invests solely in any of the foregoing obligations.


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                                   ARTICLE XIV

                    REDEMPTION OF OBLIGATIONS; SINKING FUNDS

Section 14.1 Applicability of Sections 14.1 Through 14.7.

        Obligations which are by their express terms redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise provided with respect to the Obligations of any particular series by the provisions of a Supplemental Indenture creating such series) in accordance with Sections 14.1 through 14.7, inclusive.

Section 14.2 Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Obligations shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Outstanding Obligations of any series, the Company shall, at least sixty (60) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Obligations of such series to be redeemed and of the numbers of any Outstanding Obligations of such series then owned by the Company.

Section 14.3 Selection by Trustee of Obligations to be Redeemed.

        Unless otherwise provided in a Supplemental Indenture authorizing a particular series of Obligations, if less than all the Outstanding Obligations of any series or maturity within a series are to be redeemed, the particular Obligations to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Obligations of such series or maturity within a series which have not previously been called for redemption by prorating, as nearly as may be, the principal amount of Obligations of such series or maturity within a series to be redeemed among the Holders of such Obligations in proportion to the aggregate principal amount of such Obligations registered in their respective names; EXCEPT that, if there shall have been previously filed with the Trustee an Act of all the Holders of such Obligations satisfactory to the Trustee specifying the method of selecting the Obligations to be redeemed, such selection shall be made by the Trustee in accordance with the terms of such Act.

        In any proration pursuant to this Section, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of Obligations of such series or maturity within a series so prorated shall be equal to the greater of $1,000 and the smallest authorized denomination of the Obligations of such series, or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding such prorated minimum. The Trustee in its discretion may determine the particular Obligations (if there is more than one) registered in the name of any Holder which are to be redeemed, in whole or in part.

        The Trustee shall promptly notify the Company in writing of the Obligations selected for redemption and, in the case of any Obligation selected for partial redemption, the principal amount thereof to be redeemed.


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        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Obligations shall relate, in the case of any Obligation redeemed or to be redeemed only in part, to the portion of the principal of such Obligation which has been or is to be redeemed.

Section 14.4 Notice of Redemption.

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Holder of Obligations of such series to be redeemed, at his address appearing in the Obligation Register.

        All notices of redemption shall state:

                A. the CUSIP number (if any) of all Obligations to be redeemed,

                B. the Redemption Date,

                C. the Redemption Price,

                D. the principal amount of Obligations of each series to be redeemed, and, if less than all Outstanding Obligations of a series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Obligations of such series to be redeemed,

                E. that on the Redemption Date the Redemption Price of each of the Obligations to be redeemed will become due and payable and that the interest thereon shall cease to accrue from and after said Redemption Date,

                F. the place or places where the Obligations of each series to be redeemed are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in each Place of Payment for such series,

                G. if it be the case, that such Obligations are to be redeemed by the application of certain specified Trust Moneys, and

                H. if it be the case, that such redemption is to satisfy sinking fund requirements.

        Notice of redemption of Obligations to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. If the Company requests that the Trustee give such notice, the Company shall furnish such notice to the Trustee not less than five (5) business days prior to the date such notice is required to be given.


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Section 14.5 Deposit of Redemption Price.

        Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 13.3) an amount of money sufficient to pay the Redemption Price of all the Obligations which are to be redeemed on that date. Such money shall be held in trust for the benefit of the Persons entitled to such Redemption Price and shall not be deemed to be part of the Trust Estate or Trust Moneys.

        Subject to the requirements of any Supplemental Indenture, the Company may determine what sinking fund requirements (if any) to apply redeemed Obligations against.

Section 14.6 Obligations Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Obligations so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Obligations shall cease to bear interest. Upon surrender of any such Obligation for redemption in accordance with said notice, such Obligation shall be paid by the Company at the Redemption Price. Installments of interest with a Stated Maturity on or prior to the Redemption Date shall be payable to the Holders of the Obligations registered as such on the relevant Record Dates according to the terms of such Obligations and the provisions of Section 3.9.

        If any Obligation called for redemption shall not be so paid upon surrender thereof for redemption or as otherwise provided under Section 14.7 in lieu of surrender, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Obligation.

Section 14.7 Obligations Redeemed in Part.

        Unless otherwise provided in any Supplemental Indenture, any Obligation which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Obligation, without service charge, a new Obligation or Obligations of the same series and maturity of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Obligation so surrendered.

        In lieu of surrender under the preceding paragraph, payment of the Redemption Price of a portion of any Obligation held in the Book-Entry System may be made directly to the Holder thereof without surrender thereof if there shall have been filed with the Trustee either (i) a written agreement between the Company and such Holder and, if such Holder is a nominee, the Person for whom such Holder is a nominee, that payment shall be so made and that such Holder will not sell, transfer or otherwise dispose of such Obligation unless prior to delivery thereof such Holder shall present such


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Obligation to the Trustee for notation thereon of the portion of the principal thereof redeemed or shall surrender such Obligation in exchange for a new Obligation or Obligations for the unredeemed balance of the principal of the surrendered Obligation or (ii) a certificate of the Company that such an agreement has been entered into and remains in force.

Section 14.8 Applicability of Sections 14.8 Through 14.10.

        The provisions of Sections 14.8 through 14.10, inclusive, shall be applicable to any sinking fund for the retirement of Obligations except as otherwise specified as contemplated by Section 3.3 for Obligations of such series.

        The minimum amount of any sinking fund payment provided for by the terms of Obligations of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Obligations of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Obligations of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 14.9. Each sinking fund payment shall be applied to the redemption of Obligations of any series as provided for by the terms of Obligations of such series.

Section 14.9 Satisfaction of Sinking Fund Payments with Obligations.

        The Company (1) may deliver Outstanding Obligations of a series (other than any previously called for redemption) and (2) may apply, as a credit, Obligations of a series which have been redeemed either at the election of the Company pursuant to the terms of such Obligations or through the application of permitted optional sinking fund payments pursuant to the terms of such Obligations, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Obligations of such series required to be made pursuant to the terms of such Obligations as provided for by the terms of such series; PROVIDED that such Obligations have not been previously so credited. Such Obligations shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Obligations for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 14.10 Redemption of Obligations for Sinking Fund.

        Not less than sixty (60) days prior to each sinking fund payment date for any series of Obligations, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Obligations of that series pursuant to Section 14.9 and will also deliver to the Trustee any Obligations to be so delivered. Not less than thirty (30) days before each such sinking fund payment date the Trustee shall select the Obligations to be redeemed upon such sinking fund payment date in the manner specified in Section 14.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in
Section 14.4. Such notice having been duly given, the redemption of such Obligations shall be made upon the terms and in the manner stated in Sections
14.6 and 14.7. The Company shall


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prepare each such notice of redemption and furnish it to the Trustee not less than five (5) business days prior to the date such notice is required to be given.

                                   ARTICLE XV

                          CONTROL OF PLEDGED SECURITIES

Section 15.1 Pledged Securities Deposited with Trustee.

        Any shares of stock and certificates representing the same and any obligations and indebtedness and evidences thereof and any other securities which are at the time deposited with the Trustee or required to be deposited and pledged with the Trustee, except Undesignated Qualifying Securities and Designated Qualifying Securities, are herein sometimes collectively called the "Pledged Securities."

        As and when any Pledged Securities shall come into the possession of the Company or under its control, the Company shall forthwith deposit and pledge the same with the Trustee, together with such proper instruments of assignment and transfer as the Trustee may reasonably require, which shall include express authority to the Trustee to vote any shares of stock included therein to the extent herein provided or permitted and to cause such authority to be recorded in the entry of transfer of such stock on the books of the corporation issuing the same.

        The Trustee shall not be obliged at any time to accept any Pledged Securities or to cause or to permit a transfer thereof to be made to it, if, in the opinion of the Trustee, such action would subject it to the risk of any liability or expense, unless the Trustee shall be indemnified to its satisfaction for so doing. The Trustee shall have no responsibility for ascertaining the validity or priority of such pledge, or for making any filings in connection therewith.

        The Trustee shall not be under any duty to examine into or pass upon the validity or genuineness of any of the Pledged Securities. The Trustee shall be entitled to assume that any Pledged Securities are genuine and valid and what they purport to be and that any endorsements or assignments thereof are genuine and valid.

Section 15.2 Form of Holding.

        The Trustee may hold any Pledged Securities in bearer form or in the name of the Trustee or any nominee or nominees of the Trustee or (unless an Event of Default exists or the Holders of a majority in principal amount of the Obligations then Outstanding otherwise direct) in the name of the Company or any nominee or nominees of the Company, endorsed or assigned in blank or in favor of the Trustee. The Trustee may deliver any of the Pledged Securities to the Company for a period of not more than twenty-one (21) days or to the issuer thereof for the purpose of making exchanges or registrations of transfers or for such other purposes in furtherance of this trust as the Trustee may deem advisable.


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Section 15.3 Right of Trustee to Preserve Issuers; Directors' Qualifying Shares.

        The Trustee may do whatever in its judgment may be necessary for the purpose of preserving or extending the corporate existence of any corporation whose shares are included in the Pledged Securities, but (subject to Section 9.1) it shall be under no duty to take any action in respect thereof. Upon Company Request stating that the Company has no shares for the purpose under its control other than shares held hereunder, the Trustee shall transfer or permit the Company to transfer as many shares of stock as may be necessary to qualify the requisite number of persons to act as directors of or in any other official relation to the corporation issuing such shares; PROVIDED, HOWEVER, that no such transfer of the stock of any Pledged Subsidiary shall be made which would change the status of the issuing corporation as a Pledged Subsidiary. In every such case the Trustee may make such arrangements as it shall deem necessary for the protection of the trust hereunder in respect of the shares so transferred. While such shares remain so transferred they shall not be deemed to be Pledged Securities, but when such shares are no longer needed for such qualification purposes they shall immediately be redeposited and repledged and thereupon again become Pledged Securities.

Section 15.4 Income Before Event of Default.

        Unless an Event of Default exists, the Company from time to time shall be entitled to receive and collect for its own use all interest paid on any Pledged Security (other than any such interest which shall have been collected or paid out of the proceeds of any sale or condemnation or expropriation of any property covered by a mortgage or other lien securing such Pledged Security) and all dividends on any Pledged Security which are paid in cash out of the net profits or earned surplus of the issuing corporation accrued since the date of deposit and pledge of such Pledged Security with the Trustee hereunder. The Trustee from time to time shall execute and deliver upon Company Request suitable orders in favor of the Company or its nominee for the payment of such interest and cash dividends and shall deliver upon Company Request any and all coupons held by the Trustee representing such interest as the date of the maturity thereof approaches. The Trustee shall likewise pay over all sums which are received or collected by it as such interest or cash dividends. Until actually paid, all rights to such interest or cash dividends shall remain subject to the lien hereof.

        The Trustee shall be entitled (subject to Section 9.1) to assume that any cash dividend received by it on any Pledged Security is paid out of the net profits or earned surplus of the issuing corporation accrued since the date of deposit and pledge of such Pledged Security with the Trustee hereunder and that any interest has not been collected or paid out of the proceeds of any such sale or condemnation or expropriation, unless and until notified in writing to the contrary by any Holder or the Company or the person making such payment, in which event the Trustee may (subject to Section 9.1) accept an Officers' Certificate stating any pertinent facts in connection with any such dividend or interest as conclusive evidence of such facts.

Section 15.5 Income After Event of Default.

        If an Event of Default exists, in addition to the other remedies herein provided, the Trustee shall collect and receive all interest and dividends on Pledged Securities and shall cancel and revoke all interest and dividend orders in favor of the Company or its nominee. All money so received by


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the Trustee which, in the absence of an Event of Default, would be receivable by the Company under Section 15.4, shall be applied in accordance with Section 8.7.

        In every such case, after all Events of Default have been cured, the right of the Company to receive and collect interest and dividends, and the duty of the Trustee with respect thereto, under Section 15.4, shall revive and continue; and the Trustee shall pay over upon Company Request any such interest or dividends received by it which, in the absence of an Event of Default, would be receivable by the Company under Section 15.4 and then remain unexpended in its hands.

Section 15.6 Principal and Other Payments.

        In case any sum shall be paid on account of

                A. the principal of (or premium, if any, on) any Pledged Security, or

                B. any dividend upon any Pledged Security other than a cash dividend paid out of the net profits or earned surplus of the issuing corporation accrued since the date of deposit and pledge of such Pledged Security with the Trustee hereunder, or

                C. the liquidation or dissolution or reduction of capital of the corporation issuing any Pledged Security, or

                D. interest on any Pledged Security which shall have been collected or paid out of the proceeds of any sale or condemnation or expropriation of any property covered by a mortgage or other lien securing such Pledged Security, or in case any other distribution (including stock dividends but excluding any dividend excluded by Subsection B) shall be made in respect of any Pledged Security, such sum or other distribution shall be paid or delivered to the Trustee to be held as a part of the Trust Estate.

        In case the Company or the Trustee shall receive rights to subscribe to additional securities in respect of any Pledged Securities, the Company may exercise or (subject to Section 15.8) sell such rights in its discretion, PROVIDED, HOWEVER, that (i) all securities acquired by exercise of such rights shall forthwith be deposited and pledged with the Trustee hereunder, (ii) all net proceeds from the sale of any such rights shall forthwith be paid to the Trustee, (iii) if the Company shall not have elected to exercise or sell such rights by the fifth (5th) business day prior to the expiration thereof, it shall give the Trustee notice thereof and the Trustee shall forthwith sell or, in the event that Section 15.8 is applicable, may exercise such rights in such manner as in its uncontrolled discretion it may deem advisable and (iv) if an Event of Default exists, the Trustee shall be entitled at any time in its discretion to exercise or sell such rights.

Section 15.7 Voting.

        Unless an Event of Default exists, the Company shall have the right to vote and give consents with respect to all Pledged Securities and from time to time, in case any Pledged Securities have been transferred into the name of the Trustee or its nominee or nominees, the Trustee, upon Company


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Request, shall execute and deliver or cause to be executed and delivered to the
Company or its nominee appropriate powers of attorney or proxies to vote such Pledged Securities or to execute a waiver or consent with respect thereto, for such purpose or purposes as may be specified in such request; PROVIDED, HOWEVER, that such right of the Company shall not include (and every such power of attorney or proxy shall be limited, either generally or specifically, to provide in effect that the powers thereby conferred do not include) any power to vote for or to authorize or consent to any act or thing inconsistent with or in avoidance of the Company's obligations under this Indenture.

        If an Event of Default exists, the Trustee may in its discretion, and if requested by the Holders of a majority in principal amount of the Obligations then Outstanding and provided with indemnity reasonably satisfactory to it shall, revoke all such powers of attorney and proxies and the Trustee may in its discretion vote and exercise, or cause the nominee or nominees of the Trustee to vote and exercise, all the powers of an owner with respect to any Pledged Securities. In so voting and exercising the powers of an owner with respect to any Pledged Securities, the Trustee shall not be required to attend any meeting of security holders, but the Trustee may vote or act by power of attorney or proxy and such power of attorney or proxy may be granted to any person selected by the Trustee, including an Officer of the Company. The Trustee may so vote and exercise the powers of an owner with respect to any Pledged Securities for any purpose or purposes which the Trustee, in its discretion, shall deem advisable and in the interest of the Holders, whether or not such action may involve a change in the character of any Pledged Security or in the corporate identity or business of the issuer thereof or in the proportionate interest or voting power represented by such security. In every such case, after all Events of Default have been cured, the right of the Company to vote and give consents with respect to the Pledged Securities, and the duty of the Trustee to execute powers of attorney and proxies as hereinabove provided, shall revive and continue.

Section 15.8 Limitations on Issue of Voting Stock or Grant of Membership
             Interests of Pledged Subsidiaries.

        The Company will not permit any Pledged Subsidiary to issue any additional shares of Voting Stock, other than stock dividends, unless simultaneously there shall be made effective provision that certificates for all such additional Voting Stock, forthwith upon the issue thereof, will be deposited and pledged with the Trustee; PROVIDED, HOWEVER, that, if the, holders of any stock of such Pledged Subsidiary not then included in the Pledged Securities shall have a preemptive right to subscribe for and purchase their pro rata share of such additional shares of Voting Stock, then such part of such additional shares as shall be actually subscribed for and purchased by such stockholders pursuant to such preemptive right may be issued to them and need not be deposited and pledged with the Trustee. The Company will not permit any Pledged Subsidiary to grant any additional membership interests, unless simultaneously there shall be made effective provision that certificates evidencing all such additional membership interests, forthwith upon the granting thereof, will be deposited and pledged with the Trustee.

Section 15.9 Increase, Reduction or Reclassification of Stock; Dissolution;
             Consolidation, etc.

        Except as otherwise provided in Article XIII or this Article, the capital stock of any corporation whose shares are included in the Pledged Securities may be increased (subject to Section


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15.8) or reduced or reclassified (other than a reclassification resulting in the creation of a preferred stock of any Pledged Subsidiary or a reclassification reducing the proportionate voting power of any Pledged Securities in any corporation) and any such corporation may be dissolved; PROVIDED, HOWEVER, that effective provision shall (to the extent the Company has any control of such matters) be made that, in the case of any such increase, whether by stock dividend or otherwise (subject to Section 15.8), certificates for such part of each class of additional stock as shall be proportionate to the part of the entire issued and outstanding capital stock of such class of such corporation previously deposited and pledged with the Trustee and, in the case of any such reclassification, any distribution in connection therewith shall be deposited and pledged with the Trustee and that, in the case of any such reduction, there shall continue to be deposited and pledged with the Trustee certificates for not less than the same proportion of such class of capital stock deposited and pledged with the Trustee before such reduction. The Trustee may make any exchange, substitution, cancellation or surrender of certificates of stock held by it for the purpose of such increase, reduction, reclassification or dissolution. Prior to any such cancellation or surrender of stock certificates for the purpose of dissolution, the share, if any, of all the assets of the corporation so dissolved which is distributable in respect of the Pledged Securities (excluding Excepted Property) shall be subjected to the lien of this Indenture. The Trustee shall be entitled to receive and shall (subject to Section 9.1) be fully protected in relying upon an Officers' Certificate as to the amount of the share of the assets of any corporation dissolved as aforesaid which is so distributable to the holder of such Pledged Securities.

        The deposit and pledge with the Trustee at any time of any shares of stock of any corporation shall not prevent any one or more of the following transactions:

                A. subject to the provisions of Articles XI and XII, the merger or consolidation of any Pledged Subsidiary into or with the Company or the conveyance or transfer of all or any of the assets of any Pledged Subsidiary to the Company, or

                B. the merger or consolidation of any corporation, any of whose shares may be Pledged Securities, into or with any other corporation other than the Company, or the conveyance or transfer of all or any of the assets of any corporation, any of whose shares may be Pledged Securities, to any other corporation other than the Company; PROVIDED, HOWEVER, that no such action involving a Pledged Subsidiary shall be taken unless the corporation resulting from such consolidation, or into which such merger shall be made, or which shall have acquired the assets of a Pledged Subsidiary, shall thereupon be a Pledged Wholly-Owned Subsidiary.

Section 15.10 Enforcement.

        In case default shall be made in the payment of the principal of or interest on any Pledged Security or in the due performance of any covenant contained in any Pledged Security or the instrument securing the same, then and in any such case (without prejudice, however, to any right to claim a default under this Indenture or to assert any right consequent upon such default) the Trustee, upon Company Request, may, in its discretion and upon receipt of indemnity to its satisfaction, cause, or join with other owners of like securities in causing, such proceedings as may be approved by the Trustee to be instituted and prosecuted to collect such principal and interest or enforce the


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performance of such covenant. If an Event of Default exists, the Trustee may, and upon the written request of the Holders of a majority in principal amount of the Obligations then Outstanding shall, upon receipt of indemnity to its satisfaction, institute such proceedings without Company Request.

Section 15.11 Acquisition of Property of Issuers of Pledged Securities.

        In case, at any time, all or any of the property of any corporation, any of whose securities are at the time Pledged Securities, shall be sold upon insolvency or foreclosure or otherwise, then and in such event, if the property of such corporation or the property sold can be acquired by crediting on any of the Pledged Securities any sum accruing or to be received thereon out of the proceeds of such property, the Trustee in its discretion may, and if requested by Company Request or by the Holders of a majority in principal amount of the Obligations then Outstanding and provided by the Company or such Holders with indemnity reasonably satisfactory to it and the amount of any cash necessary therefor shall, purchase such property or cause the same to be purchased, either in the name of the Trustee or the Company or a purchasing trustee or trustees as the Trustee may determine, and shall use or permit the Company or such purchasing trustees to use such Pledged Securities so far as necessary to make payment for such property. In case of any such purchase the Trustee shall take such steps as it may deem proper to cause the property so purchased to be vested in the Company subject to the lien of this Indenture, or in some other corporation organized or to be organized with power to acquire and manage such property, or partly in the Company and partly in such other corporation, as the Company may deem advisable, PROVIDED that all debt of such corporation with a maturity more than one year from date of issuance (except such, if any, as shall represent a lien existing upon the property at the time it was acquired) and certificates for all the capital stock (except directors' qualifying shares) of such corporation shall be deposited and pledged with the Trustee. In case the property so sold shall not be purchased in the manner hereinabove in this Section provided, the Trustee shall receive the proceeds of sale accruing on and apportioned to such Pledged Securities and such proceeds shall be held and paid over or applied by the Trustee as provided in Article VI.

Section 15.12 Reorganization.

        With Company Consent, the Trustee may join in any plan of voluntary or involuntary reorganization or readjustment or rearrangement in respect of any Pledged Securities and may accept or authorize the acceptance of new securities issued in exchange therefor under any such plan. If an Event of Default exists, the Trustee shall be entitled to take such steps without Company Consent.

        Any new securities so issued shall be deposited and pledged with the Trustee under this Indenture. If the Trustee does not join in such plan or reorganization or readjustment or rearrangement, the Trustee shall receive any moneys accruing on or apportioned to such Pledged Securities and such moneys shall be held and paid over or applied by the Trustee as provided in Article VI.


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Section 15.13 Renewal and Refunding.

        Nothing contained in this Article shall prevent

                A. the renewal or extension, without impairment of lien or security, at the same or at a lower or higher rate of interest, of any of the obligations or indebtedness of any corporation included in the Pledged Securities, or

                B. the issue in substitution for any such obligations or indebtedness of other obligations or indebtedness of such corporation for equivalent amounts and of substantially equal or superior rank as to security, if any;

PROVIDED, HOWEVER, that every such obligation or indebtedness as so renewed or extended shall continue to be subject to the lien hereof and every substituted obligation or indebtedness and the evidence thereof shall be deposited and pledged with the Trustee. Except as otherwise provided in Article XIII, unless an Event of Default exists, the Trustee upon receipt of a Company Request shall, and if an Event of Default exists the Trustee may without such Company Request, consent to any such renewal, extension or substitution.

Section 15.14 Expenses.

        On demand of the Trustee, the Company forthwith will pay or satisfactorily provide for all expenses incurred by the Trustee under this Article, including all expenditures (except as otherwise provided in Section 15.11) made to acquire the ownership and title to any property which the Trustee shall purchase or shall cause or authorize to be purchased under this Article. Without impairment of or prejudice to any of its rights hereunder by reason of any default of the Company, the Trustee in its discretion may (but shall not be obligated to) advance all such expenses and other sums required or may procure such advances to be made by others. The Company will repay all such advances, with interest thereon at the rate of 10% per annum, and for all such advances the Trustee shall be secured by a lien on the Trust Estate prior to the Obligations. For the repayment of all such advances the Trustee shall have the right to use and apply any Trust Moneys held by it under Article VI as part of the Trust Estate.

Section 15.15 Opinion of Counsel.

        The Trustee shall be entitled, before taking any action under this Article, to receive an Opinion of Counsel stating the legal effect of any transaction relating to the Pledged Securities and the steps necessary to be taken to consummate the same and stating also that such action is in compliance with the provisions hereof and will not impair the security of the Holders hereunder in contravention of the provisions hereof. Such Opinion of Counsel shall (subject to Section 9.1) be full protection to the Trustee for any action taken or omitted to be taken by it in reliance thereon.


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                                   ARTICLE XVI

             QUALIFYING SECURITIES; QUALIFYING SECURITIES INDENTURES

Section 16.1 Registration and Ownership of Designated Qualifying Securities.

        Designated Qualifying Securities delivered to the Trustee pursuant to Sections 4.4, 4.6, 4.8, 5.2, 6.4 and 16.3 shall be registered in the name of the Trustee or its nominee and shall be owned and held by the Trustee, subject to the provisions of this Indenture, for the benefit of the Holders of all Obligations from time to time Outstanding, and the Company shall have no interest therein. The Trustee shall be entitled to exercise all rights of security holders under each Qualifying Securities Indenture in its discretion except as otherwise provided in this Article or in Article VIII.

Section 16.2 Payments on Qualifying Securities.

        Unless an Event of Default shall have occurred and be continuing:

        A. Any payment of principal of Designated Qualifying Securities shall be applied by the Trustee to the payment of the principal of the Obligations which were authenticated and delivered on the basis of such Qualifying Securities which is then due, and, to the extent of such application, the obligation of the Company to make such payment in respect of such Obligations shall be deemed to have been satisfied and discharged;

        B. If, at the time of any such payment of principal of Designated Qualifying Securities, the principal then due in respect of the Obligations which were authenticated and delivered on the basis of such Qualifying Securities, if any, shall be less than such payment, the excess of such payment shall constitute Trust Moneys and shall be held by the Trustee as part of the Trust Estate, to be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Article VI. Any Outstanding Obligations, which were authenticated and delivered on the basis of Designated Qualifying Securities which have been paid, shall be thereafter deemed not to have been authenticated and delivered on the basis of Designated Qualifying Securities;

        C. Any payment of premium or interest on Designated Qualifying Securities shall be applied by the Trustee to the payment of premium or interest, as the case may be, on the Obligations which were authenticated and delivered on the basis of such Designated Qualifying Securities, if any, which is then due, and, to the extent of such application, the obligation of the Company to make such payment in respect of such Obligations shall be deemed to have been satisfied and discharged;

        D. If, at the time of any such payment of premium or interest on Designated Qualifying Securities, the premium or interest, as the case may be, then due in respect of the Obligations which were authenticated and delivered on the basis of such Designated Qualifying Securities, if any, shall be less than such payment, the excess of such payment shall be remitted to the Company upon receipt by the Trustee of a Company Request requesting the same; and


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        E. Any payment to the Trustee of principal of, or premium or interest on, any Undesignated Qualifying Securities shall be remitted to the Company upon receipt by the Trustee of a Company Request requesting the same.

Section 16.3 Surrender or Redesignation of Designated Qualifying Securities.

        A. At the time any Obligations of any series, which shall have been authenticated and delivered upon the basis of the issuance and delivery to the Trustee of Designated Qualifying Securities, shall cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Designated Qualifying Securities), the Company, by notice to the Trustee, may designate an equal principal amount of such Designated Qualifying Securities as Undesignated Qualifying Securities.

        B. Upon Company Request, the Trustee shall surrender for cancellation any Undesignated Qualifying Securities. Upon Company Request and receipt of the opinions required by paragraphs F and G of Section 4.4, the Trustee shall surrender for cancellation any Designated Qualifying Securities specified in such request in exchange for an equal principal amount of substitute Qualifying Securities, which substitute Qualifying Securities shall comply with Section 4.4C (except that, if the Designated Qualifying Securities to be surrendered were delivered other than as the basis for the authentication and delivery of Additional Obligations, the maturity date or dates for such substitute Qualifying Securities may be as determined by the Company) and which the Company shall designate as the basis for such surrender. Upon receipt of a notice of an event of default under a Qualifying Securities Indenture, the Trustee shall surrender for cancellation all Undesignated Qualifying Securities issued under such Qualifying Securities Indenture. Upon receipt of a notice of a meeting of bondholders under a Qualifying Securities Indenture, the Trustee shall surrender for cancellation all Undesignated Qualifying Securities issued under such Qualifying Securities Indenture.

        C. Upon delivery to the Trustee of (i) the relevant documents specified in paragraphs B through H, inclusive, of Section 4.2 for delivery whenever requesting the use of Bondable Additions as the basis for the surrender or redesignation of Designated Qualifying Securities, or (ii) the relevant documents and Obligations specified in paragraphs B, D(1) and E of Section 4.3 for the delivery to the Trustee whenever requesting the use of retired or defeased Obligations or payments on Obligations as the basis for the surrender or redesignation of Designated Qualifying Securities, in each case with such omissions and variations as are appropriate in view of the fact that the Application involves the surrender or redesignation of Designated Qualifying Securities and not the authentication and delivery of Additional Obligations, and in each case together with an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to such surrender or redesignation of Qualifying Securities have been complied with, the Trustee shall, upon Company Request surrender to the Company or redesignate Designated Qualifying Securities as Undesignated Qualifying Securities in a principal amount equal to the principal amount of the Obligations that could have been issued on the basis thereof. Upon receipt by the Trustee of the documents specified in this Section, all Obligations then Outstanding which were authenticated and delivered on the basis of such surrendered or redesignated Qualifying Securities shall thereafter be deemed not to have been authenticated and delivered on the basis of Designated Qualifying Securities.

Section 16.4 No Transfer of Qualifying Securities.

        Except as provided in Section 16.3 or if an Event of Default exists, the Trustee shall not sell, assign or otherwise transfer any Qualifying Securities issued and delivered to it except to a successor trustee under this Indenture.

Section 16.5 Voting of Qualifying Securities.

        The Trustee shall, as a holder of Qualifying Securities Outstanding under each Qualifying Securities Indenture, attend such meeting or meetings of bondholders under such Qualifying Securities Indenture, or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it is entitled to vote or consent. So long as no Event of Default shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the Qualifying Securities Outstanding under any Qualifying Securities Indenture is sought without a meeting, the Trustee shall vote as holder of such Qualifying Securities, or shall consent with respect thereto. The Trustee shall vote all Qualifying Securities Outstanding under such Qualifying Securities Indenture then held by it, or consent with respect thereto, as the Trustee reasonably believes will be in the best interests of the Holders; PROVIDED, HOWEVER, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of a Qualifying Securities Indenture which, if it were an amendment or modification of this Indenture, would require the consent of Holders, without the prior consent, obtained in the manner prescribed in Section 12.2, of Holders of Securities which would be required under Section 12.2 for such an amendment or modification of this Indenture.

Section 16.6. Reorganization.

        With Company Consent, the Trustee may join in any plan of voluntary or involuntary reorganization or readjustment or rearrangement in respect of any Qualifying Securities and may accept or authorize the acceptance of new securities issued in exchange therefor under any such plan. If an Event of Default exists, the Trustee shall be entitled to take such steps without Company Consent.

        Any new securities so issued shall be deposited and pledged with the Trustee under this Indenture. If the Trustee does not join in such plan or reorganization or readjustment or rearrangement, the Trustee shall receive any moneys accruing on or apportioned to such Qualifying Securities and such moneys shall be held and paid over or applied by the Trustee as provided in Article VI.


        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                        (Signatures begin on next page.)

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed under seal as of the day and year first above written.

Company:                              OGLETHORPE POWER
                                      CORPORATION (AN ELECTRIC
                                      MEMBERSHIP GENERATION &
                                      TRANSMISSION CORPORATION), an
                                      electric membership corporation organized under the laws of the State of Georgia

2100 East Exchange Place
P. O. Box 1349
Tucker, Georgia 30085-1349

                                        By:  /s/ T. D. Kilgore
                                             -----------------------------------
                                                 Name: T. D. Kilgore
                                                 Title:   President and
                                                        Chief Executive Officer

Signed, sealed and delivered            Attest:  /s/ Patricia N. Nash
by the Company in the presence of:               -------------------------------
                                                   Name: Patricia N. Nash
  /s/ Robert D. Steele                             Title:   Assistant Secretary
----------------------------------
Witness

  /s/ Thomas J. Brendiar
----------------------------------
Notary Public                                     [CORPORATE SEAL]

(Notarial Seal)

My commission expires:  November 14, 2000


                      (Signatures continued on next page.)

                   (Signatures continued from previous page.)


Trustee:                           SUNTRUST BANK, ATLANTA
                                   a banking corporation organized and existing under the laws of the State of Georgia

                                   By:  /s/ Bryan Echols
Signed, sealed and delivered            --------------------------------------
by the Trustee in the                     Name:  Bryan Echols
presence of:                              Title:  Vice President

  /s/ Olga G. Warren               By:  /s/ M.R. Smith, Jr.
----------------------------            ---------------------------------------
Witness                                   Name:  M.R. Smith, Jr.
                                          Title:  Vice President
  /s/ Thomas J. Brendiar
----------------------------
Notary Public
                                                    [BANK SEAL]
(Notarial Seal)

My commission expires:  November 14, 2000

                                    EXHIBIT A
                                     TO THE
                                    INDENTURE
                            DATED AS OF MARCH 1, 1997
                      MADE BY OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP GENERATION &
                            TRANSMISSION CORPORATION)
                                       AND
                       SUNTRUST BANK, ATLANTA, AS TRUSTEE

                          SCHEDULE OF CONVEYED PROPERTY

        All right, title and interest of the Mortgagor in and to the electric generating plants and facilities and electric transmission and distribution lines and facilities now owned by the Mortgagor and located in the Counties of Appling, Ben Hill, Burke, Carroll, Clarke, Cobb, DeKalb, Floyd, Fulton, Heard, Jackson, Monroe, and Toombs, State of Georgia, or hereafter constructed or acquired by the Mortgagor, wherever located, and in and to all extensions and improvements thereof and additions thereto, including all substations, service and connecting lines (both overhead and underground), poles, towers, posts, cross arms, wires, cables, conduits, mains, pipes, tubes, transformers, insulators, meters, electrical connections, lamps, fuses, junction boxes, fixtures, appliances, generators, dynamos, water turbines, water wheels, boilers, steam turbines, motors, switch boards, switch racks, pipe lines, machinery, tools, supplies, switching and other equipment, and any and all other property of every nature and description, used or acquired for use by the Mortgagor in connection therewith and including, without limitation, the following described property, now owned or hereafter acquired, to-wit:

        1. A 30% undivided interest in those certain tracts or parcels of land containing, in the aggregate, 1337.43 acres, more or less, in Land Lots 618, 619, 620, 580 and 581 of the 2nd District of Appling County, Georgia, being more particularly shown and delineated as Tracts 1, 2 and 3 on Plat of Survey prepared by C. H. Wright and certified by C. H. Wright (Registered Land Surveyor No. 1333), designated as "GEORGIA POWER COMPANY, LAND DEPARTMENT, Property Map of Site Edwin I. Hatch-Nuclear Plant, Appling and Toombs Counties, Georgia, for Oglethorpe Electric Membership Corporation and Georgia Power Company, dated December 9, 1974," said plat recorded in Plat Book 8, Page 35, in the Office of the Clerk of Superior Court of Appling County, Georgia.

        2. That certain tract or parcel of land known as the "Plant Hatch Substation" containing 53.44 acres, more or less, in Land Lots 392, 488, 521, 536, 569 and 570 of the 2nd District of Appling County, Georgia, being more particularly shown and delineated on Plat of Survey prepared by Riley, Park, Hayden & Associates, Inc., Georgia Registered Land Surveyor No. 1749, recorded in Plat Book 8, Pages 36-38, in the Office of the Clerk of Superior Court of Appling County, Georgia, and being that certain tract conveyed to Oglethorpe Electric Membership Corporation by Warranty Deed from Georgia Power Company, dated January 16, 1975, and recorded in Deed Book 173, Folio 186, in the Office of the Clerk of Superior Court of Appling County, Georgia, and being that property conveyed to Oglethorpe Electric Membership Corporation from Georgia Power Company by General Warranty Deed and Bill of Sale recorded in Deed Book 163, Page 352, in the Office of the Clerk of Superior Court of Appling County, Georgia.

        3. That certain tract or parcel of land containing .31 acres in Land Lot 300 of the 4th District, Ben Hill County, Georgia and being more particularly described as: Beginning at an iron pin found at the intersection of the northern right of way line of Oconee Street (a 60 foot right of way) and the eastern right of way line of North Logan Street (a 60 foot right of way); running thence along said eastern right of way line of North Logan Street North 00(degree) 02' 45" East a distance of 169.48 feet to an iron pin found on the southern right of way line of a 20 foot alley; thence leaving said eastern right of way line of North Logan Street and running along the southern right of way line of said 20 foot alley, North 87(degree) 53' 50" East a distance of 77.72 feet to an iron pin found; run thence South 00(degree) 52' 55" East a distance of 170.95 feet to an iron pin found on the aforementioned northern right of way line of Oconee Street; run thence along said northern right of way line of Oconee Street South 88(degree) 59' 50" West a distance of 80.45 feet to an iron pin found on the eastern right of way line of North Logan Street and THE POINT OF BEGINNING, as shown on survey prepared by Albert M. Wynn, Jr., Georgia Registered Land Surveyor No. 2178, dated September 12, 1996, last revised February 5, 1997.

        4. A 30% undivided interest in those certain tracts or parcels of land containing in the aggregate 3,043.11 acres, more or less, in the 66th and 68th G.M.D. of Burke County, Georgia, being more particularly shown and delineated as Tract One on Plat of Survey prepared by C. H. Wright (Registered Land Surveyor No. 1333), designated as "Boundary Survey of Alvin W. Vogtle Plant Site and Combustion Turbine Site" dated March 15, 1976, revised December 13, 1976, said plat being filed in File No. A-3120, in the Office of the Clerk of Superior Court of Burke County, Georgia; and being that certain tract conveyed to Oglethorpe Electric Membership Corporation by General Warranty Deed and Bill of Sale from Georgia Power Company and recorded in Deed Book 107, Page 100 of Burke County Records; LESS AND EXCEPT: 3.079 acres, more or less, conveyed by Right-of-Way Deed, dated December 13, 1982, from Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) to Burke County, Georgia, recorded in Deed Book 124, Page 740, Burke County Records.

        5. That certain tract or parcel of land known as the "Plant Vogtle Railroad" containing 111.346 acres, more or less, being in the 66th and 67th G.M.D. of Burke County, Georgia, being more particularly shown and delineated on Plat of Survey prepared by Riley, Park, Hayden & Associates, Inc., Georgia Registered Land Surveyor No. 1749, recorded in the Office of the Clerk of Superior Court of Burke County, Georgia, and being that certain tract conveyed to Oglethorpe Electric Membership Corporation by Warranty Deed from Georgia Power Company, and recorded in Deed Book 107, Page 100, in the Office of the Clerk of Superior Court of Burke County, Georgia.

        6. A 30% undivided interest in those certain tracts or parcels of land containing, in the aggregate, 2,144.44 acres, more or less, in Land Lots 154, 153, 152, 151, 150, 149, 155, 156, 157, 158, 159, 160 and 161 of the 4th
District of Carroll County, Georgia, being more particularly shown and delineated as Tract One, on Plat of Survey prepared by George M. Ingram, Registered Land Surveyor No. 799, designated as "GEORGIA POWER COMPANY, LAND DEPARTMENT, perimeter survey of Yellowdirt (Wansley) Plant Area, Carroll and Heard Counties, Georgia, dated June 19th, 1972, revised December 9th, 1975," (known as Plant Wansley), said plat being recorded in Plat Book 16, Page 26, in the Office of the Clerk of Superior Court of Carroll County, Georgia; and being that certain tract conveyed to Oglethorpe Electric Membership Corporation by General Warranty Deed and Bill of Sale, dated April 9, 1976, from Georgia Power Company and recorded in Deed Book 342, Page 382, Carroll County Records.

        7. That certain tract or parcel of land known as the "Tallassee Hydro Dam" containing 32.73 acres, more or less, in the 2418th and 1347th G.M.D. of Clarke County, Georgia, and the 1747th G.M.D. of Jackson County, Georgia, and being more particularly shown and delineated on Plat of Survey made by Roland McCann, Georgia Registered Land Surveyor No. 1752, and being that certain tract conveyed to Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) by Warranty Deed from Harold T. Barrett, Jr., dated October 27, 1983, and recorded in Deed Book 441, Page 90, in the Office of the Clerk of Superior Court of Clarke County, Georgia, and Deed Book 8-M, Page 65, in the Office of the Clerk of Superior Court of Jackson County, Georgia.

        8. All right, title and interest in, to and over the transmission line known as "Tallassee Hydro Project" located in Clarke County and Jackson County, Georgia, said right, title and interest being more particularly described by the following instruments, all which are of record in the Office of the Clerk of Superior Court of Clarke County, Georgia: (i) Deed from Tina Tinsley and Roger Pharr, recorded in Deed Book 441, Page 90, (ii) Easement from Tina Tinsley and Roger Pharr, recorded in Deed Book 476, Page 284, (iii) Deed from Tina Tinsley and Roger Pharr, recorded in Deed Book 476, Page 295, (iv) Lease Agreement from Tina Tinsley and Roger Pharr, recorded in Deed Book 476, Page 279, (v) Easement from Tina Tinsley and Roger Pharr, recorded in Deed Book 476, Page 287, and (vi) Easement from Pierce J. Kenney, et al., recorded in Deed Book 476, Page 290.

        9. That certain tract or parcel of land containing 4.33 acres, located in Land Lots 599 and 626 of the 16th District, 2nd Section of Cobb County, Georgia, and being more particularly described as: BEGINNING at an iron pin located at the corner formed by the intersection of the northeasterly right-of-way line of Tritt Road (a 50 foot right-of-way) with the southeasterly right-of-way of C. R. Parker Drive; said point of beginning also being located 4066.0 feet southeasterly, as measured along the northeasterly right-of-way line of Tritt Road, from the corner formed by the intersection of the northeasterly right-of-way line of Tritt Road with the southeasterly right-of-way line of Sandy Plains Road; thence North 16 degrees 19 minutes 03 seconds east, along the southeasterly right-of-way line of C. R. Parker Drive, 212.95 feet to an iron pin; thence North 30 degrees 10 minutes 12 seconds east, along the southeasterly right-of-way line of C. R. Parker Drive, 124.23 feet to an iron pin; thence

South 67 degrees 51 minutes 22 seconds east, 260.60 feet to an iron pin; thence South 32 degrees 58 minutes 41 seconds east, 105.34 feet to an iron pin; thence South 45 degrees 35 minutes 58 seconds east, 299.69 feet to an iron pin; thence South 08 degrees 00 minutes 00 seconds west, 206.03 feet to an iron pin located on the northeasterly right-of-way line of Tritt Road; thence North 63 degrees 12 minutes 59 seconds west, along the northeasterly right-of-way line of Tritt Road, 355.98 feet to a FC post, which post is located on the land lot line dividing Land Lots 599, and 626, said district and section; thence North 61 degrees 51 minutes 30 seconds west, along the northeasterly right-of-way line of Tritt Road, 116.07 feet to an iron pin; thence North 68 degrees 29 minutes 59 seconds west, along the northeasterly right-of-way line of Tritt Road, 200.23 feet to an iron pin and THE POINT OF BEGINNING; as shown on that certain plat recorded in Plat Book 127, page 17, in the Office of the Clerk of Superior Court of Cobb County, Georgia; LESS AND EXCEPT: that certain tract or parcel of land conveyed to Cobb County, Georgia, by virtue of that certain Right-of-Way Deed from Oglethorpe Power Corporation, dated January 25, 1990, filed March 30, 1990, and recorded in Deed Book 5688, page 28, Records of Cobb County, Georgia.

        10. That certain tract or parcel of land known as the "OPC New Corporate Headquarters Facility," containing 20.76 acres of land, more or less, in Land Lots 188 and 189 of the 18th District of DeKalb County, Georgia, being more particularly shown and delineated on Plat of Survey made by George T. White, Georgia Registered Land Surveyor No. 1929, and being that certain tract conveyed to Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) by Limited Warranty Deed from Southern Realty Equities, Inc., dated July 15, 1981, and recorded in Deed Book 4503, Page 114, in the Office of the Clerk of Superior Court of DeKalb County, Georgia; LESS AND
EXCEPT: Declaration of Drainage Easements dated March 16, 1981, by and between Laing Properties, Inc. and Southern Realty Equities, Inc., as recorded in Deed Book 4435, Page 483, DeKalb County, Georgia Records, as amended by First Amendment to Declaration of Drainage Easements dated July 15, 1981, by and between Laing Properties, Inc. and Oglethorpe Power Corporation, recorded in Deed Book 4553, Page 585, DeKalb County, Georgia Records; Amendment to Declaration of Drainage Easements, dated September 17, 1982, by and between Laing Properties, Inc. and Oglethorpe Power Corporation, recorded in Deed Book 4466, Page 132, DeKalb County, Georgia Records; and Third Amendment to Declaration of Drainage Easements, dated July 15, 1983, filed August 19, 1983, and recorded in Deed Book 4817, Page 608, DeKalb County, Georgia Records.

        11. All of the undivided interests and undivided executory, future interests of Oglethorpe Power Corporation (An Electric Membership Generation &Transmission Corporation) in and to the "Rocky Mountain Hydroelectric Property" containing 4,876.966 acres, more or less, in the 4th Section, 4th and 5th Districts of Floyd County, Georgia, granted or arising under that certain General Warranty Deed, Assignment and Bill of Sale from Piedmont-Forrest Corporation to Oglethorpe Power Corporation and Georgia Power Company, dated as of December 15, 1988, recorded December 15, 1988, in Deed Book 1053, Page 1, Floyd County, Georgia records; ALSO, fee simple interest in the "Rocky Mountain Switching Station Property" and easement interests in and to the "Rocky Mountain Primary Transmission Line Easement Property" and the "Rocky Mountain Distribution and

Transmission Line Property" in aforesaid Section and Districts of Floyd County, Georgia, granted or arising under that certain General Warranty Deed, Assignment and Bill of Sale from Piedmont-Forrest Corporation to Oglethorpe Power Corporation, dated as of December 15, 1988, recorded December 15, 1988, in Deed Book 1052, Page 779, Floyd County, Georgia Records; SUBJECT TO (i) the terms, conditions, covenants and limitations set forth in that certain Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement, between Oglethorpe Power Corporation and Georgia Power Company, dated as of November 18, 1988, (ii) the terms, conditions, covenants and limitations set forth in that certain Rocky Mountain Pumped Storage Hydroelectric Project Ownership Participation Agreement, between Oglethorpe Power Corporation and Georgia Power Company, dated as of November 18, 1988; (iii) reservation of exclusive easement for Distribution and Transmission Lines, exclusive Temporary Easement for Transmission Lines, General Easement, easement across the Switching Station and easement for Distribution Substation, as contained in the General Warranty Deed, Assignment and Bill of Sale by and between Georgia Power Company and Piedmont-Forrest Corporation, dated as of December 14, 1988, recorded in Deed Book 1052, Page 399, Floyd County, Georgia records; and (iv) reservation of Project Switching Station easement and Primary Transmission Line Crossing Easement as contained in that certain General Warranty Deed, Assignment and Bill of Sale by and between Piedmont-Forrest Corporation and Oglethorpe Power Corporation, dated as of December 15, 1988, recorded in Deed Book 1052, Page 779, Floyd County, Georgia records (v) Conditional Road Easement from Oglethorpe Power Corporation to Fellowship of Zion, Inc., dated December 17, 1996, recorded in the Office of the Clerk of Superior Court of Floyd County, Georgia; LESS AND EXCEPT: The property conveyed to Georgia Power Company by Quitclaim Deed, dated December 26, 1996, and recorded in Book 1365, Page 555, in the Office of the Clerk of Superior Court of Floyd County, Georgia; TOGETHER WITH: The property conveyed to Oglethorpe Power Corporation (An Electric Membership Generation &Transmission Corporation) by Quitclaim Deed, dated December 26, 1996, and recorded in Book 1365, Page 557, in the Office of the Clerk of Superior Court of Floyd County, Georgia.

        12. That certain Office Lease between P.C. Towers, L.P., a Georgia limited partnership, acting by and through its managing agent, Peachtree Center Management Company, as Landlord and Oglethorpe Power Corporation, a Georgia corporation, as Tenant, dated December 20, 1989, as the same may have been amended, for space located in the building known as Marquis Two Tower, located at 285 Peachtree Center Avenue, Atlanta, Fulton County, Georgia.

        13. A 30% undivided interest in that certain tract or parcel of land containing, in the aggregate, 3,080.91 acres, more or less, of Land Lots 168, 167, 166, 165, 164, 171, 172, 173, 174, 175, 180, 179, 178, 177, 183, 184, 185
and 186 of the 4th District of Heard County, Georgia, being more particularly shown and delineated as Tract Two, on Plat of Survey prepared by George M. Ingram, Registered Land Surveyor No. 799, designated as "GEORGIA POWER COMPANY, LAND DEPARTMENT, perimeter survey of Yellowdirt Plant Area (Wansley), Carroll and Heard Counties, Georgia, dated June 19, 1972, revised December 9th, 1975," (known as Plant Wansley) said plat being recorded in Plat Book 2, Page 229, in the Office of the Clerk of Superior Court of Heard County, Georgia; and being that certain tract conveyed to Oglethorpe Electric Membership Corporation by General Warranty Deed and Bill of Sale, dated April 9, 1976, from Georgia Power Company and recorded in Deed Book 78, Page 1, in the Office of the Clerk of Superior Court of Heard County, Georgia; TOGETHER WITH: a 30% undivided interest in and to a fifty (50) MWe nominally rated combustion turbine electric generating unit located at said Plant Wansley, said property being conveyed to Oglethorpe Power Corporation by General Assignment and Bill of Sale, dated November 3, 1982, from Georgia Power Company and recorded in Deed Book 93, Page 616, in the Office of the Clerk of Superior Court of Heard County, Georgia.

        14. All right, title and interest in, to and over the transmission line known as "Tallassee Hydro Project" located in Clarke County and Jackson County, Georgia, said right, title and interest being more particularly described by the following instruments, all which are of record in the Office of the Clerk of Superior Court of Jackson County, Georgia: (i) Deed from Mose W. Gordon, Jr., recorded in Book 8-R, Page 22, (ii) Easement from Vivian Gilbert, recorded in Book 8-R, Page 24; (iii) Easement from Walter A. and Valerie V. Puryer, recorded in Book 8-R, Page 32; (iv) Easement and Agreement from James and Deborah Escoe, recorded in Book 9-E, Page 38, (v) Easement from Michael Gautreaux, recorded in Book 8-R, Page 26, (vi) Easement from Southeast Timberlands, Inc., recorded in Book 8-R, Page 28, (vii) Easement and Access Rights Lease from Georgia Kraft Company, recorded in Book 9-E, Page 41, (viii) Easement from Mrs. W.A. Jackson, recorded in Book 8-R, Page 30, (ix) Easement from Marthella Gordon Hagan, recorded in Book 8-X, Page 118, (x) Easement from Roger Pharr and Tina Tinsley, recorded in Book 8-R, Page 312, (xi) Easements from Roger Pharr and Tina Tinsley, recorded in Book 8-R, Page 306 and Book 8-R, Page 309, and (xii) Easement from Ruby C. and M.L. Gilbert, recorded in Book 8-R, Page 33.

        15. That certain tract or parcel of land known as the "Tallassee Hydro Dam" containing 32.73 acres, more or less, in the 2418th and 1347th G.M.D. of Clarke County, Georgia, and the 1747th G.M.D. of Jackson County, Georgia, and being more particularly shown and delineated on Plat of Survey made by Roland McCann, Georgia Registered Land Surveyor No. 1752, and being that certain tract conveyed to Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) by Warranty Deed from Harold T. Barrett, Jr., dated October 27, 1983, and recorded in Deed Book 441, Page 90, in the Office of the Clerk of Superior Court of Clarke County, Georgia, and Deed Book 8-M, Page 65, in the Office of the Clerk of Superior Court of Jackson County, Georgia.

        16. That certain tract or parcel of land known as the "Combustion Turbine Property", containing 1800 acres, more or less, in Land Lot 83, 84, 85, 86, 87, 118 and 119 of the 13th District and Land Lots 96 and 65 of the 5th District of Monroe County, Georgia, being those tracts conveyed to Oglethorpe Power Corporation, (An Electric Membership Generation & Transmission Corporation) by Deed of Conveyance from Gabriel P. Rumble dated April 18, 1989, ["Tract 1"(311.4656 acres) only; less and except "Tract 2" (20.6530) and "Tract 4" (3.1247)] which is recorded in Deed Book 286, Page 128, in the Office of the Clerk of Superior Court of Monroe County, Georgia [see plat by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project, " dated August 3, 1988]; and by Deed from Mead Coated Board, Inc., dated May 19, 1989, which is recorded in Deed

Book 288, Page 251, in the Office of the Clerk of Superior of Monroe County, Georgia [see plats by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project, " dated January 31, 1989, January 27, 1989 and January 25, 1989]; and by Warranty Deed from Myrtice Jo Rumble, et al., dated November 14, 1989, which is recorded in Deed Book 301, Page 241, in the Office of the Clerk of Superior Court of Monroe County, Georgia [see plats by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project," dated February 2, 1989, September 18, 1989 and August 3, 1988, updated September 27, 1989]; and by Limited Warranty Deed from The Proctor & Gamble Cellulose Company, dated December 7, 1990, which is recorded in Deed Book 382, Page 292, in the Office of the Clerk of Superior Court of Monroe County, Georgia [see plats by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project," dated September 26, 1989]; and by Warranty Deed from Jeffrey L. Rader and Luanne K. Rader, dated May 17, 1991, which is recorded in Deed Book 339, Page 47, in the Office of the Clerk of Superior Court of Monroe County, Georgia [see plat by American Energy Services entitled "Oglethorpe Power Corporation Combustion Turbine Project, " dated September 28, 1990]; and by Warranty Deed from Mercer University, dated April 30, 1992, which is recorded in Deed Book 373, Page 980, in the Office of the Clerk of Superior Court of Monroe County, Georgia; LESS AND EXCEPT therefrom the following two tracts: Tract 1 Commence at that point where the centerline of Little Deer Creek intersects the Southwesterly right-of-way margin of Interstate Highway 75, thence North 64 degrees 23 minutes 14 seconds East 5 feet; then go South 25 degrees 36 minutes 46 seconds East 50 feet; thence South 64 degrees 23 minutes 14 seconds West 20 feet; thence South 25 degrees 36 minutes 46 seconds East 394.65 feet to the Northeasterly corner of the Georgia D.O.T. Safety Rest Area property [This corner lies 94.960 feet left of and opposite STA. 468+02.140 on the construction centerline of I-75 SBL.]; thence South 64 degrees 37 minutes 16 seconds West 154.06 feet along the Northerly boundary of the Safety Rest Area to a concrete monument found; thence South 36 degrees 35 minutes 10 seconds West
429.38 feet continuing along the Northerly boundary of the Safety Rest Area to a concrete monument found; thence South 41 degrees 23 minutes 04 seconds East
375.6 feet along the Westerly boundary of the Safety Rest Area to a point which is the POINT OF BEGINNING; thence South 41 degrees 22 minutes 26 seconds East
516.75 feet continuing along the Westerly boundary of the Safety Rest Area to a concrete monument found; thence South 57 degrees 23 minutes 58 seconds East
404.294 feet continuing along the Westerly boundary of the Safety Rest Area to a concrete monument found; thence South 88 degrees 12 minutes 44 seconds East
189.141 feet to the Southerly boundary of the Safety Rest Area to a boundary corner common to the property of Oglethorpe Power, to the West, and the property of Burke L. Slocumb, III, to the East [This corner lies 157.950 feet left of and opposite STA. 453+42.420 on the construction centerline of I-75 SBL.]; thence South 63 degrees 39 minutes 16 seconds West 417.983 feet to a point; thence North 56 degrees 17 minutes 11 seconds West 657.900 feet to a point; thence North 25 degrees 03 minutes 54 seconds West 175.904 feet to a point; thence North 24 degrees 40 minutes 07 seconds East 299.863 feet to the POINT OF BEGINNING; said tract comprising 5.940 acres and Tract 2: Commence at that point where the centerline of Little Deer Creek intersects the Southwesterly right-of-way margin of Interstate Highway 75, thence North 64 degrees 23 minutes 14 seconds East 5 feet; then go South 25 degrees 36 minutes 46 seconds East 50 feet;

thence South 64 degrees 23 minutes 14 seconds West 20 feet; thence South 25 degrees 36 minutes 46 seconds East 394.65 feet to the Northeasterly corner of the Georgia D.O.T. Safety Rest Area property [This corner lies 94.960 feet left of and opposite STA. 468+02.140 on the construction centerline of I-75 SBL.], which is POINT OF BEGINNING; thence South 64 degrees 35 minutes 45 seconds West
20.040 feet along the Northerly boundary of the Safety Rest Area to a point; thence North 23 degrees 09 minutes 51 seconds West 352.404 feet to a point on the Southwesterly right-of-way of I-75; thence South 26 degrees 25 minutes 28 seconds East 352.187 feet along the Southwesterly right-of-way of I-75 to the POINT OF BEGINNING; said tract comprising 0.081 acres., the descriptions of Tract 1 and Tract 2 being according to (a) plans on file at the Georgia D.O.T. offices, No. 2 Capitol Square, Atlanta, Georgia, for Project No. IM-75-2(197), Monroe County, P.I. No. 311617, dated May 12, 1995, and according to (b) that certain plat of survey by Sam H. Thompson, Georgia Registered Land Surveyor No. 1961, dated September 26, 1989, revised October 23, 1990, which is recorded in the offices of the Clerk of the Superior Court of Monroe County, Georgia, at Plat Book 17, Page 71, which plans and plat are by this reference incorporated into and made a part of this description.

        17. 60% undivided interest in those certain tracts or parcels of land known as the "Unit 1 & 2 Property" and the "Common Area Property" of Plant Robert W. Scherer, comprising approximately 12,000 acres, in the 5th District of Monroe County, Georgia, all as shown and delineated on (i) that certain blueprint of survey captioned "Plant Scherer, General Arrangement, Plant Site," dated February 12, 1976, last revised January 2, 1979, prepared for Georgia Power Company by Southern Services, Inc., bearing Drawing No. EPS 4035-75, and
(ii) that certain blueprint of survey captioned "Plant Scherer, A Plat of Project Boundary and Road & Gas Line Relocation, 5th District, Monroe County, Georgia," dated April 27, 1978, prepared for Georgia Power Company Land Dept. by Hugh W. Mercer, Jr., Georgia Registered Land Surveyor No. 1890, bearing drawing number M-154-3; being all of that certain property conveyed to Oglethorpe Power Corporation by General Warranty Deed and Bill of Sale from Georgia Power Company, dated May 22, 1980, and recorded in Deed Book 125, Page 1, in the Office of the Clerk of Superior Court of Monroe County, Georgia. LESS AND
EXCEPT: (w) all rights of Oglethorpe Power Corporation (An Electric Membership Generation &Transmission Corporation) to claim all Federal tax benefits allowable under the Internal Revenue Code, as amended, for or in respect of the property (i) described in three separate Consents and Partial Releases of Lien, dated as of April, 1982, by the United States of America to Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) and recorded, respectively, in Deed Book 143, Page 59, in Deed Book 143, Page 68 and in Deed Book 143, Page 56, in the Office of the Clerk of Superior Court of Monroe County, Georgia, and (ii) described in three separate Consents and Partial Releases of Lien, dated as of April, 1982, by Trust Company Bank to Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) and recorded, respectively, in Deed Book 143, Page 62, in Deed Book 143, Page 66, and in Deed Book 143, Page 53, in the Office of the Clerk of Superior Court of Monroe County, Georgia; (x) The property described in that certain Partial Release and Subordination Agreement among the United States of America, Columbia Bank for Cooperatives and Trust Company Bank, as trustee under certain indentures identified therein and Oglethorpe Power Corporation (An

Electric Membership Generation & Transmission Corporation), dated December 30, 1985, recorded in Deed Book 202, Page 113, in the Office of the Clerk of Superior Court of Monroe County, Georgia; (y) the property described in that certain Quitclaim Deed and Partial Release, dated as of November 19, 1987, made by the United States of America, Columbia Bank for Cooperatives and Trust Company Bank, as trustee under certain indentures identified therein, to Gulf Power Company, recorded in Deed Book 254, Page 158, in the Office of the Clerk of Superior Court of Monroe County, Georgia; and (z) the property described in that certain Quitclaim Deed and Partial Release, dated as of October 3, 1989, made by the United States of America, National Bank for Cooperatives, as successor by merger to Columbia Bank for Cooperatives effective January 1, 1989, and Trust Company Bank, as trustee under certain indentures identified therein, to Georgia Power Company, recorded in Deed Book 297, Page 295, in the Office of the Clerk of the Superior Court of Monroe County, Georgia.

        18. The "Undivided Interest" (in Plant Robert W. Scherer Unit No. 2) as defined in, and leased to Oglethorpe Power Corporation (An Electric Membership Generation &Transmission Corporation) pursuant to, four separate Lease Agreements Nos. 1-4, dated December 30, 1985, between Wilmington Trust Company and William J. Wade as Owner Trustees under Trust Agreements Nos. 1-4 and Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) and recorded, respectively, in Deed Book 205, Page 167; in Deed Book 205, Page 328; in Deed Book 206, Page 138; and in Deed Book 206, Page 298 in the Office of the Clerk of Superior Court of Monroe County, Georgia.

        19. A 30% undivided interest in that certain tract or parcel of land containing 906.65 acres, more or less, in the 43rd G.M.D. of Toombs County, Georgia, being more particularly shown and delineated as Tract 4 on Plat of Survey prepared by C. H. Wright and certified by C. H. Wright, Registered Land Surveyor No. 1333, designated as "GEORGIA POWER COMPANY, LAND DEPARTMENT, Property Map of Site Edwin I. Hatch-Nuclear Plant, Appling and Toombs Counties, Georgia, for Oglethorpe Electric Membership Corporation and Georgia Power Company, dated December 9, 1974," said plat being recorded in Plat Book 11, Page 84, in the Office of the Clerk of Superior Court of Toombs County, Georgia; and being that certain tract conveyed to Oglethorpe Electric Membership Corporation by General Warranty Deed and Bill of Sale from Georgia Power Company, recorded in Deed Book 134, Page 758, in the Office of the Clerk of Superior Court of Toombs County, Georgia.

                                    EXHIBIT B
                                     TO THE
                                    INDENTURE
                            DATED AS OF MARCH 1, 1997
                      MADE BY OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP GENERATION &
                            TRANSMISSION CORPORATION)
                                       AND
                       SUNTRUST BANK, ATLANTA, AS TRUSTEE


                                   SCHEDULE OF
                           CERTAIN EXCEPTED PROPERTIES

1. The construction funds, bond funds and reserve funds established under the indentures pursuant to which debt securities have been issued on behalf of the Company, the interest on which debt securities is excludable from gross income of the holder thereof pursuant to the Internal Revenue Code, as amended.

2. All right, title and interest of the Company in and to the following described property and the proceeds of such property:

        A. All amounts paid from time to time to the Company under the Head Leases listed in paragraph E (i) below, less $70,701,313.51 in the aggregate with respect to the Head Leases identified in paragraphs E (i) (a), (c), (d) and (e) below, and $25,043,389.98 in the aggregate with respect to the Head Leases identified in paragraphs E (i) (b) and (f) below;

        B. All amounts paid from time to time by the Company to the Rocky Mountain Leasing Corporation ("RMLC") in connection with the transactions contemplated by the Participation Agreements listed in paragraph E (ii) below, including amounts paid and to be paid in consideration of the purchase of stock and as a capital contribution to RMLC and amounts paid and to be paid under the Facility Subleases, the Ground Sub-subleases and the Rocky Mountain Agreements Second Re-assignments (each as defined in the Participation Agreements referenced above);

        C. All shares of stock of RMLC owned by the Company on the date hereof and all assets of RMLC;

        D. All amounts paid from time to time by the Company under the Operative Documents listed in paragraph E (iii) below to the parties thereto; and

        E. All interest, if any, of the Company in the items listed in paragraphs (i) through (viii), inclusive, below or any substitutions or replacements for such items.

                (i)     Head Leases:

                (a) Rocky Mountain Head Lease Agreement (P1), dated as of December 30, 1996, between Oglethorpe and SunTrust Bank, Atlanta ("SunTrust Bank"), not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee P1") under the Trust Agreement (P1), dated as of December 30, 1996, between Philip Morris Capital Corporation ("PMCC") and Fleet National Bank ("Fleet") (in the capacities set forth therein).

                (b) Rocky Mountain Head Lease Agreement (P2), dated as of January 3, 1997, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee P2") under the Trust Agreement (P2), dated as of January 3, 1997, between PMCC and Fleet (in the capacities set forth therein).

                        Rocky Mountain Head Lease Agreement (F3), dated as of December 30, 1996, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee F3") under the Trust Agreement (F3), dated as of December 30, 1996, between SunTrust Bank and First Chicago Leasing Corporation ("FC") (in the capacities set forth therein).

                (c) Rocky Mountain Head Lease Agreement (F4), dated as of December 30, 1996, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee F4") under the Trust Agreement (F4), dated as of December 30, 1996, between FC and Fleet (in the capacities set forth therein).

                (d) Rocky Mountain Head Lease Agreement (N5), dated as of December 30, 1996, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee N5") under the Trust Agreement (N5), dated as of December 30, 1996, between NationsBanc Leasing & R.E. Corporation ("NB") and Fleet (in the capacities set forth therein).

                (e) Rocky Mountain Head Lease Agreement (N6), dated as of January 3, 1997, between Oglethorpe and SunTrust Bank, not in its individual capacity, but solely as Co-Trustee (the "Co-Trustee N6") under the Trust Agreement (N6), dated as of January 3, 1997, between NB and Fleet (in the capacities set forth therein).

                (ii)    Participation Agreements:

                (a) Participation Agreement (P1), dated as of December 30, 1996, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), PMCC, and Utrecht-America Finance Co. ("Utrecht-America").

                (b) Participation Agreement (P2), dated as of January 3, 1997, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), PMCC, and Utrecht-America.

                (c) Participation Agreement (F3), dated as of December 30, 1996, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), FC, and Utrecht-America.

                (d) Participation Agreement (F4), dated as of December 30, 1996, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), FC, and Utrecht-America.

                (e) Participation Agreement (N5), dated as of December 30, 1996, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), NB, and Utrecht-America.

                (f) Participation Agreement (N6), dated as of January 3, 1997, among Oglethorpe, RMLC, SunTrust Bank (in the capacities set forth therein), Fleet (in the capacities set forth therein), NB, and Utrecht-America.

                (iii)   Operative Documents:

                (a) The "Operative Documents" as defined in the Participation Agreement (P1).

                (b) The "Operative Documents" as defined in the Participation Agreement (P2).

                (c) The "Operative Documents" as defined in the Participation Agreement (F3).

                (d) The "Operative Documents" as defined in the Participation Agreement (F4).

                (e) The "Operative Documents" as defined in the Participation Agreement (N5).

                (f) The "Operative Documents" as defined in the Participation Agreement (N6).

                (iv)    Collateral:

                (a) Surety Bond No. SF0003BE, dated December 30, 1996, issued by AMBAC Indemnity Corporation ("AMBAC") in favor of PMCC and Co-Trustee (P1); Surety Bond No. SF0004BE, dated December 30, 1996, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (P1) or other collateral substituting or replacing any of the foregoing instruments.

                (b) Surety Bond No. SF0011BE, dated January 3, 1997, issued by AMBAC in favor of PMCC and Co-Trustee (P2); Surety Bond No. SF0012BE, dated

                        January 3, 1997, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (P2) or other collateral substituting or replacing any of the foregoing instruments.

                (c) Surety Bond No. SF0007BE, dated December 30, 1996, issued by AMBAC in favor of FC and Co-Trustee (F3); Surety Bond No. SF0008BE, dated December 30, 1996, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (F3) or other collateral substituting or replacing any of the foregoing instruments.

                (d) Surety Bond No. SF0009BE, dated December 30, 1996, issued by AMBAC in favor of FC and Co-Trustee (F4); Surety Bond No. SF0010BE, dated December 30, 1996, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (F4) or other collateral substituting or replacing any of the foregoing instruments.

                (e) Surety Bond No. SF0005BE, dated December 30, 1996, issued by AMBAC in favor of NB and Co-Trustee (N5); Surety Bond No. SF0006BE, dated December 30, 1996, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (N5) or other collateral substituting or replacing any of the foregoing instruments.

                (f) Surety Bond No. SF0013BE, dated January 3, 1997, issued by AMBAC in favor of NB and Co-Trustee (N6); Surety Bond No. SF0014BE, dated January 3, 1997, issued by AMBAC in favor of RMLC and RMLC's assignee; and any other "Qualifying Head Lease Surety Bond," "Qualifying Facility Sublease Surety Bond," "Qualifying Letter of Credit" as defined in the Participation Agreement (N6) or other collateral substituting or replacing any of the foregoing instruments.

                (v)     Equity Funding Agreements:

                (a) Equity Funding Agreement (P1), dated as of December 30, 1996, between RMLC and AIG Matched Funding Corp. ("AIG") and substitutions therefor.

                (b) Equity Funding Agreement (P2), dated as of January 3, 1997, between RMLC and AIG and substitutions therefor.

                (c) Equity Funding Agreement (F3), dated as of December 30, 1996, between RMLC and AIG and substitutions therefor.

                (d) Equity Funding Agreement (F4), dated as of December 30, 1996, between RMLC and AIG and substitutions therefor.

                (e) Equity Funding Agreement (N5), dated as of December 30, 1996, between RMLC and AIG and substitutions therefor.

                (f) Equity Funding Agreement (N6), dated as of January 3, 1997, between RMLC and AIG and substitutions therefor.

                (vi)    Payment Undertaking Agreements:

                (a) Payment Undertaking Agreement (P1), dated as of December 30, 1996, between RMLC and the Cooperative Centrale Raiffeisen - Boerenleenbank B.A., New York Branch (the "Payment Undertaking Issuer") and substitutions therefor.

                (b) Payment Undertaking Agreement (P2), dated as of January 3, 1997, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

                (c) Payment Undertaking Agreement (F3), dated as of December 30, 1996, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

                (d) Payment Undertaking Agreement (F4), dated as of December 30, 1996, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

                (e) Payment Undertaking Agreement (N5), dated as of December 30, 1996, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

                (f) Payment Undertaking Agreement (N6), dated as of January 3, 1997, between RMLC and the Payment Undertaking Issuer and substitutions therefor.

                (vii)   Qualifying Additional Security:

                (a) Any "Qualifying Additional Security" as defined in the Participation Agreement (P1).

                (b) Any "Qualifying Additional Security" as defined in the Participation Agreement (P2).

                (c) Any "Qualifying Additional Security" as defined in the Participation Agreement (F3).

                (d) Any "Qualifying Additional Security" as defined in the Participation Agreement (F4).

                (e) Any "Qualifying Additional Security" as defined in the Participation Agreement (N5).

                (f) Any "Qualifying Additional Security" as defined in the Participation Agreement (N6).

               (viii)   Acceptable Substitute Credit Protection:

                (a) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (P1).

                (b) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (P2).

                (c) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (F3).

                (d) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (F4).

                (e) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (N5).

                (f) Any "Acceptable Substitute Credit Protection" as defined in the Participation Agreement (N6).

3. Those certain tracts or parcels of land known as the "Pickens County PSH" described as follows: Seven (7) contiguous parcels of land fronting on the southeasterly side of Hill to Jerusalem Road (a/k/a Hill City-Jerusalem Road) where said road is intersected by Scare Corn Creek in Land Lots 32, 39, 40 and 41 of the 13th District, 2nd Section of Pickens County, Georgia, together comprising approximately 88 acres of land; Two (2) parcels of land fronting on Valley View Road, Rich Mountain Road and Mountain View Drive in Land Lots 113 and 140 of the 13th District, 2nd Section of Pickens County, Georgia, comprising approximately 88 acres of land; and a parcel of land in Land Lot 75 of the 13th District, 2nd Section of Pickens County, Georgia, comprising 19 acres of land; all of the above parcels being conveyed to Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) by (i) Ben C. Langley and Nan E. Langley under Warranty Deed dated September 22, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 131, pages 333-334

        (81 acres+/-); (ii) Michael P. Echols under Warranty Deed dated September 22, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 131, pages 335-336 (5 acres+/-); (iii) John M. Cunningham and Alisa Lynn Cunningham under Warranty Deed dated September 25, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 131, pages 337-338 (5 acres+/-); (iv) Terry C. Moss and Cynthia Ann Moss under Warranty Deed dated September 30, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, pages 33-34 (34 acres+/-); (v) Frances
        S. Littleton under Warranty Deed dated October 2, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, pages 35-36 (27 acres+/-); (vi) Donal Dorsey and John L. Humphrey under Warranty Deed dated July 15, 1988, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 139, pages 638-639 (70 acres+/-);
        (vii) Weldon Thacker and Hansel L. Thacker under Warranty Deed dated June 28, 1988, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 139, pages 188-189 (33 acres+/-); (viii) McRae Interests, Inc. under Warranty Deed dated October 13, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, page 486, Quitclaim Deed dated October 13, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, page 490, and Quitclaim Deed dated October 13, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 132, page 496 (88 acres+/-); and
        (ix) Norma Ann Hahn under Warranty Deed dated December 17, 1987, which is recorded in the Offices of the Clerk of the Superior Court of Pickens County, Georgia at Deed Book 133, page 777 (19 acres+/-).

4. Those certain tracts or parcels of land lying and being in Land Lots 117 and 118, 13th District of Monroe County, Georgia, and being more particularly described as follows: Tract 1: Commence at that point where the centerline of Little Deer Creek intersects the Southwesterly right-of-way margin of Interstate Highway 75, thence North 64 degrees 23 minutes 14 seconds East 5 feet; then go South 25 degrees 36 minutes 46 seconds East 50 feet; thence South 64 degrees 23 minutes 14 seconds West 20 feet; thence South 25 degrees 36 minutes 46 seconds East 394.65 feet to the Northeasterly corner of the Georgia D.O.T. Safety Rest Area property [This corner lies 94.960 feet left of and opposite STA. 468+02.140 on the construction centerline of I-75 SBL.]; thence South 64 degrees 37 minutes 16 seconds West 154.06 feet along the Northerly boundary of the Safety Rest Area to a concrete monument found; thence South 36 degrees 35 minutes 10 seconds West 429.38 feet continuing along the Northerly boundary of the Safety Rest Area to a concrete monument found; thence South 41 degrees 23 minutes 04 seconds East 375.6 feet along the Westerly boundary of the Safety Rest Area to a point which is the POINT OF BEGINNING; thence South 41 degrees 22 minutes 26 seconds East 516.75 feet continuing along the Westerly boundary of the Safety Rest Area to a concrete monument found; thence South 57 degrees 23 minutes 58 seconds East 404.294 feet continuing along the Westerly boundary of the Safety Rest Area to a concrete monument found; thence South 88 degrees 12 minutes 44 seconds East 189.141 feet to the Southerly boundary of the

        Safety Rest Area to a boundary corner common to the property of Oglethorpe Power, to the West, and the property of Burke L. Slocumb, III, to the East [This corner lies 157.950 feet left of and opposite STA. 453+42.420 on the construction centerline of I-75 SBL.]; thence South 63 degrees 39 minutes 16 seconds West 417.983 feet to a point; thence North 56 degrees 17 minutes 11 seconds West 657.900 feet to a point; thence North 25 degrees 03 minutes 54 seconds West 175.904 feet to a point; thence North 24 degrees 40 minutes 07 seconds East 299.863 feet to the POINT OF BEGINNING; said tract comprising 5.940 acres; Tract 2: Commence at that point where the centerline of Little Deer Creek intersects the Southwesterly right-of-way margin of Interstate Highway 75, thence North 64 degrees 23 minutes 14 seconds East 5 feet; then go South 25 degrees 36 minutes 46 seconds East 50 feet; thence South 64 degrees 23 minutes 14 seconds West 20 feet; thence South 25 degrees 36 minutes 46 seconds East 394.65 feet to the Northeasterly corner of the Georgia D.O.T. Safety Rest Area property [This corner lies 94.960 feet left of and opposite STA. 468+02.140 on the construction centerline of I-75 SBL.], which is POINT OF BEGINNING; thence South 64 degrees 35 minutes 45 seconds West 20.040 feet along the Northerly boundary of the Safety Rest Area to a point; thence North 23 degrees 09 minutes 51 seconds West 352.404 feet to a point on the Southwesterly right-of-way of I- 75; thence South 26 degrees 25 minutes 28 seconds East 352.187 feet along the Southwesterly right-of-way of I-75 to the POINT OF BEGINNING; said tract comprising 0.081 acres; the descriptions of Tract 1 and Tract 2 being according to (a) plans on file at the Georgia D.O.T. offices, No. 2 Capitol Square, Atlanta, Georgia, for Project No. IM-75-2(197), Monroe County, P.I. No. 311617, dated May 12, 1995, and according to (b) that certain plat of survey by Sam H. Thompson, Georgia Registered Land Surveyor No. 1961, dated September 26, 1989, revised October 23, 1990, which is recorded in the offices of the Clerk of the Superior Court of Monroe County, Georgia, at Plat Book 17, Page 71, which plans and plat are by this reference incorporated into and made a part of this description.

                                    EXHIBIT C
                                     TO THE
                                    INDENTURE
                            DATED AS OF MARCH 1, 1997
                      MADE BY OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP GENERATION &
                            TRANSMISSION CORPORATION)
                                       AND
                       SUNTRUST BANK, ATLANTA, AS TRUSTEE


                                   SCHEDULE OF
                              EXISTING OBLIGATIONS

1. Retained Indebtedness Note, dated as of March 1, 1997, from the Company to the Federal Financing Bank, in the original face principal amount not to exceed $2,637,782,327.56.

2. Reimbursement Note, dated as of March 1, 1997, from the Company to the United States of America (the "Government"), acting through the Administrator of RUS.

3. Mortgage Note, dated as of March 1, 1997, from the Company to the Government, acting through the Administrator of RUS, in the original face principal amount of $3,820,352.89.

4. Mortgage Note, dated as of March 1, 1997, from the Company to the Government, acting through the Administrator of RUS, in the original face principal amount of $14,786,985.70.

5. Promissory Note, dated March 1, 1997, made by the Company to the order of CoBank, ACB, in the original face principal amount of $1,856,475.12.

6. Promissory Note, dated March 1, 1997, made by the Company to the order of CoBank, ACB, in the original face principal amount of $7,102,740.26.

7. Note, dated as of September 1, 1993, made by the Company to the trustee for the Development Authority of Appling County Pollution Control Revenue Bonds (Oglethorpe Corporation Power Hatch Project), Series 1993, as assignee, in the original face principal amount of $26,785,000.

8. Note, dated as of September 1, 1994, made by the Company to the trustee for the Development Authority of Appling County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Hatch Project), Series 1994, as assignee, in the original face principal amount of $22,240,000.

9. Note, dated as of December 1, 1992, made by the Company to the trustee for the Development Authority of Burke County Adjustable Tender Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1993A, as assignee, in the original face principal amount of $199,690,000.

10. Note, dated as of December 1, 1992, made by the Company to the trustee for the Development Authority of Burke County Adjustable Tender Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1994A, as assignee, in the original face principal amount of $122,740,000.

11. Note, dated as of September 1, 1993, made by the Company to the trustee for the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1993B, as assignee, in the original face principal amount of $155,610,000.

12. Note, dated as of September 1, 1994, made by the Company to the trustee for the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1994B, as assignee, in the original face principal amount of $13,720,000.00.

13. Note, dated as of March 1, 1997, made by the Company to the trustee for the Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 1997A, as assignee, in the original face principal amount of $216,925,000.

14. Note, dated as of September 1, 1993, made by the Company to the trustee for the Development Authority of Heard County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Wansley Project), Series 1993, as assignee, in the original face principal amount of $12,305,000.

15. Note, dated as of October 1, 1992, made by the Company to the trustee for the Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 1992A, as assignee, in the original face principal amount of $143,710,000.

                                    EXHIBIT D
                                     TO THE
                                    INDENTURE
                            DATED AS OF MARCH 1, 1997
                      MADE BY OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP GENERATION &
                            TRANSMISSION CORPORATION)
                                       AND
                       SUNTRUST BANK, ATLANTA, AS TRUSTEE

                      SCHEDULE OF CERTAIN PLEDGED CONTRACTS

        Amended and Consolidated Wholesale Power Contract, between Altamaha Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Amicalola Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Canoochee Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Carroll Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Central Georgia Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Coastal Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Cobb Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Colquitt Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Coweta-Fayette Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Excelsior Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Flint Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Grady County Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between GreyStone Power Corporation, An Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Habersham Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Hart County Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Irwin County Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Jackson Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Jefferson Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Lamar Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Little Ocmulgee Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Middle Georgia Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Mitchell Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Ocmulgee Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Oconee Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Okefenoke Rural Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Pataula Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Planters Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Rayle Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Satilla Rural Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Sawnee Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Slash Pine Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Snapping Shoals Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Sumter Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Three Notch Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Tri-County Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Troup Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Upson County Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Walton Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Consolidated Wholesale Power Contract, between Washington Electric Membership Corporation and the Company, dated as of December 1, 1988.

        Amended and Restated Wholesale Power Contract, between Altamaha Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Amicalola Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Canoochee Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Carroll Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between The Central Georgia Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Coastal Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Cobb Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Colquitt Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Coweta-Fayette Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Excelsior Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Flint Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Grady Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between GreyStone Power Corporation, An Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Habersham Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Hart Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Irwin Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Jackson Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Jefferson Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Lamar Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Little Ocmulgee Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Middle Georgia Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Mitchell Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Ocmulgee Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Oconee Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Okefenoke Rural Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Pataula Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Planters Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Rayle Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between The Satilla Rural Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Sawnee Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Slash Pine Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Snapping Shoals Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Sumter Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Three Notch Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Tri-County Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Troup Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Upson County Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Walton Electric Membership Corporation and the Company, dated as of August 1, 1996.

        Amended and Restated Wholesale Power Contract, between Washington Electric Membership Corporation and the Company, dated as of August 1, 1996.